      As filed with the Securities and Exchange Commission on July 13, 1995
                            Registration No. 33-86326
                                   ----------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                            CONQUEST INDUSTRIES INC.
                       (formerly Conquest Airlines Corp.)
               (Exact name of Registrant as specified in Charter)



                                    DELAWARE
         (State or Other jurisdiction of Incorporation or Organization)
                                      2500
            (Primary Standard Industrial Classification Code Numbers)


                                   76-0206582
                     (I.R.S. Employer Identification Number)


                           6400 WEST GROSS POINT ROAD
                              NILES, ILLINOIS 60714
                                 (708) 647-7500


        (Address, Including Zip Code and Telephone Number, Including Area
                Code of Registrant's Principal Executive Offices)


                               STEFFEN I. MAGNELL
                           6400 WEST GROSS POINT ROAD
                              NILES, ILLINOIS 60714
                                 (708) 647-7500


            (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code of Agent for Service)

                                   COPIES TO:


                             Stephen A. Weiss, Esq.
                    Solomon, Fornari, Weiss & Moskowitz, P.C.
                                650 Fifth Avenue
                            New York, New York 10019
                                 (212) 265-1200



                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box / X /.

                        CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum       Proposed Maximum           Amount of
 Title of Each Class of Securities        Amount To            Offering Price         Aggregate Offering       Registration
          To Be Registered             Be Registered(1)       Per Security(2)        Price Per Security(2)         Fee
 ---------------------------------     ----------------       ----------------       ---------------------     ------------
Common Stock, $.001 par value
("Common Stock")                          2,281,250(3)                 $ 1.20                $ 2,737,500         $   943.62
Common Stock, $.001 par value
("Common Stock")                             54,750(4)                   5.00                    273,750              94.36
Common Stock, $.001 par value
("Common Stock")                          2,156,925(5)                   5.00                 10,874,625           3,717.46
Common Stock, $.001 par value
("Common Stock")                          1,030,400(6)                   3.00                  3,091,200           1,065.54
Common Stock, $.001 par value
("Common Stock")                            400,000(7)                   3.00                  1,200,000             413.76
Common Stock, $.001 par value
("Common Stock")                            313,043(8)                   3.00                    939,130             323.86
Common Stock, $.001 par value
("Common Stock")                            200,000(9)                   3.00                    600,000             206.90
Common Stock, $.001 par value
("Common Stock")                              5,000(10)                  3.00                     15,000               5.18
Common Stock, $.001 par value
("Common Stock")                            134,000(11)                  3.00                    402,000             138.62
Common Stock, $.001 par value
("Common Stock")                            700,000(12)                  2.00                  1,400,000             482.72
Common Stock, $.001 par value
("Common Stock")                            250,000(13)                  3.00                    750,000             310.36
Common Stock, $.001 par value
("Common Stock")                          3,500,000(14)                  3.00                 10,500,000           3,619.35
Common Stock, $.001 par value,
underlying Underwriters Warrants             53,241                      3.00                    159,724              55.08
Common Stock, $.001 par value, to
be issued upon exercise of Class Z
Warrants issued to Underwriter
upon exercise of Underwriters
Warrants                                     53,241                      3.00                    159,724              55.08
Common Stock Purchase Warrants            2,211,675(15)                   .01                     22,167               6.75
Class Z Common Stock Purchase
Warrants ("Class Z Warrants")
which are part of Underwriters
Warrants                                     53,241                      3.00                    159,724              55.08
Underwriters Warrants                        53,241(16)                    --                         --                 --
Total Registration Fee..................................................................................        $ 11,493.72

- --------------------------------

(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon the exercise of the Class B Warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.


(2)   Pursuant to Rule 457.


(3) Includes 2,281,250 shares of Common Stock (the "Conversion Shares") potentially issuable upon conversion of 10% convertible promissory notes (the "Notes") which were issued pursuant to the 1994 Private Placement (as hereinafter defined). Such Notes, by their terms, are convertible at 80% of the prevailing market price of the Company's Common Stock. For purposes of calculating the registration fee, such market price is assumed to be $1.50. At July 7, 1995, the closing bid price of the Company's Common Stock was $2.75 per share. The Company is currently seeking waivers of such conversion rights from the holders of the Notes, and, to the extent received, any such Conversion Shares will be deregistered by the Company.


(4) Common Stock underlying the Common Stock Purchase Warrants ("Private Placement Warrants") issued upon the amendment of the Notes in 1995. The Private Placement Warrants are exercisable at a price of $5.00 per share, expiring June 20, 1999, and are redeemable by the Company under certain circumstances.



(5) Common Stock underlying (i) 1,961,925 Class B Warrants to be issued on the effective date of this Registration Statement to stockholders of the Company who were record holders of the Company's Common Stock and Series A Preferred Stock immediately prior to the Wico Merger (as hereafter defined); and (ii) 195,000 publicly traded warrants currently exercisable at $30.00 per share and expiring September 30, 1995, which the Company will amend on the effective date of this Registration Statement to contaiin terms identical to the Class B Warrants. Such 195,000 warrants are designated as additional Class B Warrants for purposes of this Registration Statement. All such Class B Warrants are currently exercisable at $5.00 per share, expiring June 20, 1999 and are redeemable by the Company under certain circumstances (see Note (15) below).



(6) Common Stock issuable upon conversion of (a) 2,000,000 shares of Series B Preferred Stock which were issued in June 1994 in connection with the Wico Merger, and (b) 800,000 shares of Series E Preferred Stock issued in May 1995 in exchange for a like number of shares of Series B Preferred Stock.



(7) Common Stock underlying a warrant (the "Bank Warrant") held by the Company's institutional lender.


(8) Common Stock issued to certain Wico Series AA Preferred Stock holders of record pursuant to the Wico Merger. The Wico Series AA Preferred Stock held by these holders was exchanged for 313,043 shares of Common Stock of the Company on June 17, 1994, the effective date of the Wico Merger.


(9) Common Stock issued upon exercise in June 1995 of a warrant (the "Blue Diamond Warrant") issued pursuant to the Wico Merger.



(10) Common Stock issued upon exercise in June 1995 of two warrants ("Loan Warrants") issued to an unaffiliated private lender and unaffiliated finder in connection with a loan of $500,000 to the Company in July 1994.


(11) Common Stock underlying outstanding options of present and former directors exchanged for a like amount of options granted under various stock option plans.


(12) Estimated number of shares of Common Stock to be offered at $2.00 per share to certain creditors of the Company in exchange for cancellation of indebtedness and other liabilities owed by the Company to such creditors.



(13)  Common Stock underlying outstanding warrants of an executive officer.



(14) Includes an aggregate of 2,094,500 shares of Common Stock sold at $1.41 per share in a private placement consummated in July 1995 and an additional 1,405,500 shares of Common Stock which may be offered from time to time by the Company as a means of raising capital.



(15) Consists of (i) 2,156,925 Class B Warrants referred to in Note (5) above, and (ii) 54,750 Private Placement Warrants referred to in Note (4) above.



(16) The underwriter's warrant issued pursuant to the 1993 Registration Statement has been exchanged for a new underwriters warrant (the "Underwriter's Warrant") which entitles the holder thereof to purchase, at an exercise price of $10.00, 53,241 units, each unit consisting of one share of Common Stock and one warrant. The warrant underlying the Underwriter's Warrant has been restated and reclassified as the Class Z Warrant. The Underwriter's Warrant is exercisable for a period of four years commencing April 23, 1993. The Class Z Warrant is exercisable for a period of four years commencing on the effective date of this Registration Statement. This Registration Statement will register the Underwriter's Warrant, the Class Z Warrant and the Common Stock underlying the Underwriter's Warrant and underlying the Class Z Warrant.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                            Conquest Industries Inc.

                              CROSS-REFERENCE SHEET


                          Pursuant to S-K, Item 501(b)
                      Showing Location in the Prospectus of
                    Information Required by Items of Form S-1

                Item Number in Form S-1                                   Prospectus Location
- ------------------------------------------------------------------------------------------------------------------------

1.    Forepart of Registration Statement and Outside            Outside Front Cover Page
      Front Cover Page of Prospectus
- ------------------------------------------------------------------------------------------------------------------------
2.    Inside Front and Outside Back Cover Pages of              Inside Front and Outside Back Cover Pages of
      Prospectus                                                Prospectus
- ------------------------------------------------------------------------------------------------------------------------
3.    Summary Information, Risk Factors, Ratio of               Prospectus Summary; Risk Factors;
      Earnings to Fixed Charges                                 Inapplicable as to Ratio of Earnings to Fixed
                                                                Charges
- ------------------------------------------------------------------------------------------------------------------------
4.    Use of Proceeds                                           Use of Proceeds
- ------------------------------------------------------------------------------------------------------------------------
5.    Determination of Offering Price                           Front Page of Prospectus; Risk Factors;
                                                                Underwriting
- ------------------------------------------------------------------------------------------------------------------------
6.    Dilution                                                  Dilution
- ------------------------------------------------------------------------------------------------------------------------
7.    Selling Security Holders                                  Selling Stockholders and Plan of Distribution
- ------------------------------------------------------------------------------------------------------------------------
8.    Plan of Distribution                                      Outside Front and Outside Back Cover Pages
                                                                of Prospectus; Underwriting
- ------------------------------------------------------------------------------------------------------------------------
9.    Description of Securities to be Registered                Description of Securities; Underwriting
- ------------------------------------------------------------------------------------------------------------------------
10.   Interests of Named Experts and Counsel                    Inapplicable
- ------------------------------------------------------------------------------------------------------------------------

11.   Information with respect to the Registrant                Prospectus Summary; Risk Factors; Use of
                                                                Proceeds; Dividend Policy; Dilution;
                                                                Capitalization; Selected Financial Data;
                                                                Management's Discussion and Analysis of
                                                                Financial Condition and Results of Operations;
                                                                Business; Management; Principal
                                                                Stockholders; Certain Transactions;
                                                                Description of Securities; Financial Statements

- ------------------------------------------------------------------------------------------------------------------------
12.   Disclosure of Commission Position on                      Indemnification for Securities Act Liabilities
      Indemnification for Securities Act Liabilities
- ------------------------------------------------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS DATED JULY 13, 1995, SUBJECT TO COMPLETION

                            CONQUEST INDUSTRIES INC.

                       (formerly, Conquest Airlines Corp.)


4,718,043 Shares of Common Stock; 2,156,925 Class B Redeemable Common Stock Purchase Warrants;



54,750 Private Placement Warrants; and 53,241 Underwriter's Common Stock Purchase Warrants



      This Prospectus relates to an issuance of the following securities of Conquest Industries Inc., a Delaware corporation (the "Company"), consisting of:
(i) an aggregate of 4,718,043 shares of common stock, par value $.001 per share (the "Common Stock"), (ii) an aggregate of 2,156,925 Class B Redeemable Common Stock Purchase Warrants exercisable at $5.00 per share (subject to adjustment in certain events pursuant to the anti-dilution provisions thereof) until June 20, 1999 (the "Class B Warrants"), (iii) an aggregate of 54,750 warrants (the "Private Placement Warrants") containing substantially the same terms as the Class B Warrants; and (iv) an aggregate of 53,241 Common Stock Purchase Warrants exercisable at $10.00 per share (subject to adjustment in certain events pursuant to the anti-dilution provisions thereof) until April 23, 1997, which were issued to the underwriter of the Company's initial public offering (the "Underwriter's Warrants").




      An aggregate of 2,612,543 of the 4,718,043 shares of Common Stock are presently issued and outstanding, and include 2,094,500 shares recently sold at approximately $1.41 per share (the "1995 Private Placement Shares") in a private placement completed in July 1995 (the "1995 Private Placement"), 313,043 shares issued in June 1994 in connection with the "Wico Merger" (herein defined) and 205,000 shares issued in June 1995 upon exercise of certain warrants. A maximum of 700,000 additional shares of Common Stock are subject to issuance on the effective date of the registration statement of which this Prospectus is a part (the "Effective Date") to certain creditors of the Company in payment of creditors claims (the "Creditors Shares") and the balance of 1,405,500 shares of Common Stock may be issued in the discretion of the Company from time to time at various prices (the "Shelf Shares"). An aggregate of 6,413,807 additional shares of Common Stock being registered for sale in the Registration Statement of which this Prospectus is a part are subject to issuance upon the conversion of certain outstanding convertible securities and the exercise of certain outstanding options and warrants, including the Class B Warrants, Private Placement Warrants and Underwriter's Warrants. Except for the 1,405,500 Shelf Shares, the 700,000 Creditors Shares, an aggregate of 2,211,675 shares issuable upon exercise of the 2,156,925 Class B Warrants and 54,750 Private Placement Warrants described below, and an aggregate of 106,482 shares of Common Stock issuable upon exercise of the Underwriter's Warrants (and additional Class Z Warrants included therein), all of the securities offered pursuant to this Prospectus are to be offered for the account of certain stockholders and warrantholders (the "Selling Securityholders") of the Company, and the Company will not receive any of the net proceeds or related benefits in the form of debt reduction from the issuance or resale of any of such securities.



      The securities covered by this Prospectus include a maximum of 2,281,250 shares of Common Stock (the "1994 Private Placement Conversion Shares") issuable upon conversion of $2,737,500 principal amount of Company 10% convertible notes due October 1, 1996 (the "Private Placement Notes") issued in connection with a 1994 private placement (the "1994 Private Placement"). Such Private Placement Notes are convertible into 1994 Private Placement Conversion Shares at 80% of the closing bid price of the Company's Common Stock on the date of conversion. For purposes of this Prospectus, such closing bid price is assumed to be $1.50 per share. The Company has requested that the holders of the Private Placement Notes waive their conversion rights, in consideration for increasing the interest rate to 11% per annum and certain additional payments to be made in October and December 1995, aggregating $821,250 (assuming the holders of all Private Placement Notes waive such conversion rights). To the extent that such conversion waivers are obtained and the Company makes the required payments to such Private Placement Note holders, the Company will deregister an applicable number of 1994 Private Placement Conversion Shares.



   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
    DILUTION TO INVESTORS AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT
        AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."
                       ----------------------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
             THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         (cover continued on next page)
                The date of this Prospectus is _________ __, 1995

      In addition to the 2,281,250 1994 Private Placement Conversion Shares and 4,200,000 shares of Common Stock comprising the 1995 Private Placement Shares, Creditors Shares and Shelf Shares, this Prospectus also covers: (i) 54,750 shares of Common Stock (the "Private Placement Warrant Shares") issuable upon exercise of the Private Placement Warrants owned by holders of the Private Placement Notes; (ii) an aggregate of 1,961,925 shares of Common Stock issuable upon exercise of 1,961,925 of the Class B Warrants to be issued upon the Effective Date to stockholders of record of the Company immediately prior the merger consummated on June 20, 1994 of Wico Holding Corp. ("Wico") into a newly-formed acquisition subsidiary of the Company (the "Wico Merger"); (iii) an aggregate of 195,000 shares of Common Stock issuable on exercise of 195,000 publicly traded warrants currently exercisable at $30.00 per share and scheduled to expire on September 30, 1995, the terms of which warrants the Company will amend on the Effective Date to be identical to the Class B Warrants and are designated herein as additional Class B Warrants; (iv) an aggregate of 1,030,400 shares of Common Stock (the "Preferred Stock Conversion Shares") issuable upon conversion, at $2.72 per share, of 2,000,000 shares of Series B Preferred Stock of the Company issued in connection with the Wico Merger ("Series B Preferred Stock") and 800,000 shares of Series E Preferred Stock of the Company ("Series E Preferred Stock") issued in June 1995 in exchange for other shares of Series B Preferred Stock; (v) 400,000 shares of Common Stock issuable for $400 ($.001 per share) upon exercise of warrants issued at the time of the Wico Merger to the Company's principal institutional lender (the "Bank Warrant"); (vi) 200,000 shares of Common Stock purchased in June 1995 for $200 by Blue Diamond Trading Ltd. (the "Blue Diamond Shares"); (vii) 313,043 shares of Common Stock issued in June 1994 to former stockholders of Wico in connection with the Wico Merger;
(viii) 5,000 shares of Common Stock issued in June 1995 in connection with a $500,000 loan made to the Company in July 1994, and since repaid; (ix) an aggregate of 384,000 shares of Common Stock issuable upon exercise of certain stock options and warrants granted to officers and directors of the Company; (x) Underwriter's Warrants to purchase 53,241 units of securities (each unit consisting of one share of Common Stock and one Class Z Warrant) issued to the underwriter in connection with the Company's initial public offering of securities; and (xi) the 53,241 shares of Common Stock, the 53,241 Class Z Warrants and the 53,241 shares of Common Stock issuable upon exercise of the Class Z Warrants included in the Underwriter's Warrants.



      Each Selling Securityholder may offer their securities in such manner at such time as they may determine, which may or may not involve brokers or dealers. There is no underwriter or coordinating broker acting in connection with such proposed sales.



      An aggregate of 11,458,177 shares of Common Stock are currently issued and outstanding (including 2,299,500 shares issued subsequent to March 31, 1995 (consisting of the 2,094,500 1995 Private Placement Shares, the 200,000 Blue Diamond Shares and 5,000 additional shares). If all of the additional issuable shares of Common Stock, including (i) the 700,000 Creditors Shares and the 1,405,500 Shelf Shares, (ii) the shares issuable upon exercise of the Class B Warrants, the Bank Warrant, the Private Placement Warrants, the Underwriter's Warrants, the Class Z Warrants included in the Underwriter's Warrants, and all other outstanding warrants and options, and (iii) the shares issuable upon conversion into Common Stock of the 1994 Private Placement Conversion Shares and the Preferred Stock Conversion Shares, are issued, after giving effect to the issuance thereof, an aggregate of 22,183,984 shares of Common Stock will be outstanding. Such 10,725,807 additional shares of Common Stock constitute approximately 48.3% of the Common Stock to be outstanding after giving effect to such issuances. Such calculation does not give effect to the potential issuance of 6,200,000 additional shares of Common Stock issuable upon exercise of warrants which may be issued under specified conditions to certain affilates. See "Management - Compensation Committee Interlocks and Insider Participation."



      The actual or potential issuance of all or any material portion of the additional 10,725,807 shares and 6,200,000 additional shares underlying the contingent warrants to affiliates, represent substantial potential dilution in the equity of existing stockholders, and are likely to have a significant depressive effect on the current market price of the Company's publicly traded Common Stock.



      An aggregate of 2,211,675 shares of Common Stock are issuable upon the exercise of outstanding Class B Warrants and Private Placement Warrants at an exercise price of $5.00 per share until June 20, 1999, when such warrants expire. The Class B Warrants and the Private Placement Warrants are redeemable in whole or in part at a price of $.10 per Class B Warrant and Private Placement Warrant, at the option of the Company, upon 30 days written notice at any time, provided the closing bid price of the Company's Common Stock, as traded on The Nasdaq SmallCap Market ("NASDAQ") or in the over-the-counter market, is at least $6.84 for five consecutive trading days ending on the day prior to the date of any notice of redemption. The Class B Warrants and the Private Placement Warrants are exercisable until the close of the business day preceding the date fixed for redemption. See "Description of Securities - Class B Warrants and Private Placement Warrants."



      The 800,000 shares of Series E Preferred Stock are subject to mandatory redemption, at $1.00 per share (plus all unpaid accrued dividends), at the option of the holders thereof, out of the gross cash proceeds, if any, received by the Company from any public offering of securities of $3,000,000 or more. See "Description of Securities - Series E Preferred Stock."



      The Company's Common Stock and 195,000 of outstanding publicly traded warrants exercisable at $30.00 per share and expiring on September 30, 1995 (which will be amended on the Effective Date and designated as 195,000 additional Class B Warrants) are traded on NASDAQ under the symbols "CAIR" and "CAIRW," respectively, and are also listed on the Boston Stock Exchange under the symbols "CAC" and "CACWS," respectively. The Company's Series A Preferred Stock is also listed on the Boston Stock Exchange under the symbol "CACP." On July 7, 1995, the last reported bid price for the Company's Common Stock on NASDAQ was $2.75 per share. No closing bid was reported for the Company's outstanding publicly traded Warrants.

                             ADDITIONAL INFORMATION


      Selling Securityholders are obligated to deliver a current Prospectus on each occasion that sales of their securities are made, whether such sales are made directly by Securityholders or through broker-dealers. Such Prospectus must indicate the name of the beneficial owner(s) of the securities and the aggregate amount of securities being offered. See "Selling Securityholders and Plan of Distribution." The Company has agreed (i) to file, during any period in which offers or sales of Notes are being made, a post-effective amendment to the registration statement on Form S-1 under the Securities Act (the "Registration Statement") of which this Prospectus is a part, (ii) to make available a Prospectus to each Selling Securityholder upon request, (iii) to amend such Prospectus from time to time after the date hereof through post-effective amendments to such Registration Statement to reflect any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the most recent Prospectus and (iv) to remove from registration by means of a post-effective amendment of the Registration Statement any of the securities which remain unsold at the termination of the offering which is anticipated to occur on or about ___________, 1997 (two years from the Effective Date of this Prospectus). The Securityholders and any broker-dealer that act in connection with the sale of the securities owned by Selling Securityholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commission or profit received by a broker-dealer from the purchase or resale of such securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Securityholders have agreed to mutually indemnify each other under certain conditions. See "Selling Securityholders and Plan of Distribution."



      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement with respect to the securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.



      The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.



      The Company has informed the Selling Securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-2, l0b-6 and 10b-7, may apply to their sales in the market and has furnished the Selling Securityholders with a copy of these rules.



      The Company will pay all expenses in connection with this offering, which expenses are estimated to be approximately $75,000.



      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60604, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                               PROSPECTUS SUMMARY

      The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information, Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless the context indicates otherwise, (i) all references to the term "Company" include Conquest Industries Inc., a Delaware corporation, and its direct and indirect subsidiaries; (ii) all share and per share data contained in this Prospectus give effect to a one-for-ten reverse stock split declared by the Company in November 1994; and (iii) all references to "year" or "fiscal year" means the Company's fiscal year which ends on September 30.



                                   THE COMPANY

      The Company, through wholly-owned operating subsidiaries, is a leading manufacturer and distributor of replacement parts, accessories, and supplies to game operators and distributors of coin-operated amusement/arcade games, billiard tables, vending machines, such as food, soft drink and snack machines, and gaming machines. It also supplies parts and accessories to original equipment manufacturers ("OEMs") of arcade games. A wholly-owned subsidiary, Wico Gaming Supply Corp. ("Wico Gaming"), is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom-built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.



      The Company's broad range of products enables the Company to offer single sourcing to its customers. In 1988, the Company acquired Penn-Ray Sutra Corporation ("Penn-Ray"), one of the largest competitors of its distribution business in the areas of video monitors, power supplies and billiard equipment. Penn-Ray sold its products by means of a telemarketing operation, primarily to large game operators, distributors and small OEMs. Its telemarketing sales strategy complemented the Company's then existing direct sales force, which historically serviced smaller game operators. This portion of the Company's business, referred to as its distribution business, accounted for approximately 85%, 85% and 80% of net sales, respectively, in 1992, 1993 and 1994.



      The Company is also a leading U.S. manufacturer and distributor of consumer joysticks, which are entertainment computer control devices, and related accessories, that it sells directly to retailers and distributors located principally in the United States. This portion of its business, referred to as its consumer business, accounted for approximately 15%, 15% and 20% of net sales, respectively, in 1992, 1993 and 1994. In 1989, the Company acquired Suncom Corporation ("Suncom"), a manufacturer and distributor of joysticks and related accessories sold primarily to the consumer market. This complemented and enhanced the Company's existing consumer joystick business, which now markets both Suncom and Wico branded products. The Company's strategy is to be a market leader by offering a broad selection of high quality products. Presently, the Company believes that it offers one of the most complete lines of joysticks available in the consumer market.



      On June 20, 1994, CAC Acquisition, Inc. ("CAC"), a Delaware corporation and newly formed wholly-owned subsidiary of the Company, merged with Wico Holding Corp. ("Wico"), a privately-held Delaware corporation, pursuant to a Restated Agreement and Plan of Merger dated June 8, 1994 (the "Wico Merger"). Upon consummation of the Wico Merger, Wico became a wholly-owned subsidiary of the Company and the separate existence of CAC ceased. In addition, simultaneous with the Wico Merger, Wico Gaming, acquired certain assets, liabilities and divisions of Langworthy Casino Supply, Inc. ("Langworthy"). In April 1995, Wico Gaming purchased the operating assets of the Dice Division of Shuffle Master, Inc. ("SMI").



      Until it consummated the Wico Merger, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas through its wholly-owned subsidiary, Conquest Airline Corp. ("Conquest Air"). In August 1994, the Company announced its intention to sell Conquest Air and such business is treated as a discontinued operation for accounting purposes. Accordingly, financial information and discussions of results of operation relate to continuing businesses only, except as otherwise expressly stated. The operations of Conquest Air have incurred significant losses and default notices have been received from certain of the lessors of its commuter aircraft.



      On June 30, 1995, the Company sold the stock of Conquest Air to Air L.A., Inc. ("Air LA"), a commuter air carrier serving routes in Minnesota, in consideration for notes and equity securities of Air LA aggregating $6,000,000. In addition, Air LA agreed to pay certain accrued obligations of the Company to the lessors of Conquest Air aircraft. See "Business - Sale of Conquest Air." The inability of Air LA to make payments against the purchase price, when due, could materially and adversely effect the Company's consolidated business and financial condition. See "Risk Factors -Sale of Conquest Air; Continuing Liabilities and Risk of Non- Payment", "Management's Discussion and Analysis of Financial Condition and Results of Operations."



      Except for specific references to Conquest Air and its turboprop airline operations, as used in this Prospectus the term "the Company" refers to Conquest Industries, Inc., Wico and the operating subsidiaries of Wico on a consolidated basis. The business operations of the Company were established in 1940, as a distributor of pinball machine parts. Its main distribution center, manufacturing, and executive and administrative facilities are located at 6400 West Gross Point Road, Niles, Illinois 60714-4508; its telephone number is (708) 647-7500.


                                  THE OFFERING


      This offering consists of: (i) an aggregate of 4,718,043 shares of Common Stock, (ii) an aggregate of 2,156,925 Class B Warrants, (iii) an aggregate of 54,750 Private Placement Warrants, and (iv) an aggregate of 53,241 Underwriter's Warrants including an additional 53,241 Class Z Warrants included therein. An aggregate of 2,612,543 shares of the 4,718,043 shares of Common Stock offered hereby are presently issued and outstanding, including 2,094,500 1995 Private Placement Shares sold in the 1995 Private Placement for $2,950,000. In addition, an aggregate of up to 700,000 Creditors Shares are issuable on the Effective Date to certain creditors of the Company in exchange for indebtedness aggregating approximately $1,400,000 and an aggregate of 1,405,500 shares of Common Stock constitute Shelf Shares which may hereafter be issued from time to time in the Company's discretion. An aggregate of 6,413,807 additional shares of Common Stock being registered in the Registration Statement of which this Prospectus is a part are subject to issuance upon the conversion of certain outstanding convertible securities and the exercise of certain outstanding options and warrants, including a maximum aggregate of 2,281,250 1994 Private Placement Conversion Shares, an aggregate of 1,030,400 Preferred Stock Conversion Shares, the 2,156,925 Class B Warrants, the 54,750 Private Placement Warrants, the 400,000 Bank Warrants, and the 53,241 Underwriter's Warrants and 53,241 Class Z Warrants included therein. Except for the 1,405,500 Shelf Shares, the 700,000 Creditors Shares, an aggregate of 2,211,675 shares issuable upon exercise of the 2,156,925 Class B Warrants and 54,750 Private Placement Warrants, and an aggregate of 106,482 shares of Common Stock issuable upon exercise of the Underwriter's Warrants and additional Class Z Warrants included therein, all of the securities offered pursuant to this Prospectus are to be offered for the account of the Selling Securityholders, and the Company will not receive any of the net proceeds or related benefits in the form of debt reduction from the issuance or resale of any of such securities.



      The Selling Securityholders will be offering hereby: (i) an aggregate of 2,094,500 1995 Private Placement Shares, (ii) an aggregate of 2,281,250 1994 Private Placement Conversion Shares issuable at an assumed conversion price of $1.20 upon conversion of the $2,737,500 outstanding Private Placement Notes,
(iii) an aggregate of 54,750 Private Placement Warrant Shares issuable upon exercise of the Private Placement Warrants; (iv) an aggregate of 1,030,400 Preferred Stock Conversion Shares issuable upon conversion, at $2.72 per share, of 2,000,000 shares of Series B Preferred Stock and 800,000 shares of Series E Preferred Stock; (v) 400,000 shares of Common Stock issuable upon exercise of the Bank Warrant; (vi) 200,000 Blue Diamond Shares issued in June 1995; (vii) 313,043 shares of Common Stock issued in June 1994 to former stockholders of Wico in connection with the Wico Merger; (viii) 5,000 shares of Common Stock issued in connection with a $500,000 loan made to the Company in July 1994, and since repaid; (ix) an aggregate of 384,000 shares of Common Stock issuable upon exercise of certain stock options and warrants granted to existing and former officers and directors of the Company; (x) the 53,241 Underwriter's Warrants, the 53,241 Class Z Warrants included in the Underwriter's Warrants, and an aggregate of 106,482 shares of Common Stock issuable upon exercise of the Underwriter's Warrants and the Class Z Warrants; and (xi) an aggregate of up to 700,000 Creditors Shares.



      The Private Placement Notes are convertible by the holders at any time prior to the October 1, 1996 maturity date at 80% of the market price of the Company's Common Stock at the date of conversion. The Company intends to offer to the holders of the Private Placement Notes an increase in the interest rate on such Private Placement Notes from 10% to 11% per annum, and additional payments aggregating $547,500 ($5,000 for each $25,000 principal amount of Private Placement Notes) in consideration of their agreement to waive their conversion privileges under such Private Placement Notes (the "Conversion Waivers"). To the extent that the Company receives such Conversion Waivers and makes the required payments to the holders of the Private Placement Notes (payable in equal installments on October 31, 1995 and December 31, 1995), the Company will deregister an applicable number of the 2,281,250 1994 Private Placement Conversion Shares. The Company has engaged Rickel & Associates, Inc. ("Rickel") to act as solicitation agent in connection with the offer to the holders of Private Placement Notes, and has agreed to pay Rickel $2,500 for each $25,000 principal amount of Private Placement Note which accepts the Conversion Waiver offer. See "Business - 1994 Private Placement."



      The Class B Warrants and the Private Placement Warrants expire on June 20, 1999 and are exercisable at a price of $5.00 per share (subject to adjustment pursuant to the anti-dilution provisions thereof). The Class B Warrants and the Private Placement Warrants are subject to earlier redemption by the Company at any time prior to expiration, at a redemption price of $.10 per Warrant, at any time prior to its expiration date, provided that (i) notice of not less than 30 days is given to the warrantholders; (ii) the closing bid price of the Common Stock on each of the five trading days ending on the business day preceding the date of any notice of redemption has been at least $6.84; and (iii) the warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. See "Description Of Securities - Class B Warrants and Private Placement Warrants."

                 SECURITIES TO BE OUTSTANDING AFTER THE OFFERING

      As of the date of this Prospectus, the Company's outstanding capital stock consists of: (i) 11,458,177 shares of Common Stock (including 2,094,500 shares sold in July 1995 in connection with the 1995 Private Placement, 200,000 Blue Diamond Shares issued in June 1995 and 5,000 additional shares issued in June
1995), (ii) 7,550 shares of Series A Preferred Stock, (iii) 2,000,000 shares of convertible Series B Preferred Stock, (iv) 600,000 shares of non-convertible Series D Preferred Stock, and (v) 800,000 shares of convertible Series E Preferred Stock. In addition to the outstanding shares of Common Stock and Preferred Stock, upon completion of this Offering, there will also be issued and outstanding: (i) warrants to purchase a maximum of 1,050,000 shares of Common Stock at $.333 per share issued in connection with the issuance of the Series D Preferred Stock and a $150,000 loan made by an affiliate; (ii) 2,156,925 Class B Warrants; (iii) 54,750 Private Placement Warrants; (iv) $2,737,000 of Private Placement Notes convertible into an aggregate of 2,281,250 1994 Private Placement Conversion Shares of Common Stock at an assumed conversion price of $1.20 per share; (v) 400,000 Bank Warrants; (vi) 53,241 Underwriter's Warrants and 53,241 Class Z Warrants included therein; and (vii) an aggregate of 8,956,000 shares issuable and potentially issuable upon exercise of 1,756,000 warrants and options granted to officers and directors of the Company and 6,200,000 contingent warrants issued to two directors and affiliates of the Company. See "Management -- Compensation Committee Interlocks and Insider Participation," "Certain Relationships and Related Party Transactions," and "Description of Securities." An aggregate of 16,925,807 additional shares of Common Stock are issuable and potentially issuable upon exercise or conversion of the above securities and other outstanding options and warrants, representing 59.6% of the aggregate number of shares of Common Stock which would then be outstanding after giving effect to such issuances.


                                 USE OF PROCEEDS


      Other than any proceeds received from the sale of up to 1,405,500 Shelf Shares, the Company will not receive any of the proceeds from the sale of any 1994 Private Placement Conversion Shares, 1995 Private Placement Shares, Creditor Shares, Class B Warrants, Private Placement Warrants, Underwriter's Warrants, Class Z Warrants or other securities offered hereby. Any net proceeds received by the Company from the sale of any or all of up to 1,405,500 Shelf Shares and/or upon the exercise of the Class B Warrants, the Private Placement Warrants, Underwriter's Warrants, Class Z Warrants and other outstanding options and warrants will be used by the Company: (i) to repurchase, for $200,000, 600,000 shares of Series D Preferred Stock and retire a $150,000 loan from an affiliate of a member of the Company's Board of Directors; (ii) to repay up to $500,000 of accrued obligations of a former subsidiary retained by the Company; and (iii) the balance for working capital purposes. To the extent that the Company issues any of the 700,000 Creditors Shares reserved for certain creditors, such issuance will reduce existing Company indebtedness and accounts payable by as much as $1,400,000. See "Business - Settlement with Certain Creditors."


                                  RISK FACTORS


      The securities offered hereby involve a high degree of risk and substantial dilution to investors and should only be purchased by investors able to sustain the loss of their entire investment. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

      The following sets forth summary financial information regarding the Company. The pro forma summary financial information includes adjustments to reflect the Wico Merger. Financial information respecting airline operations of Conquest Air are not included as a determination has been made by the Board of Directors to sell the airline operations.


      The summary financial information as of September 30, 1994, September 30, 1993, September 30, 1992 and September 30, 1991 and for each of the three years in the period ended September 30, 1994 has been abstracted from the financial statements of Wico included elsewhere herein.


SUMMARY FINANCIAL INFORMATION (1) (Dollars in Thousands, except per share data)


      The following is a summary of the Company's financial information extracted from indicated year-end Consolidated Financial Statements and is qualified in its entirety by the detailed information appearing in the audited Consolidated Financial Statements and unaudited interim Financial Statements and the notes thereto. The unaudited statements and data are not necessarily indicative of future results and should not be considered as a forecast for the year as a whole or for any future periods.


STATEMENT OF OPERATIONS DATA (3)


                                        SIX MONTHS ENDED
                                            MARCH 31,                                  YEARS ENDED SEPTEMBER 30,
                                   ----------------------------    -----------------------------------------------------------------
                                       1995           1994             1994         1993          1992         1991         1990
                                       ----           ----             ----         ----          ----         ----         ----
Net sales........................  $   20,531     $   21,414       $   41,992   $   38,783   $   38,653   $   39,277   $   45,747
Cost of sales....................      13,148         13,002           26,078       23,675       24,078       24,282       28,413
Net income (loss)................      (1,531)           693              284          443         (741)      (1,742)        (703)
Pro forma net income (loss)(1)...      (1,531)           693              284          508         (516)      (1,137)        (488)
Pro forma net income (loss) per          (.19)           .05              .00         0.01        (0.01)       (0.01)       (0.01)
share (2)........................
Number of shares used in
computation......................   9,158,677      9,158,677        9,158,677    9,158,677    9,158,677    9,158,677    9,158,677


BALANCE SHEET DATA (4)


                                             MARCH 31,                                   SEPTEMBER 30,
                                            -----------          ---------------------------------------------------------
                                               1995                 1994         1993        1992        1991        1990
                                               ----                 ----         ----        ----        ----        ----
Current assets.......................        $14,572              $15,757     $ 15,099    $ 15,713    $ 15,642     $ 18,145
Total assets.........................         27,097               27,436       19,912      21,384      23,158       27,394
Current liabilities..................          9,542                9,491        6,487       6,598       7,465        7,715
Long term debt.......................         17,528               16,706       23,850      27,450      28,608       31,300
Stockholders' equity (deficiency)....             27                1,239     (10,425)    (13,664)    (12,915)     (11,621)


- -------------------------


(1) Pro forma net income (loss) has been calculated after giving effect to the pro forma adjustments to the income tax provision as if Wico had not operated as an "S" corporation. As of January 1, 1994, Wico ceased operating as an "S" corporation.



(2) Pro forma net income (loss) per share reflects the recapitalization of Wico as a result of the Wico Merger. Common Stock equivalents have been included in years where they produce a dilutive effect.



(3) Includes the results of operations for the acquired Langworthy businesses since June 20, 1994. Excludes the results of operations for the airline operations.



(4) Includes the assets and liabilities resulting from the Wico Merger and acquisition of Langworthy which have been valued at their estimated fair values as of June 20, 1994.

                                  RISK FACTORS



      THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL INVESTMENT RISKS. ACCORDINGLY, COMMON STOCK AND WARRANTS SHOULD BE PURCHASED OR EXERCISED AND COMPANY NOTES CONVERTED INTO COMMON STOCK ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN THE COMPANY AND ITS BUSINESS PRIOR TO PURCHASE, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.


1.    RECENT LOSSES


      Although the Company had net income of approximately $284,000 for the year ended September, 30, 1994, and $443,000 for the year ended September 30, 1993, the Company reported a net loss of approximately $1,531,000 for the six-month period ended March 31, 1995, compared with net income of approximately $693,000 for the six-month period ended March 31, 1994. Although approximately $611,000 of the losses in the six-month period ended March 31, 1995 are attributable to losses incurred by Conquest Air (treated for accounting purposes as a discontinued operation) and a charge of $485,000 relating to the amortization of debt discounts recorded in the fourth quarter of fiscal 1994, the balance of such losses are attributable to adverse trends in the business operated by Wico Corporation (the principal operating subsidiary of the Company). In addition, Wico Corporation had net losses of approximately $741,000 and $1,742,000 for the fiscal years ended September 30, 1992 and September 30, 1991, respectively. There can be no assurance that the Company will operate profitably in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



2.   DECREASE IN STOCKHOLDERS' EQUITY



      As of September 30, 1994 (partially as a result of the Wico Merger), the Company's stockholders' equity was approximately $1,240,000. However, due to losses in the six-months ended March 31, 1995, stockholders' equity at March 31, 1995 was reduced to approximately $27,000. Although such equity has and will increase as a result of the recent sale of $2,950,000 of 1995 Private Placement Shares, and the anticipated issuance of up to 700,000 Creditors Shares in reduction of up to $1,400,000 of liabilities, there can be no assurance that the Company will not continue to incur significant net losses which would result in future reductions of stockholders' equity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Balance Sheet" and "Business - Sale of Conquest Air; 1995 Private Placement; and Settlements with Certain Creditors."



3.    CASH FLOW AND LIQUIDITY PROBLEMS



      The Company is suffering from liquidity and cash flow problems, primarily as a result of negative cash flow in the Company's recently sold airline business, and losses in the Company's gaming business. However, as a result of costs associated with the consolidation of its recently acquired gaming subsidiary and weakness in demand for certain of the products distributed by Wico, the Company's manufacturing and distribution businesses also suffered losses due to a lack of working capital and attendant inventory shortages. The operations from the Company's continuing businesses generated positive cash flow in fiscal 1994, 1993 and 1992 in the amounts of approximately $1,761,000, $1,832,000 and $1,300,000, respectively. However, for the six months ended March 31, 1995, operating cash flow from such businesses was only approximately $247,000 and total cash flow was negative by $136,750. The Company is attempting to obtain additional working capital by refinancing its senior secured indebtedness under its line of credit. Although the Company has received a financing proposal from an institutional lender, such proposal does not constitute a financing commitment. Accordingly, there is no assurance that the Company will be able to effect such refinancing, or on terms that will relieve its liquidity and cash flow shortages. See "Management's Discussion and Analyses of Financial Conditions and Results of Operations - Liquidity and Capital Resources."



4.    SALE  OF  CONQUEST  AIR;  CONTINUING  LIABILITIES  AND  RISK OF
      NON-PAYMENT



      The Company has been making concerted efforts for over a year to dispose of its commuter airline business conducted by Conquest Air, as the operations of Conquest Air have incurred significant losses which has adversely affected the Company's working capital and liquidity position. In addition, the lessors of the aircraft operated by Conquest Air have issued default notices to the Company. On June 30, 1995, the Company sold the stock of Conquest Air to Air L.A., Inc. ("Air LA"), a publicly-owned operator of a regional commuter airline. In consideration for such sale, the Company received an aggregate of $6 million of Air LA equity securities and notes, including $2.0 million of former accrued obligations of Conquest Air to the Company being assumed and repaid by Air LA. As part of the sale, the Company provided Air LA with a secured $250,000 bridge loan pending a contemplated debt refinancing by Air LA, and the Company remains contingently liable to the aircraft lessors of the aircraft formerly operated by the Conquest Air until such time as Air LA completes other anticipated equity financings. In the event that Air LA shall default in its payment obligations to the Company or to the aircraft lessors, the Company could incur a loss of its financial advance and may be held liable for monetary damages by the aircraft lessors. In addition, Air LA reported net losses of $5,376,802 for the nine month period ended March 31, 1995. Accordingly, even if it completes its debt refinancing and repays the Company's bridge loan, should Air LA not be able to pay its purchase price obligations to the Company or the ongoing obligations to its aircraft lessors on a timely basis, the Company could ultimately incur both a substantial financial loss from the sale of Conquest Air and be held liable for damages from aircraft lessors. See "Management's Discussion and Analyses of Financial Conditions and Results of Operations" and "Business - Sale of Conquest Air."


5.    LICENSING AND REGULATION


      The Langworthy acquisition provided a significant product line extension for the portion of Wico's prior business operations in the gaming industry, consisting principally of the supply of replacement parts for slot machines. However, such acquisition required the Company to secure additional licenses in order to expand the acquired business operations. The Company plans to engage in the gaming supply business in Connecticut, Indiana, Iowa, Louisiana, Missouri, Nevada, New Jersey, Mississippi and other jurisdictions where gambling is authorized. The Company has received approval for its license in Wisconsin and Mississippi, and has received a conditional license in New Jersey. However, there can be no assurance that the Company will not encounter delays in obtaining necessary licenses in other jurisdictions, and that such delays will not adversely affect the Company's planned casino supply business.



      While additional licenses or authorizations are not required for the continuation of the Company's sale and distribution of replacement parts for slot machines or its continuation of substantially all of the Langworthy operations in Nevada, and the Company has obtained approvals or conditional licenses in Mississippi and New Jersey, the Company will still be required to obtain licenses in other jurisdictions where gambling is authorized and the Company plans to engage in the gaming supply business. It should be noted, however, that Nevada accounted for approximately 50% of Langworthy's casino supply business in 1993.



      Any beneficial holder of securities of the Company may be subject to investigation by the gaming authorities in any or all of the jurisdictions in which the Company (or any of its subsidiaries) operates if such authorities have reason to believe that such ownership may be inconsistent with such state's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of securities will be subject to certain reporting and qualification procedures established by such gaming authorities, as well as local licensing authorities.


      The failure of the Company or its key personnel to obtain or retain required licenses, permits or approvals in one or more jurisdictions could have an adverse effect on this aspect of the Company's gaming supply business and could adversely affect the ability of the Company and its key personnel to obtain or retain licenses in other jurisdictions. No assurance can be given that such licenses, permits or approvals will be obtained, retained or renewed in the future in the jurisdictions where the Company may seek to operate or that competitors will not succeed in obtaining licenses where the licensing of the Company is delayed or not approved.

6.    CONTROL BY PRINCIPAL STOCKHOLDERS


      The Company's officers and directors and their affiliates and family members beneficially own approximately 48.2% of the issued and outstanding Common Stock of the Company and hold options and warrants (including warrants issuable under certain conditions) which, if fully exercised, would entitle such persons to own an aggregate of approximately 51.3% of the outstanding Common Stock on a fully-diluted basis, assuming exercise or conversion of all warrants, options and other securities exercisable for or convertible into Company Common Stock as at the Effective Date. Under Delaware law, the vote of only the holders of a majority of the outstanding voting capital stock is required to elect the entire Board of Directors and to effect fundamental corporate changes. There are no cumulative voting rights under the Company's Certificate of Incorporation, and thus such stockholders may possess the ability to elect all of the members of the Board of Directors of the Company, to increase its authorized capital, to dissolve or merge the Company or to sell its assets, if they so choose, and to generally exert substantial and effective control over the business and operations of the Company.

7.    RESTRICTIVE LOAN COVENANTS AND SECURITY INTERESTS


      Wico Corporation, a wholly-owned subsidiary of Wico and an indirect subsidiary of the Company, is a party to a lending agreement with its institutional lender (the "Lending Agreement'), which provides for a term loan (the "Term Loan") and a revolving credit loan (the "Revolving Credit Loan") and which contains various covenants. Such covenants, among other things, require that Wico Corporation maintain certain financial ratios and minimum levels of net worth, and prohibit Wico Corporation from declaring any dividends and restrict certain other transactions. A significant portion of Wico Corporation's assets are pledged as collateral to secure its indebtedness to the lender. In the event of a default by Wico Corporation under the Lending Agreement, the lender could declare such indebtedness to be immediately due and payable and would be entitled to exercise the rights of a secured creditor, which would have a material adverse effect on the operations of Wico Corporation and the Company. Moreover, to the extent that Wico Corporation's assets serve as collateral to secure outstanding indebtedness, or are restricted from being used as security for outstanding indebtedness, such assets will not be available to secure future indebtedness, which may adversely affect Wico Corporation's future borrowing ability. In 1993, the Lending Agreement was amended, having the effect of curing certain financial defaults then existing under the Lending Agreement, none of which, however, involved the failure to make payments required by the Lending Agreement. As at March 31, 1995 and for the six months then ended, Wico Corporation was in default of its operating income covenant and ratio of interest expense to operating income covenant under the Lending Agreement. The institutional lender has waived this requirement through March 31, 1995. Although the Company anticipates that it will be in compliance with all loan covenants by the end of its fiscal year ending September 30, 1995, it does not, based upon current information, expect that it will be in compliance with such covenants as at June 30, 1995 and for the nine months then ended. Accordingly, once such figures are determined the Company will seek an additional waiver from its lender. The can be no assurance that such waiver will be granted or that the Company will be in compliance with this and other requirements of the Lending Agreement in the future. In addition, Wico Corporation is required to make annual prepayments of its Term Loan with the lender in an amount equal to 75% of its excess cash flow, as defined in the Lending Agreement. While these requirements have not historically adversely affected Wico Corporation's working capital, they do have the effect of limiting Wico Corporation's ability to expand by acquisition without the consent of its institutional lender.



      Although the Company is attempting to refinance the indebtedness of Wico Corporation with another institutional lender, such refinancing depends on a number of factors, including certain agreements with the Company's existing institutional lender. The Company has received a financing proposal from a new institutional lender. However, such proposal does not constitute a binding financing commitment. Accordingly, there is no assurance that any such refinancing will be effected, or if so, on terms satisfactory to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


8.    POSSIBLE CHANGE OF CONTROL


      Pursuant to Wico Corporation's Lending Agreement with the banks signatory thereto (the "Banks") and National Westminster Bank USA, as agent (the "Agent"), Bentley J. Blum, Iris Feldman, Miriam Katowitz and Paul E. Hannesson (collectively, the "Pledgors") pledged with the Agent, for the ratable benefit of the Banks, all of the outstanding capital stock of Wico then owned or thereafter acquired by each of them. In order to induce the Banks to consent to the Wico Merger, the Pledgors, concurrently with the Wico Merger, pledged all shares of the capital stock of the Company then owned by the Pledgors (approximately 78.1% of the outstanding Common Stock) as collateral security for the performance of Wico's liabilities and obligations to the Banks. Accordingly, upon the occurrence of an "Event of Default" (as that term is defined in the Lending Agreement), any and all shares of pledged stock held by the Agent may, at the option of the Agent or its nominee, be registered in the name of the Agent or its nominee, and the Agent or its nominee will succeed to all rights pertaining to such shares subject to any requirements of the United States Department of Transportation which may limit the number of shares of the Company that may be pledged to the Agent or the rights the Agent may exercise in respect of such shares. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

9.    POTENTIAL BENEFITS TO INSIDERS UPON ISSUANCE OF CONTINGENT WARRANTS


      In April 1995, in consideration of his agreement to waive $937,500 of accured compensation, the Board of Directors of the Company agreed to issue to Stephen R. Feldman, the Chairman of the Board of Directors, a five year warrant, exercisable at $0.875 per share, to purchase 1,200,000 shares of Common Stock. In addition, and in connection with a proposed refinancing of the Company senior indebtedness, Mr. Feldman and Bentley J. Blum, a principal stockholder of the Company, have been requested to provide their personal guarantees to the new lender in the amounts of $1.0 million and $3.0 million, respectively, and Mr. Blum has also been requested to collateralize his $3.0 million personal guaranty with certain assets independent of his interests in the Company. Such affiliates have agreed to furnish such guarantees and collateral. In consideration for their commitment to provide such financial accommodations, in April 1995 the Company's Board of Directors also agreed to issue to Messrs. Feldman and Blum five year warrants to purchase 1,000,000 and 4,000,000 shares of Common Stock, respectively, at an exercise price of $0.875 (the closing bid price of the Company's Common Stock on the date of such warrants were authorized).



      All of the above warrants, entitling the holders to purchase an aggregate of 6,200,000 shares of Common Stock at $0.875 per share, are only issuable in the event such refinancing shall be consummated and Messrs. Feldman and Blum shall issue the above-contemplated guarantees. Inasmuch as the market price of the Company's Common Stock was approximately $2.75 per share at July 7, 1995, such warrants, if issued, will represent a substantial potential for profit to Messrs. Feldman and Blum. The issuance of such contingent warrants may result in a significant charge to the Company's earnings in the period when issued, although such charge will not impact consolidated stockholders' equity. See "Management - Compensation Committee Interlocks and Insider Participation."


10.   SEASONALITY


      Wico's consumer products segment experiences its peak sales relating to the Christmas holiday selling season. Due to the importance of the Christmas selling season, net sales relating thereto constitute a disproportionate amount of net sales for the entire year and all of Wico's income from operations of this segment. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially adversely affect Wico's results of operations for this segment. Wico must also make decisions regarding how much inventory to buy in advance of the season in which it will be sold. Significant deviations from projected demand for products can have an adverse effect on Wico's sales and profitability for this segment.


11.   DEPENDENCE UPON KEY EXECUTIVE


      The success of the Company is largely dependent on the personal efforts of Steffen I. Magnell, its Chief Executive Officer and President, who devotes substantially all of his business time to the affairs of the Company and Wico. Mr. Magnell has entered into an employment agreement with the Company and Wico expiring March 31, 1998. Under the terms such agreement, Mr. Magnell is restricted from entering into competition with the Company. However, the Company does not currently maintain key employee life insurance on the life of Mr. Magnell. In the event that it became necessary to replace such person, the Company believes that another suitable executive would be available, although there can be no assurance that the terms and conditions of employment of such employee will not be less favorable to the Company. See "Management."


12.   NO DIVIDENDS


      The payment of dividends, if any, rests within the discretion of its Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future, and it intends to use earnings, if any, to generate increased growth. The Company's principal operating subsidiary, Wico Corporation is also prohibited by the terms of its principal (credit) banking agreement with National Westminster Bank USA from declaring any dividends. The Company does not expect to declare or pay any dividends in the foreseeable future. The Company intends to retain future earnings for investment in its business.

13.   RISK OF DELISTING FROM NASDAQ


      The Company's Common Stock is currently traded on the Small Cap Market of The Nasdaq Stock Market ("NASDAQ"). NASDAQ imposes certain minimum criteria for continued listing of securities. These requirements include minimums for total assets, total capital and surplus, and share bid price of $2,000,000, $1,000,000 and $1.00, respectively. Any issue which falls below the $1.00 bid price, but has a market value of public float of $1,000,000 and equity of $2,000,000, is exempt from the minimum bid price requirement.



      In June 1995, NASDAQ notified the Company that, based on its consolidated balance sheet at March 31, 1995, the Company's capital and surplus had fallen below the minimum $1,000,000 amount necessary to maintain continued eligibility for listing on NASDAQ. Such notice advised that the Company would be subject to delisting unless it either demonstrated through a periodic report filed with the Securities and Exchange Commission compliance with the $1,000,000 minimum capital and surplus test, or requested a temporary exception to be considered by the NASDAQ Listing Qualifications Committee. Such exception request is applicable when a corporation has developed a plan of action that will result in full compliance, but requires additional time to implement.



      The Company has requested a hearing with the NASDAQ Listing Committee, at which it intends to propose a plan of action which will reflect that events subsequent to March 31, 1995, including the sale of 2,094,500 1995 Private Placement Shares for an aggregate of $2,950,000, the contemplated reduction of liabilities resulting from the sale of the Creditors Shares, and the effects of the sale of Conquest Air, have enabled the Company to maintain listing eligibility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Balance Sheet." However, there can be no assurance that the Company will be able to convince NASDAQ to maintain such listing eligibility pending completion of this Offering and achievement of the minimum capital and surplus requirements.



      If the Company's Common Stock were delisted from NASDAQ, it would trade on either the NASD Bulletin Board or in the over the counter market in what is commonly referred to as the "pink sheets", and be subject to the "penny stock" rules of the Securities and Exchange Commission. As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock or other securities. If this were to occur, the market for the Company's Common Stock would be materially and adversely affected.


14. SIGNIFICANT DILUTION TO PRESENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET PRICE OF COMMON STOCK


      As at July 7, 1995, the Company's outstanding capital stock consists of
(i) 7,550 shares of Series A Preferred Stock, (ii) 2,000,000 shares of convertible Series B Preferred Stock, (iii) 600,000 shares of non-convertible Series D Preferred Stock, (iv) 800,000 shares of convertible Series E Preferred Stock, and (v) 11,458,177 shares of Common Stock. An aggregate of up to 700,000 Creditors Shares are issuable on the Effective Date to certain creditors of the Company in exchange for accrued obligations aggregating up to $1,400,000, and an additional 1,405,500 Shelf Shares may be issued from time to time following the Effective Date on such terms as the Company shall determine.



      In addition to the aggregate of 13,563,677 shares of Common Stock presently outstanding and to be outstanding upon issuance of the Creditor Shares and Shelf Shares, a maximum of 6,413,807 additional shares of Common Stock are being registered pursuant to the Registration Statement of which this Prospectus is a part and are issuable in connection with the exercise of warrants and options and the conversion of Company notes and preferred stock. The foregoing does not include a maximum of 8,406,500 additional shares issuable and potentially issuable in connection with other outstanding options, warrants and convertible securities, including an aggregate of 1,756,500 shares underlying outstanding warrants and options held by officers and directors of the Company and an additional 6,200,000 warrants which may be issued in the future to such directors in consideration for waiving accrued compensation and their personal guarantees of institutional indebtedness. See "Management - Compensation Committee Interlocks and Insider Participation." The potential issuance of an additional 16,925,807 shares of Common Stock (including the 6,200,000 shares underlying the contingent warrants issued to affiliates) represents 59.6% of the 28,383,984 shares of Common Stock which would be outstanding on a fully-diluted basis, assuming exercise or conversion of all such options, warrants and convertible securities. The issuance of such additional shares of Common Stock would represent substantial dilution to the interests of present stockholders in the equity of the Company, and such issuances (or even the potential thereof) is likely to have a significant depressive effect on the current market price of the Company's publicly traded Common Stock.

15.   SHARES ELIGIBLE FOR FUTURE SALE


      At March 31, 1995, there were an aggregate of 9,158,677 shares of Company Common Stock issued and outstanding. The 2,299,500 additional shares of Common Stock issued since March 31, 1995 (including 2,094,500 1995 Private Placement Shares sold in June and July 1995, 200,000 Blue Diamond Shares sold in June 1995 and 5,000 additional shares issued in June 1995), an aggregate of 313,043 shares issued in connection with the Wico Merger, the 700,000 Creditors Shares and 1,405,500 Shelf Shares are all being registered for immediate sale in the Registration Statement of which this Prospectus is a part. See "Selling Securityholders." In the three fiscal 1995 quarters ended June 30, 1995, the market price of the Company's publicly traded Common Stock has fluctuated between a low of approximately $.25 per share to a high of $3.125 per share. The existence on the Effective Date of this Prospectus of an aggregate of 4,718,043 shares of Common Stock available for immediate resale into the market is likely to have a significant depressive effect on the market price of the Company's publicly traded Common Stock, and could render difficult the sales of Common Stock by investors.



      In addition, the potential issuance of up to 6,413,807 additional registered shares of Common Stock upon the exercise of options and warrants and the conversion of Company notes and preferred stock represents a further potential "overhang" on the future market price of the Company's Common Stock.



      Upon the Effective Date of this Prospectus, approximately 7,000,000 shares of Common Stock will be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in transactions not involving a public offering. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, after at least two years have elapsed since the purchase of such shares from the Company or its affiliate, the holder of the shares can (along with any person with whom such individual is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months may, after at least three years have elapsed from the purchase of the restricted securities from the Company or an affiliate, sell such restricted shares under Rule 144 without regard to any of the limitations described above.



      Because substantially all of the Company's outstanding restricted shares of Common Stock will become eligible for sale pursuant to Rule 144 on or before July 1997 (three years from the closing of the Wico Merger), the possible or actual sales of Common Stock by stockholders of the Company pursuant to Rule 144 could have a further depressive effect upon the price of the Common Stock in any market that may develop therefor, and could also render difficult the sales of Common Stock by investors.


16. NECESSITY OF CONTINUING POST-EFFECTIVE AMENDMENTS TO THE COMPANY'S REGISTRATION STATEMENT AND STATE BLUE SKY REGISTRATION; EXERCISE OF WARRANTS; OBLIGATION TO SELLING SECURITYHOLDERS


      In order to exercise the Class B Warrants and purchase the underlying Common Stock, it is necessary that such warrants and underlying Common Stock be registered or otherwise exempt from applicable registration requirements. In addition, the conversion of the Private Placement Notes into 1994 Private Placement Conversion Shares will likewise require the registration of such shares. The Company would be unable to issue Common Stock to those persons desiring to exercise their Class B Warrants and convert their Private Placement Notes unless and until the underlying Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification.



      The Class B Warrants will not be exercisable and the Private Placement Notes may not be converted unless the Company maintains a current Registration Statement on file with the Commission through post-effective amendments to the Registration Statement containing this Prospectus. The Class B Warrants may not be redeemed by the Company at any time when a current registration is not maintained. However, the failure to maintain an effective registration statement will not extend the term of the Class B Warrants. Although the Company plans to file appropriate post-effective amendments to the Registration Statement containing this Prospectus, and to maintain a current Registration Statement on file with the Commission relating to the Class B Warrants, the shares of Common Stock underlying such Class B Warrants and the 1994 Private Placement Conversion Shares, there can be no assurance that such will be accomplished or that the Class B Warrants will continue to be so registered. See "Description of Securities -- Class B Warrants."

      In addition to the Class B Warrants, the underlying Class B Warrant Shares and the 1995 Private Placement Conversion Shares, the Company has undertaken to maintain a current registration statement with regard to the other Selling Securityholders' securities after the date of this Prospectus until all such securities have been resold or are otherwise capable of being resold pursuant to an exemption from the registration requirements of the Securities Act. The obligation to maintain a current registration statement may impose a financial burden on the Company and create a contractual liability of the Company to the Selling Securityholders.


17.   AUTHORIZATION OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock (the "Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of this Prospectus, there are outstanding 7,550 shares of Series A Preferred Stock, 2,000,000 shares of Series B Preferred Stock, 600,000 shares of Series D Preferred Stock, and 800,000 shares of Series E Preferred Stock, which are convertible, at the option of the holders, into an aggregate of approximately 1,161,400 shares of Common Stock. There can be no assurance that additional Preferred Stock of the Company will not be issued in the future.


18. RELATIONSHIP OF CERTAIN MARKET MAKER TO TRADING; POSSIBLE LIMITATIONS ON MARKET MAKING ACTIVITIES

      Lew Lieberbaum & Co., Inc. ("Lieberbaum"), the underwriter of the Company's public offering in April 1993, may act in a brokerage capacity with respect to the purchase or sale of the Common Stock and the Class B Warrants in the over-the-counter market where each trades. Lieberbaum is a Selling Securityholder under this Registration Statement. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, Lieberbaum will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6. As a result, Lieberbaum may be unable to continue to make a market for the Company's securities during certain periods while securities of the Company owned by them are being offered to the public. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities.

                                 USE OF PROCEEDS

      Other than any proceeds received from the sale of up to 1,405,500 Shelf Shares, the Company will not receive any of the proceeds from the sale of any 1994 Private Placement Conversion Shares, 1995 Private Placement Shares, Creditor Shares, Class B Warrants, Private Placement Warrants, Underwriter's Warrants or other securities offered hereby. Any net proceeds received by the Company from the sale of any or all of up to 1,405,500 Shelf Shares and/or upon the exercise of the Class B Warrants, the Private Placement Warrants, Underwriter's Warrants and other outstanding options and warrants will be used by the Company: (i) to repurchase, for $200,000, an aggregate of 600,000 shares of Series D Preferred Stock and retire a $150,000 loan from an affiliate of a member of the Company's Board of Directors; (ii) to repay up to $500,000 of accrued obligations of a former subsidiary retained by the Company; and (iii) the balance for working capital purposes. To the extent that the Company issues any of the 700,000 Shelf Shares reserved for certain creditors, such issuance will reduce existing Company indebtedness and accounts payable by as much as $1,400,000. See "Business - Settlement with Certain Creditors."


      Any net proceeds realized by the Company from the exercise of Class B Warrants, Private Placement Warrants, Underwriter's Warrants, Class Z Warrants and other outstanding options and warrants will be used for working capital purposes. The maximum amount of proceeds receivable from the exercise of the Class B Warrants, Private Placement Warrants, Underwriter's Warrants (and underlying Class Z Warrants), and all other outstanding stock options and warrants is approximately $10,000,000. However, inasmuch as the current $5.00 per share exercise prices of the Class B Warrants and Private Placement Warrants is in excess of the current market price of the Company's Common Stock, it is unlikely that such warrants will be exercised in the near future unless there is an appreciable increase in the market price of the Company's outstanding Common Stock. Such market price may be significantly adversely affected by the large number of additional shares of Common Stock being registered for sale in this Prospectus. See "Risk Factors - Significant Dilution to Present Stockholders and Depressive Effect on Market Price of Common Stock; Shares Eligible for Future Sale" and "Selling Securityholders."

            MARKET PRICES OF THE COMPANY'S PUBLICLY TRADED SECURITIES

Principal Market

      The Company's Common Stock is traded on NASDAQ under the symbol "CAIR." NASDAQ is the principal market for all of the Company's securities. The Company's Common Stock is also listed on the Boston Stock Exchange ("BSE") under the symbol "CAC."



      The Company's 195,000 publicly traded Warrants are included in NASDAQ under the symbol "CAIRW." Such Warrants are also listed on the BSE under the symbol "CACWS." The publicly traded warrants are currently exercisable at $30.00 per share and expire on September 30, 1995. On the Effective Date of this Prospectus, the Company will amend the terms of such publicly traded warrants to be identical to the other 1,961,925 Class B Warrants exercisable at $5.00 per share and expiring June 20, 1999, and such publicly traded warrants will be designated as 195,000 additional Class B Warrants. A copy of this Prospectus shall be forwarded to all holders of record of the Company's publicly traded warrants.



      The Company's Series A Preferred Stock is traded on the BSE under the symbol "CACP" and was traded on NASDAQ in the first and second quarters of the Company's fiscal year ended September 30, 1993. The NASDAQ quotes are noted with an asterisk in the table below.



      The following table sets forth reported high and low bid prices for the Common Stock, the Class Z Warrants and Series A Preferred Stock. The quotations represent prices between dealers, without retail mark-ups, markdowns, or commissions. Reported prices are not adjusted to reflect the reverse one-for-ten stock split of the Company's common stock effective in November 1994.



                                                                                                          Series A
                                                 Common Stock                  Warrants                   Preferred
                                       --------------------------------------------------------------------------------------
Fiscal Year 1993                             High            Low           High          Low            High         Low
- -----------------------------------------------------------------------------------------------------------------------------
      1st Quarter.....................       4 3/8           2 3/8        1 7/16         1/2          32 1/2*         17*
      2nd Quarter.....................       2 1/2           11/16         11/16        5/16              17*          8*
      3rd Quarter.....................     1 13/16           15/16         19/32        5/32              12           7
      4th Quarter.....................       3 7/8          1 1/16         1 3/8        5/16              24           7

Fiscal Year 1994                             High            Low           High          Low          High           Low
- -----------------------------------------------------------------------------------------------------------------------------
      1st Quarter.....................     3 13/16           1 3/4        1 7/16         3/8              24          14
      2nd Quarter.....................       2 3/8           1 1/4         13/16         3/8              16          10
      3rd Quarter.....................     1 27/32           21/32           5/8         1/8              10           7
      4th Quarter.....................           1             1/2           3/8        1/16               8           4

Fiscal Year 1995                             High            Low           High          Low          High           Low
- -----------------------------------------------------------------------------------------------------------------------------
      1st Quarter.....................           3             1/4           1/8        1/32               6           4
      2nd Quarter . . .                      1 7/8           13/16             1        1/32               6           4
      3rd Quarter.....................       3 1/8             7/8           7/8         1/8               6           4



      As of July 7, 1995, the closing bid price of the Common Stock was $2.75, the closing bid price of the Warrants was not available, and the closing bid price of the Series A Preferred Stock was $5.



      The number of record holders of Common Stock, Warrants and Series A Preferred Stock as of July 7, 1995 was approximately 592, 12 and 4, respectively. Management believes there are approximately 2,000 beneficial holders of the Company's Common Stock.


Dividend Policy


      The payment of dividends, if any, rests within the discretion of the Company's Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future. The Company intends to use earnings, if any, to further the growth of its business. The Company's principal operating subsidiary, Wico Corporation (an indirect wholly-owned subsidiary of the Company), is also prohibited by the terms of its Lending Agreement from declaring or paying any dividends.

                             SELECTED FINANCIAL DATA

      The selected financial data as of September 30, 1994, 1993 and 1992 and for each of the three years in the period ended September 30, 1994 has been abstracted from the audited financial statements of the Company included elsewhere herein; the selected financial data as of September 30, 1992 and September 30, 1991 and for the period ended September 30, 1990 has been abstracted from audited financial statements of the Company not presented herein. The selected financial data as of March 31, 1995 and for the six month periods ended March 31, 1995 and 1994 are derived from the Company's unaudited financial statements, and, in the opinion of management have been prepared on the same basis as the Company's audited financial statements and include all adjustments, consisting of normal recurring items, necessary for a fair presentation of such interim financial data. The results of operations for the interim periods presented are not necessarily indicative of results of operations that may be expected for the year ending September 30, 1995. The selected financial data should be read in conjunction with such financial statements and related notes included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SELECTED FINANCIAL INFORMATION (1)

      The following is a summary of the Company's financial information extracted from indicated year-end Consolidated Financial Statements and is qualified in its entirety by the detailed information appearing in the audited Consolidated Financial Statements and the unaudited interim Financial Statements and the notes thereto. The unaudited statements and data are not necessarily indicative of future results and should not be considered as a forecast for the year as a whole or for any future periods.


STATEMENT OF OPERATIONS DATA (3)

                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                      SIX MONTHS ENDED
                                          MARCH 31,                                     YEARS ENDED SEPTEMBER 30,
                               -------------------------------    ------------------------------------------------------------------
                                     1995           1994               1994         1993          1992          1991          1990
                                     ----           ----               ----         ----          ----          ----          ----
Net sales.....................  $   20,531     $   21,414        $   41,992    $   38,783    $   38,653    $   39,277    $   45,747
Cost of sales.................      13,148         13,002            26,078        23,675        24,078        24,282        28,413
Net income (loss).............      (1,531)           693               284           443          (741)       (1,742)         (703)
Pro forma net income (loss)(1)      (1,531)           693               284           508          (516)       (1,137)         (488)
Pro forma net income (loss)
  per share (2)...............        (.19)           .05               .00          0.01         (0.01)        (0.01)        (0.01)
Number of shares used
  in computation..............   9,158,677      9,158,677         9,158,677     9,158,677     9,158,677     9,158,677     9,158,677


BALANCE SHEET DATA (4)

                                       MARCH 31,                                     SEPTEMBER 30,
                                  -------------------       ----------------------------------------------------------------
                                         1995                    1994         1993        1992         1991        1990
                                         ----                    ----         ----        ----         ----        ----
Current assets...................      $14,572                $ 15,757     $ 15,099    $ 15,713     $ 15,642    $ 18,145
Total assets.....................       27,097                  27,436       19,912      21,384       23,158      27,394
Current liabilities..............        9,542                   9,491        6,487       6,598        7,465       7,715
Long term debt...................       17,528                  16,706       23,850      27,450       28,608      31,300
Stockholders' equity (deficiency)           27                   1,239     (10,425)     (13,664)     (12,915)    (11,621)

- ---------------------------------
(1) Pro forma net income (loss) has been calculated after giving effect to the pro forma adjustments to the income tax provision as if Wico had not operated as an "S" corporation. As of January 1, 1994, Wico ceased operating as an "S" corporation.


(2) Pro forma net income (loss) per share reflects the recapitalization of Wico as a result of the Wico Merger. Common Stock equivalents have been included in years where they produce a dilutive effect.


(3) Includes the results of operations for the acquired Langworthy businesses since June 20, 1994. Excludes the results of operations for the airline operations.


(4) Includes the assets and liabilities resulting from the Wico Merger and acquisition of Langworthy which have been valued at their estimated fair values as of June 20, 1994.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Selected Financial Data" included elsewhere in this Prospectus. Prior to the Wico Merger, the Company's primary business was the operation of its turbo-prop airline operations and its jet airline operations. The Company sold its jet operations in June 1994 (prior to the Wico Merger) and has sold its turbo-prop operations in June 1995. See "Business - Sale of Conquest Airlines." The aviation operations are treated as a discontinued operation for accounting purposes.


OVERVIEW

      The Company's results of operations are impacted by trends in the coin-operated machine market as well as those of consumer video game entertainment activities. Sales of the Company's distribution segment have been essentially flat reflecting the soft condition of the coin-operated machine market. Although sales of the Company's consumer segment are less in the six months ended March 31, 1995 than for the comparable six month period in fiscal 1994, management expects an increase in consumer products sales in the second half of fiscal 1995 so that total sales of consumer products in fiscal 1995 will equal or exceed sales levels in such segment for fiscal 1994. Management believes that consumer products sales will continue to reflect the increased popularity of personal computer based video entertainment.


RESULTS OF OPERATIONS

Six months ended March 31, 1995 compared to Six months ended March 31, 1994:


                                                                March 31,
                                                          1995            1994
                                                  ----------------------------------
                                                              (In Thousands)
                                                  ----------------------------------
Sales:
                  Distribution                         $ 16,003          $17,015
                  Consumer products                       3,527            4,399
                  Gaming                                  1,001             --
                                                  ----------------------------------
                                                       $ 20,531          $21,414
Gross Profit:
                  Distribution                            5,812            6,599
                  Consumer products                       1,536            1,813
                  Gaming                                     34             --
                                                  ----------------------------------
                                                       $  7,382          $ 8,412
Selling, Distribution and Administrative                  6,976            6,239
Amortization                                                185              185
Interest Expense                                          1,061              860
Amortization of Debt Discount                               485             --
Other Expense                                                 3               11
Income (Loss) From Continuing                            (1,429)           1,117
 Operations Before Income Taxes
Net Income (Loss)                                        (1,531)             693




      Sales for the six months ended March 31, 1995 were $20,531,000 as compared to $21,414,000 for the comparable prior year period. The 4% or $883,000 decrease was the result of distribution sales decreasing $1,012,000 and consumer product sales decreasing $872,000, partially offset by sales of Wico Gaming, acquired in June 1994, of $1,001,000.


      Distribution sales decreased 6% to $16,003,000. Distribution sales continued to be hampered by soft conditions in the coin machine market. Consumer sales declined 19.8% from the comparable prior year period. This decline is attributable to the soft Christmas market and the decline in consumer OEM sales.


      Additionally, sales of both coin-operated parts and consumer joysticks were negatively affected in the quarter due to a decreased availability of inventory, in part a result of working capital constraints. Such lost sales will not be recouped. Wico Gaming's sales were also negatively impacted by licensing requirements of individual states and the length of time required in obtaining such licenses. While applications have been submitted in all major gaming states, the approval process is continuing.


      Gross profit for the six months ended March 31, 1995 was $7,382,000 as compared to $8,412,000 for the comparable prior year period. Distribution gross margin percentage was 36.3% as compared to 38.5% for the comparable prior year period. The decline was the result of increased price competition in an overall soft market. The consumer products division's gross margin percentage increased from 41.2% to 43.6%. Wico Gaming's gross margin of $34,000 represented a gross margin percentage of approximately 3.4% of its net sales for the period.



      Selling, distribution and administration expenses for the six months ended March 31, 1995 were $6,976,000 (approximately 33.3% of sales) as compared to $6,239,000 (29.4% of sales) for the comparable prior year. The 9.7% increase was largely the result of the inclusion of Wico Gaming, which accounted for $544,000 of expenses.



      Amortization of intangibles was approximately $185,000 in both periods.



      Interest expense increased from $860,000 to $1,061,000. The increase is a combination of higher borrowings as well as higher interest rates. Amortization of debt discounts and deferred loan costs was $485,000 in the current year period (none in the comparable prior year period).



      The Company recorded a loss from continuing operations before tax benefit of $1,429,000 and a net loss of $1,531,000 for the six months ended March 31, 1995. The result was due to reduced parts and supplies sales and gross margins, as well as the reorganization of Wico Gaming, a charge of $485,000 relating to the amortization of debt discounts recorded in the fourth quarter of fiscal 1994, and a provision for loss on discontinued operations of $611,000. A deferred income tax benefit of approximately $509,000 was recorded during the six months ended March 31, 1995 as a result of the tax benefits of the operating losses incurred during this period. Management believes that the total deferred tax benefits, aggregating approximately $1,258,000 as of March 31, 1995 will be recovered by the generation of financial reporting and taxable income prior to the expiration of such net operating losses.



Fiscal years Ended September 30, 1994, 1993 and 1992


Year Ended September 30,                                      1994                 1993                   1992
- ------------------------------------------------------------------------------------------------------------------------
                                                                (Dollars in thousands, except per share data)
Sales:
  Distribution......................................           $ 32,203               $32,981                $32,480
  Consumer..........................................              8,595                 5,802                  5,173
  Gaming (1)........................................              1,194                   ---                    ---
                                                               --------                ------                 ------
                                                                 41,992                38,783                 38,653
Gross Profit:
  Distribution......................................             12,639                12,706                 12,359
  Consumer..........................................              3,163                 2,402                  2,217
  Gaming............................................                111                   ---                    ---
                                                                 ------                ------                 ------
                                                                 15,913                 2,063                 14,576
Selling, Distribution and
  Administrative....................................             12,593                11,620                 10,895
Amortization........................................                657                   689                  1,581
Interest Expense....................................              1,732                 2,063                  2,684
Other Charges.......................................                441                   ---                    ---
Net Income (loss) before income taxes...............                490                   728                   (728)
Pro Forma Net Income (loss) (1).....................                284                   508                   (516)
Pro Forma Net Income (loss)
 per share (1)......................................                .00                  0.12                  (0.12)

- ---------------------
(1)   For the period June 20, 1994 through September 30, 1994.

Fiscal Year Ended September 30, 1994 Compared with Fiscal Year Ended September 30, 1993



      Distribution sales decreased 2.4% to $32,203,000 while consumer sales increased 48.1% to $8,595,000, and gaming amounted to $1,194,000. Distribution sales continued to be hampered by soft conditions in the coin-operated machine market, particularly amusement games. The consumer sales increase of 48.1% was attributable to the increased acceptance of Suncom products at retail as well as significant OEM sales.



      Gross profit for the twelve months ended September 30, 1994 was $15,913,000, as compared with $15,108,000 in the twelve months ended September 30, 1993. This 5.3% increase was due to higher consumer sales at gross margins of 36.8%, as compared with 41.4% consumer margins in the previous year. The change reflected higher volume to an OEM customer at lower gross margins. Distribution margins increased slightly to 39.2% from 38.5% in the previous year.



      Selling, distribution and administrative expenses were approximately $12,593,000 for the twelve months ended September 30, 1994 versus $11,620,000 for the twelve months ended September 30, 1993, which was approximately 30% of total sales in each year. The 8.3% increase in expenses was the largely the result of an increase in variable advertising and freight expenses associated with improved consumer sales. Amortization expense declined to $657,000 as compared with $727,000 in the previous twelve-month period, as certain intangibles were fully amortized, offset partially by the amortization of debt discounts recorded in 1994 in connection with the Company's financings. Due to these debt discounts and related amortization, the Company anticipates amortization charges of approximately $1.3 million in the fiscal year ending September 30, 1995.



      During the twelve months ended September 30, 1994, interest expense declined to $1,732,000 as a result of lower principal amounts outstanding, as well as lower interest rates. High and low per annum interest rates were 8.5% and 6.7%, respectively, in the twelve months ended September 30, 1994, they were 10% and 7%, respectively, in the twelve months ended September 30, 1993.


      Other charges in 1994 included approximately $175,000 and $240,000 related to the write-offs of deferred registration costs and deferred financing fees, respectively.


      As a result of the aforementioned, the Company recorded income from operations before taxes of $490,000 in the twelve months ended September 30, 1994 as compared with income from operations before taxes of $728,000 in the twelve months ended September 30, 1993.



Fiscal Year Ended September 30, 1993 Compared with Fiscal Year Ended September 30, 1992



      Distribution sales increased 1.5% to $32,981,000, while consumer sales declined 6.0% to $5,802,000. Distribution sales increases were adversely affected by the slow economic recovery and the continued popularity of home-based video games. The consumer sales decline of $371,000 was largely attributable to the decline in sales of digital-based joysticks and the constrained growth of analog joysticks designed for use with personal computers, due to the continued popularity of home-based video game systems.



      Gross profit for the fiscal year ended September 30, 1993 was $15,108,000, compared with $14,576,000 in the fiscal year ended September 30, 1992. This 3.6% increase was primarily the result of an increase in consumer gross margin from 35.9% to 41.4% of sales. This increase occurred due to the introduction of higher-margin new products and a reduction in the amount of close-out merchandise.



      Selling, general and administrative expenses were $11,620,000 in fiscal 1993, approximately 30% of sales, as compared with $10,895,000 in fiscal 1992, or 28.1% of sales. The 6.6% increase in expenses was the result of marketing and product development expenditures for new consumer products, as well as increased distribution marketing expenditures to support market share in the coin-operated machine parts and billiards markets. The amortization of intangibles resulting from acquisitions declined to $689,000 in fiscal 1993 as compared with $1,581,000 in fiscal 1992, as certain intangibles were fully amortized during 1992.



      During fiscal 1993, interest expense declined to $2,063,000 as a result of lower principal amounts outstanding, as well as lower interest rates. High and low per annum interest rates were 8% and 6.7%, respectively, in fiscal 1993, and 10% and 7%, respectively, in fiscal 1992.



      Wico recorded income before income taxes in fiscal 1993 of $728,000, as compared with a loss before income taxes of ($738,000) in fiscal 1992. Improved sales and gross margins in the distribution segment, as well as reduced interest expense and amortization, contributed most significantly to this result.


Liquidity and Capital Resources

      During the year ended September 30, 1994, the Company's continuing operations operated with positive cash flow. However, as a result of continuing demands of the Company's airline operation, as well as costs associated with the consolidation of the Company's recently acquired gaming subsidiary and a general softening of the coin-operated machine market, Wico generated lower than expected sales volume in the fourth quarter of fiscal 1994 and the first two quarters of fiscal 1995, resulting in a negative cash flow in the 1995 fiscal year to date and a shortage of working capital. The Company's principal sources of liquidity and working capital have been cash flow from operations for the fiscal years ending 1994 and loans and equity provided by investors, including certain affiliates, since September 30, 1994. Wico's operations generated positive cash flow in fiscal 1994, 1993 and 1992 in the amounts of approximately $1,761,000, $1,832,000 and $1,300,000, respectively. However, for the six months ended March 31, 1995, operating cash flow was only approximately $247,000 and total cash flow was negative by $136,750.



      The Company obtained additional working capital in the third quarter of fiscal 1995 through a $150,000 loan from an affiliate and the sale of 2,094,500 1995 Private Placement Shares for proceeds aggregating $2,950,000. The Company is also attempting to obtain additional working capital by refinancing its senior secured indebtedness under its line of credit. Although it has received a financing proposal from an institutional lender, such proposal does not constitute a financing commitment. In addition, consummation of such refinancing will require the agreement of the Company's existing institutional lender to subordinate a portion of its debt to the rights of such new lender. Accordingly, there is no assurance that the Company will be able to effect such refinancing, or on terms that will relieve its liquidity and cash flow shortages.



      Under the terms of its current lending agreement, Wico must be in compliance with certain financial ratios. Certain of the covenant requirements include attaining minimum operating income before amortization of intangibles and other items (as defined in the Lending Agreement) of $3,100,000, a minimum current ratio of 1.75:1, and minimum working capital of $6,300,000. Wico is currently in compliance with said covenants, except for the minimum operating income covenant and the operating income to interest expense ratio covenant as of and for the period ending March 31, 1995, compliance with which was waived by its lender through March 31, 1995. Although the Company believes that it will be in compliance with both loan covenants by the end of fiscal 1995, it is anticipated that the Company was again in non-compliance with such covenant as of and for the period ended June 30, 1995. Accordingly, the Company will seek a further waiver from the institutional lender.



      The Term Loan, maturing in October 1998, provides for monthly installments of principal, and had a principal balance of approximately $6,211,000 at March 31, 1995. The Revolving Credit Loan, which provides for a maximum credit of $13,000,000 (inclusive of letters of credit that may be established at the request of Wico), is generally fully drawn upon at all times, and had an outstanding principal balance of $13,000,000 at March 31, 1995. At March 31, 1995, the aggregate amount of borrowings under the Lending Agreement was approximately $19,161,000. Repayment of the loans is secured by a first lien on a substantial portion of Wico's assets, limited personal guarantees, each in the amount of $1,000,000, from Stephen R. Feldman, Chairman of the Board of the Company, and Bentley J. Blum, a principal stockholder and director of the Company, and stock pledges in favor of the institutional lender covering all of the outstanding shares of Common Stock owned by certain of Wico's prior stockholders.



      The maximum interest rates on the institutional loans are payable at the option of Wico at either the prime rate plus 1-1/2% or LIBOR plus 3-1/4% (currently __% per annum). Under certain circumstances related to earnings, the rates of interest may be reduced to the prime rate or LIBOR plus 1-3/4%. Under the terms of the Lending Agreement, the lender was granted a warrant to purchase 4.9% of Wico's common stock, which was exchanged for a warrant to purchase 400,000 shares of Common Stock of the Company at the time of the Wico Merger (the "Bank Warrant"). In consideration of Wico's agreement to make a prepayment, the lender consented to the Wico Merger and the Langworthy acquisition. Wico used $4,000,000 in funds obtained from the Wico Merger to make such prepayment, and agreed to pay the lender an additional $1,000,000 by December 31, 1994 and to redeem the Bank Warrant for $1,000,000 by December 31, 1994, or, in the alternative, incur a 1-1/2% per annum increase in the interest rate paid on the loans and pay a fee of $375,000. The Company selected the second option and paid $200,000 of the $375,000 fee on December 15, 1994. The $175,000 balance of such fee is currently due and payable.



      The lending agreement also provides for mandatory prepayments of the Term Loan in amounts equal to 75% of Wico's excess cash flow (as defined). The lending agreement contains other restrictions requiring the consent of the lender in connection with the making of any acquisition, payment of dividends, issuance of additional securities or making of annual capital expenditures in excess of $500,000.

      In November 1994, the Company sold $2,737,500 of its securities in a private placement of units. Each unit ("Unit") consisted of a $25,000 principal amount 10% convertible promissory note (the "Private Placement Notes") due September 1996. The Private Placement Notes are convertible into shares of the Company's Common Stock at a price per share equal to 80% of the closing bid price of the Common Stock on the date of conversion. Upon conversion, holders of the Private Placement Notes would also have the right to receive options to purchase 500 shares of Common Stock per Unit at an exercise price of $5.00 per share for a four-year period commencing on the effective date of the Registration Statement of which this Prospectus is a part (the "Private Placement Warrants").



      In June 1995, the Company entered into an agreement with Rickel & Associates, Inc. ("Rickel"), pursuant to which Rickel agreed to use its best efforts to solicit from the holders of the Private Placement Notes their agreements to waive the right to convert such Private Placement Notes into shares of Company Common Stock. In the event and to the extent that the holders of Private Placement Notes elect such conversion waivers, they will receive (in addition to payments of interest and principal on the Private Placement Notes) payments aggregating $5,000 for each $25,000 principal amount of Private Placement Notes made subject to the conversion waivers. Such payments, aggregating $547,500 if all $2,737,500 of Private Placement Notes elect to waive their rights of conversion, are payable in two equal installments on October 31, 1995 and December 31, 1995, respectively. In addition, the Company agreed, as part of such arrangements, to increase to 11% the interest rate on all Private Placement Notes made subject to the conversion waivers and to issue the Private Placement Warrants to such noteholders, at the rate of 500 Private Placement Warrants for each $25,000 of Private Placement Notes made subject to the conversion waivers. The Company has agreed to pay to Rickel a fee equal to $2,500 for each $25,000 of Private Placement Notes that execute conversion waivers (a maximum of $273,750 if all Private Placement Noteholders elect to waive their conversion rights).



      Since the Wico Merger, the Company's airline operation has used approximately $2,000,000 in cash through March 31, 1995. The airline operation has continued to operate unprofitably and generate negative cash flow from its operations. On January 1, 1995, the Company implemented across the board fare increases, and in February 1995, the Company was successful in negotiating with its lessors to terminate the leases of three of its aircraft which reduced the fleet to six aircraft (compared with 16 aircraft at the time of the Wico Merger). These measures, together with other cost reductions, reduced (but did not eliminate) the continuing losses in the airline operation. Due to the negative cash flow in the airline operation, Conquest Air was also in default of its lease payments under the leases for its six aircraft, and has received default notices from the lessors in respect of four of the six aircraft. On June 30, 1995, the Company sold the stock of Conquest Air to Air LA in consideration for (i) a $3,000,000 convertible promissory note of Air LA (automatically convertible into $3,000,000 of convertible preferred stock of Air LA upon authorization such shares by the Air LA stockholders), (ii) an 8% $1,000,000 Air LA note, and (iii) Air LA's assumption of the obligation to repay the Company $2,000,000 of accrued indebtedness of the former Conquest Air subsidiary, evidenced by a separate 8% Air LA note. Air LA has also undertaken to cure existing defaults of Conquest Air to its aircraft lessors. However, the Company remains contingently liable for such defaults. To assist Air LA in closing the transaction pending receipt of an anticipated debt refinancing of Air LA to be secured by both its assets and the acquired Conquest Air assets, at the closing of the sale to Air LA, the Company made Air LA a $250,000 loan due on the earlier of such refinancing or July 31, 1995. See "Business - Sale of Air LA."


Offer of Creditors Shares


      In order to reduce its indebtedness and improve its equity position, the Company has offered to certain of its creditors, including professionals, holding accounts payable and other indebtedness of the Company aggregating approximately $1,400,000 at April 30, 1995, the opportunity to purchase from the Company, at approximately $2.00 per share, an aggregate of up to 700,000 shares of Common Stock (the "Creditors Shares"). All of the Creditors Shares are being registered under the Registration Statement of which this Prospectus is a part. The issuance of the Creditors Shares are subject to certain conditions, including (i) the registration of such Creditors Shares under the Securities Act; (ii) receipt of this Prospectus; and (iii) the final agreement of each of such creditors, within ten days of receipt and review of this Prospectus, to accept such Creditors Shares in lieu of cash obligations owed to them by the Company. As at the date hereof, the Company has received agreements from holders of an aggregate of $873,631 of accrued Company obligations, including two law firms and Messrs. Feldman Radin & Co., P.C., an accounting firm with which Stephen R. Feldman is a principal stockholder, to accept approximately 449,816 Creditors Shares in exchange for Company obligations owed to them.

Seasonality

      Wico's consumer products segment experiences its peak sales relating to the Christmas holiday selling season. Due to the importance of the Christmas selling season, net sales relating thereto constitute a disproportionate amount of net sales for the entire year and all of Wico's income from operations of this segment. Unfavorable economic conditions affecting retailers generally during the Christmas selling season in any year could materially adversely affect Wico's results of operations for this segment. Wico must also make decisions regarding how much inventory to buy in advance of the season in which it will be sold. Significant deviations from projected demand for products can have an adverse effect on Wico's sales and profitability for this segment.

Inflation


      To date, inflation has not had a material effect on the Company's operations.


Pro Forma Balance Sheet


      The pro-forma balance sheet on the following page sets forth, on a pro-forma basis, the Company's consolidated balance sheet as at March 31, 1995, after giving effect to: (i) the sale of the 2,094,500 1995 Private Placement Shares, (ii) redemption for $200,000 of 600,000 shares of Series D Preferred Stock owned by an affiliate, and (iii) the exchange of an aggregate of $1,400,000 of Company obligations for 700,000 Creditors Shares.

                        CONQUEST INDUSTRIES INC., AND SUBSIDIARES

                                  PRO-FORMA BALANCE SHEET

                                       MARCH 31, 1995



                                                                     Pro-Forma Adjustments
                                                                -----------------------------

                                               Historical          Dr.                Cr.            As Adjusted
                                               ----------       ----------         ----------        -----------


              ASSETS

CURRENT ASSETS:
  Cash .......................................  $    871,130 (1)  $2,900,000 (2)      $  200,000    $  3,571,130
  Trade accounts receivable ..................     5,190,743                                           5,190,743
  Other receivables...........................       191,006                                             191,006
  Inventories.................................     7,641,457                                           7,641,457
  Prepaid expenses and other current assets...       677,167                                             677,167
                                                ------------      ----------          ----------    ------------
     TOTAL CURRENT ASSETS ....................    14,571,503       2,900,000             200,000      17,271,503

MACHINERY AND EQUIPMENT - NET ................     1,001,072                                           1,001,072

DEFERRED TAX ASSET ...........................     1,257,900                                           1,257,900

INTANGIBLE AND OTHER ASSETS - NET ............     6,016,049                                           6,016,049

NET ASSETS OF DISCONTINUED OPERATIONS ........     4,250,000                                           4,250,000
                                                ------------       ----------         ----------    ------------

                                                $ 27,096,524       $2,900,000         $  200,000    $ 29,796,524
                                                ============       ==========         ==========    ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ...........................  $  5,607,113       $                  $             $  5,607,113
  Accrued expenses ...........................     2,434,428 (3)    1,400,000                          1,034,428
  Current portion of long-term debt...........     1,500,000                                           1,500,000
                                                ------------       ----------                       ------------
     TOTAL CURRENT LIABILITIES ...............     9,541,541        1,400,000             --           8,141,541
                                                ------------       ----------                       ------------

LONG-TERM DEBT  ..............................    17,528,349                                          17,528,349
                                                ------------                                        ------------

STOCKHOLDERS' EQUITY:
  Preferred stock - Series A .................           755                                                 755
  Preferred stock - Series B .................     2,800,000                                           2,800,000
  Preferred stock - Series D .................       200,000 (2)      200,000                              --
  Common stock ...............................        91,587                  (1)(3)       3,495          95,082
  Additional paid-in capital .................    12,625,815                  (1)(3)   4,296,505      16,922,320
  Accumulated deficit ........................   (15,616,739)                                        (15,616,739)
  Foreign currency translation adjustment ....       (74,784)                                            (74,784)
                                                ------------       ----------         ----------    ------------
                                                      26,634          200,000          4,300,000       4,126,634
                                                ------------       ----------         ----------    ------------

                                                $ 27,096,524       $1,600,000         $4,300,000    $ 29,796,524
                                                ============       ==========         ==========    ============


CONQUEST INDUSTRIES INC. AND SUBSIDIARIES
NOTES TO PRO-FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
MARCH 31, 1995

A. Pro-forma adjustments have been made to the historical March 31, 1995 unaudited consolidated balance sheet to give effect to the following:

(1) The receipt of net proceeds of approximately $2,900,000 reflecting the private placement of 2,094,500 shares of Company Common Stock for approximately $1.41 per share, after deducting costs of the private placement estimated to be approximately $50,000.

(2)   The repurchase of the Series D Preferred Stock.

(3) The assumed conversion of accrued liabilities in the approximate amount of $1,400,000 into 700,000 shares at $2.00 per share.

B. In June 1995, the Company completed the sale of the common stock of Conquest Air for $6,000,000 in securities of the purchaser, Air LA. The carrying value of the airline has not been adjusted for pro- forma purposes. See "Business - Sale of Conquest Air."

                                    BUSINESS

Introduction


      The Company, through wholly-owned operating subsidiaries, is a leading manufacturer and distributor of replacement parts, accessories, and supplies to game operators and distributors of coin-operated amusement/arcade games, billiard tables, vending machines, such as food, soft drink and snack machines, and gaming machines. It also supplies parts and accessories to original equipment manufacturers ("OEMs") of arcade games. A subsidiary, Wico Gaming, is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom-built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.



      The Company's broad range of products enables the Company to offer single sourcing to its customers. In 1988, the Company acquired Penn-Ray Sutra Corporation ("Penn-Ray"), one of the largest competitors of its distribution business in the areas of video monitors, power supplies and billiard equipment. Penn-Ray sold its products by means of a telemarketing operation, primarily to large game operators, distributors and small OEMs. Its telemarketing sales strategy complemented the Company's then existing direct sales force, which historically serviced smaller game operators. This portion of the Company's business, referred to as its distribution business, accounted for approximately 85%, 85% and 80% of net sales, respectively, in 1992, 1993 and 1994.



      The Company is also a leading U.S. manufacturer and distributor of consumer joysticks, which are entertainment computer control devices, and related accessories, that it sells directly to retailers and distributors located principally in the United States. This portion of its business, referred to as its consumer business, accounted for approximately 15%, 15% and 20% of net sales, respectively, in 1992, 1993 and 1994. In 1989, the Company acquired Suncom Corporation ("Suncom"), a manufacturer and distributor of joysticks and related accessories sold primarily to the consumer market. This complemented and enhanced the Company's existing consumer joystick business, which now markets both Suncom and Wico branded products. The Company's strategy is to be a market leader by offering a broad selection of high quality products. Presently, the Company believes that it offers one of the most complete lines of joysticks available in the consumer market.



      Until it consummated the Wico Merger, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas. The Company's wholly-owned subsidiary, Conquest Air, is still engaged in conducting limited aviation operations in Texas on a reduced basis. In August 1994, the Company announced its intention to sell Conquest Air and such business is treated as a discontinued operation for accounting purposes. Accordingly, financial information and discussions of results of operation relate to continuing businesses only, except as otherwise expressly stated. The airline business of Conquest Air incurred significant operating losses through March 31, 1995 (approximately $1,300,000 for the six months then ended), and represented a drain on the Company's cash flow. In addition, the Company has recently been notified by certain of its aircraft lessors of defaults under the current leases.



      On June 30, 1995, LA Air assumed all of Conquest Air's aircraft leases and purchased the stock of Conquest Air from the Company. The consideration received by the Company consisted of three separate notes aggregating $6,000,000, one of which will be automatically exchanged for $3,000,000 of LA Air non-dividend paying voting convertible preferred stock upon authorization of such securities by the LA Air stockholders. The remaining two notes, aggregating $3,000,000, bear interest at 8% per annum and are payable in installments through June 2000 (subject to certain mandatory prepayment provisions), and include $2,000,000 of intercompany obligations from Conquest Air to the Company. See "Business - Sale of Conquest Air."


THE WICO MERGER


      Until June 20, 1994, the Company was primarily engaged in the business of operating a regional airline providing regularly scheduled turbo-prop service to cities within the State of Texas. On June 20, 1994, CAC Acquisition, Inc. ("CAC"), a Delaware corporation and newly formed wholly-owned subsidiary of the Company, merged with Wico Holding Corp. ("Wico"), a privately-held Delaware corporation, pursuant to a Restated Agreement and Plan of Merger dated June 8, 1994. Upon consummation of the merger, Wico became a wholly-owned subsidiary of the Company and the separate existence of CAC ceased. In addition, simultaneous with the merger, Wico Gaming Supply Corp. ("Wico Gaming"), a wholly-owned subsidiary of Wico, acquired certain assets, liabilities and divisions of Langworthy Casino Supply, Inc. ("Langworthy").

      Concurrent with the Wico Merger, the stockholders of Wico exchanged their Wico securities for Company securities and became the controlling stockholders of the Company. The basis of the control is that the former stockholders of Wico now own approximately 80% of the issued and outstanding capital stock of the Company. Under the terms of the merger, following exchanges of Wico securities for Company securities, the following Company securities were issued: (i) the holders of Wico common stock acquired record ownership of approximately 7,000,000 shares of Company Common Stock in exchange for 2,944,000 shares of Wico common stock; (ii) certain holders of Wico preferred stock acquired record ownership of 2,800,000 shares of Company Series B Preferred Stock in exchange for 2,800,000 shares of Wico 10% Series AA convertible preferred stock ("Wico AA Preferred Stock") and Wico 10% Series A convertible preferred stock; and (iii) certain other holders of Wico AA Preferred Stock acquired record ownership of 313,043 shares of Company Common Stock in exchange for 1,200,000 shares of Wico AA Preferred Stock. All of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Company Common Stock.



      The Company also agreed to issue Class B Warrants to purchase an aggregate of 1,961,925 shares of Common Stock to the stockholders of record of the Company on the close of business on June 20, 1994 (not including any persons or entities affiliated with Wico receiving shares or rights to shares of Common Stock in connection with the Wico Merger). The Class B Warrants are exercisable until June 20, 1999, at a price of $11.875 per share, subject to an effective registration statement covering the underlying shares of Common Stock. In June 1995, the Company agreed to reduce the exercise price of such 1,961,925 Class B Warrants as well as the 54,750 Private Placement Warrants to $5.00 per share. In addition, the Company issued, for nominal consideration, to its institutional lender 400,000 Bank Warrants and to an affiliate of its former law firm 200,000 Blue Diamond Warrants. The Blue Diamond Warrants were exercised for $200 in June 1995.



      After giving effect to the Wico Merger, and the pro forma conversion of all shares of Series B Preferred Stock, the nineteen former stockholders of Wico owned approximately 80% of the Company's outstanding Common Stock. The stockholders of the Company who prior to the effectiveness of the Wico Merger held all of its capital stock continued to hold approximately 20% of its capital stock giving effect to the Wico Merger and the aforesaid issuance and pro forma conversion.



      For accounting purposes, the merger with Wico has been treated as a reverse acquisition. This resulted in the recapitalization of Wico with Wico being treated as the continuing entity. The historical financial statements contained herein are those of the business and operations of Wico. The acquisition of Langworthy has been treated as a purchase. Assets received in the transactions (inclusive of Conquest Air and Langworthy) have been valued at their fair value at the date of acquisition.



      On August 10, 1994, the Board of Directors of the Company elected to change the Company's fiscal year end from May 31 to September 30 in order to coincide with that of Wico. In addition, on August 17, 1994, the Board of Directors of the Company determined to dispose of the airline operating unit within the next twelve months. As a result of this Board decision, all discussions of results of operations of the Company relate to continuing businesses only, except as otherwise expressly stated. The Company's plan contemplated the continuation of airline operations until the sale was consummated.


THE DISTRIBUTION BUSINESS


      The Company is a supplier of replacement parts, accessories and related supplies to the coin-operated machine market generally. The Company is focused on supplying operators with replacement parts and accessories in the shortest possible period of time in order to limit the downtime of their machines. Operators purchase the machines from regional distributors or directly from the machine manufacturers. Typically, amusement, billiards and vending operators purchase machines from a variety of regional distributors and operate them in factories, offices, bars, convenience stores, and arcades.


MARKETING AND SALES


      Providing customers with a single source for a broad variety of parts and accessories is a key component of the Company's marketing approach. While the Company believes that its products are priced competitively, low prices are not the overriding consideration of its marketing program. Operators of coin-operated machines strive to minimize machine downtime, and therefore prompt availability of parts is critical to the profitability of their operation. A single source of supply eliminates the costs and delay involved in dealing with multiple suppliers. While the Company is required to maintain levels of inventory consistent with this plan, the variety of product offerings, together with timely deliveries, becomes a value-added feature which often supports a price premium.

      The Company estimates that more than 80% of all orders are shipped within 24 to 48 hours. Customers are provided toll-free telephone numbers, and orders are entered by an on-line data entry system. The Company attempts to provide customers with personalized business relationships through regional salesmen, supplemented by a telemarketing staff. The distribution segment is not dependent on any customer and no customer of this segment accounts for more than 3% of its net sales. Historically, bad debts for customers have not been significant, and accounts receivable are normally outstanding between 45 and 60 days, which the Company believes are within industry norms.



      In 1988, the Company acquired Penn-Ray, one of its largest competitors in the areas of video monitors, power supplies and billiard equipment, selling its products by means of a telemarketing operation. Penn-Ray's expertise in the amusement and billiards segments of the market complemented the Company's then existing product mix in this area. Penn-Ray had strong product offerings in these areas with an emphasis on large game operators, distributors and small OEMs, which the Company was able to service through its regular field sales force. In February 1991, the coin-operated amusement customers of Penn-Ray were integrated into the Company's marketing system. The Penn-Ray division now focuses exclusively on the sale and distribution of billiard supplies to retail billiard outlets.



      Within the Company's distribution segment. approximately 9% of 1994 sales were derived from direct sales of products to OEMs. Due to the Company's position as a manufacturer of joysticks and related control products, video game manufacturers requested that the Company supply parts directly to their manufacturing facilities. As a result, the majority of sales in the OEM segment have been generated by the supply of joysticks and related accessories.



      The Company has a direct sales staff of 41 employees, differentiating it from its competitors, which the Company believes rely heavily on telemarketing operations, with a limited direct sales force. The Company has completed a major upgrade in its sales communication effort by implementing an electronic voice mail and message system with beeper interface to allow prompt salesperson/customer communication, order processing and similar functions.



      Within the Company's parts distribution business, salespersons focus primarily on the operators of coin-operated machines and are granted exclusive territories. They are paid commissions averaging 6% of net sales, and salespersons pay their own expenses, although the Company pays for health and fringe benefits.



      The Company also utilizes a telemarketing sales force of approximately 10 persons. Telemarketers provide double coverage for large accounts and are also able to provide service for smaller customers. The telemarketing sales force is paid an hourly wage plus a small commission.



      Additionally, the Company receives incoming orders for its products through its 648-page catalog, which is distributed annually to over 15,000 customers worldwide and offers more than 16,000 products. The Company also distributes specialty catalogs annually for the vending, gaming and OEM industries, and Penn-Ray produces a separate catalog for its more than 2,000 customers.



      The Company periodically offers special promotions for a variety of products. The Company's advertising department produces monthly brochures that are mailed to active customers and inserted with merchandise shipments. These mailings inform customers of newly available parts as well as special pricing programs.



      In an effort to provide customers with prompt deliveries, the Company maintains five additional distribution centers throughout the United States and one in the United Kingdom where it maintains an inventory of its most popular products. All distribution branches are linked to the main Niles, Illinois facility through the IBM System 4381 main frame computer that provides on-line information and support. This system is capable of performing multiple tasks simultaneously. It processes and stores the purchase orders for billing purposes and develops complete accounts receivable data. Approximately 800 proprietary programs process orders, replenish inventories and provide management information.


Competition

      The Company's distribution segment has approximately eight principal competitors, none of which carry all of the product lines maintained by the Company and none of which have multiple distribution centers similar to those of the Company. In order to enter this industry segment, it would be necessary to accumulate broad knowledge regarding the product lines and customer bases and would likely require substantial capital in order to maintain necessary levels of inventory. The Company believes that these factors constitute substantial barriers to entry.

THE CONSUMER BUSINESS



      The Company has developed its consumer joystick business through the acquisition of Suncom, new product development, and marketing. The Company is a supplier of analog-based entertainment control devices designed for use with personal computer based entertainment software, including joysticks, palm-held game pads, and yokes, which resemble aircraft controllers (collectively, "joysticks"). This segment currently markets a diversified line of the Company and Suncom joysticks to consumers primarily using the Suncom name, and management believes that it maintains a market share estimated by the Company at 20%.



      In late 1992, Suncom launched two new products, the FX 2000 joystick and the Command Control game pad. The FX 2000 is an ergonomic joystick and the Command Control pad allows computer games to be played with a controller similar to those used with home video game systems. In mid-1993, Suncom introduced a G Force Yoke, "My First Joystick," and AXYS joystick. The G Force Yoke is targeted at the flight simulation computer software market. "My First Joystick" is targeted at parents who buy educational computer software for their children. AXYS was the first joystick with an "office" appearance, which is installed on personal computers to allow entertainment programs to be controlled by joysticks designed to incorporate ergonomic wrist strain relief features, more generally found in office oriented products. This product may also be used with production-based office and business programs, such as graphic design and spread sheet programs. In late 1993, the Flight Max platform joystick and Gameport 2000 game card were introduced. Product development is also ongoing to respond to the developing joystick market for Macintosh computers.



      In January 1995, the Company introduced a new line of four joysticks, designated as the F-15 line. These joysticks are each 80%-scale replicas of the joysticks equipped in F-15 fighter planes. The line was introduced at a major trade show, and the Company has received orders from major computer retailers and retail stores for the entire initial production run of these joysticks, which are expected to be shipped beginning in May 1995.



      In June 1995, the Suncom division of the Company entered into an agreement with Spectrum Holobyte, Inc. a software developer for the marketing, sale and distribution of Suncom products in the United Kingdom, France and Germany.


Marketing and Sales

      The primary marketing strategy for the sale of consumer joysticks and related accessories is to provide a broad selection for the Company's customers and their retail customers. The major component of this strategy is single sourcing for virtually all joysticks and entertainment controller needs, providing a focus on high quality and value pricing. The Company has targeted the high-volume personal computer mass market rather than high-tech "ultra niche" products. Accordingly, ten customers accounted for 59% and 49% of the Company's net sales in this market segment for the fiscal years ended September 30, 1994 and 1993, respectively.


      The Company employs independent sales representatives to sell the Company's consumer joysticks and related products to distributors, retail representatives and major outlets. These representatives are assigned exclusive sales territories covering the United States and also market other complementary noncompetitive products manufactured by others. The sales representatives are paid commissions of approximately 5% of net sales of products sold and are not paid any salary or furnished any benefits.


      Advertising and promotional efforts are comprised of a number of key elements. The Company uses print media to target specific end users and enters into cooperative advertising retail programs to generate retail support and customer awareness. In addition, the Company utilizes comprehensive catalog and collateral materials for sales support and participates in all major domestic and foreign trade shows.

Competition

      The Company competes with approximately six other companies in this industry segment. Competition is based primarily on price and product features. Manufacturers and vendors of personal computers, many of whom are substantially larger than the Company, are potential competitors of the Company in this segment.


WICO GAMING



      In June 1994, and in conjunction with the merger with the Company, Wico Gaming, a wholly-owned subsidiary of the Company, acquired certain divisions of Langworthy, a 56-year-old manufacturer and distributor of casino supplies, located in Las Vegas, Nevada. The purchase price for the Langworthy acquisition was $1,750,000 and assumption of certain liabilities to trade creditors. The assets acquired were Langworthy's layout business, dice manufacturing, furniture business, including custom-built casino tables and other furniture items and accessories, playing chips, and playing cards businesses. Layouts are specially screened felt pieces of billiard cloth for gaming tables, such as blackjack, roulette and poker tables. At the time of acquisition, most of the Langworthy business was transacted with casinos located in Nevada, and Wico Gaming presently has the necessary regulatory authorizations to continue substantially all of this business. Wico Gaming plans to expand the operation and distribute these products in other states in which casinos operate in the United States. Such plans require that the Company obtain various additional licenses or authorizations.



      The Langworthy acquisition constituted a substantial product line expansion for the Company's existing business in the gaming industry, consisting principally of replacement parts for slot machines and certain non- gaming supplies and products used by casinos. In addition to a dedicated sales force for the gaming supply business, the Company's distribution business' national sales force and telemarketing operation will provide immediate sales support on a national basis.


      The Langworthy business supplies casinos with products for table games (including blackjack, roulette and poker). Langworthy's sales were historically divided between replacement parts and new installations. The replacement business involved two custom manufacturing operations, dice and layouts. New installation products consist of furniture, gaming tables, slot machine stands, change racks and similar items. Products not manufactured by Wico Gaming are acquired from various suppliers. Wico Gaming is not dependent upon any individual supplier.

      Management believes that the Langworthy acquisition enabled the Company to position itself as a single-source casino gaming parts supplier, of particular significance to smaller locations such as riverboat operations and Native American casinos. The useful lives of Wico Gaming's products range from several hours in the case of playing cards and dice to several months in the case of layouts and several years in the case of casino chips and gaming furniture.


      In April 1995, Wico Gaming purchased the operating assets of the Dice Division of Shuffle Master, Inc. ("SMI"). Annual sales of the SMI Dice Division were approximately $300,000 in its fiscal year ended immediately prior to the purchase by Wico Gaming. The purchase price for the assets was $240,000, of which $60,000 was paid in cash, with the balance payable in quarterly installments (with interest at 6% per annum) through April 2000. This acquisition expands Wico Gaming's customer base in its dice business, with the customers of the acquired business including casinos, riverboats and other gaming establishments located primarily in Nevada, Mississippi and New Jersey.


      There are a number of companies that are in competition with Wico Gaming in each of its product lines. With regard to layouts, management believes that the key competitive factors are cloth quality, enhanced graphics, and clarity and range of colors. The primary competitive factor for dice sales are quality and pricing, and casinos generally purchase dice from more than one supplier. In the area of gaming furniture, competition is based on quality, price and durability. The key competitive factor for playing chips are durability, graphics, ease of handling and security, and with regard to playing cards, the key competitive factors are price, ease of handling, durability, brand name identification and reputation.

      Approximately 50% of Wico Gaming's business is comprised of sales to casinos located in Las Vegas, Nevada. Wico Gaming is not dependent upon any individual customer.


      The casino industry and the gaming industry in general, have experienced substantial growth in recent years. As interest in gambling establishments continues to grow, the demand for machines and parts is expected to increase significantly. Management believes, although there can be no assurance, that the growth prospects for the acquired Langworthy and SMI businesses are favorable, and should mirror developments in the gaming industry generally. Management believes, although there can be no assurance, that with a more aggressive sales and marketing effort, which is planned, Wico Gaming will be able to expand its market share even if the gambling industry is unable to sustain its recent growth rate.


      The manufacture and distribution of gaming equipment and supplies are subject to certain federal, state and local regulations. Regulations may vary significantly among jurisdictions, although virtually all require licenses, permits and approvals in connection with the manufacture, distribution or supply of some or all of the Wico Gaming products.

      The manufacture and distribution of gaming equipment and associated products in Nevada are subject to extensive state and local regulations. Except with respect to the manufacture and sale of roulette and other gaming wheels, Wico Gaming holds the necessary authorizations required for its gaming supply business to continue the Langworthy and SMI business in Nevada. However, sales of roulette wheels and similar devices have not historically been material to Langworthy. Wico Gaming is subject to licensing and regulatory control by the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local regulatory agencies.



      Under the New Jersey Casino Control Act, a license to sell the Langworthy products must be obtained, since an existing New Jersey license maintained for the Company's distribution business does not permit the sale of these products in New Jersey. Wico Gaming has submitted the appropriate applications in New Jersey, and has received a conditional license to sell its products in that state.



      Wico Gaming also plans to operate the gaming supply business in other jurisdictions, including Connecticut, Indiana, Iowa, Louisiana, Missouri and Mississippi, where gambling is authorized. It will be necessary that Wico Gaming qualify and obtain licenses in each of these jurisdictions, and in this connection, Wico Gaming has been approved for licensing in Wisconsin and Mississippi, and has submitted applications in substantially all of its other intended jurisdictions for business. Although the regulatory schemes in these jurisdictions are not identical, their material attributes are substantially similar. There can be no assurance that such licenses, approvals or findings of suitability will be obtained and, if obtained, will not be revoked, suspended or conditional or that Wico Gaming will be able to obtain the necessary approvals for its future products as they are developed. If a license, approval or finding of suitability is required by a regulatory authority and Wico Gaming fails to seek or does not receive the necessary license, approval or finding of suitability, Wico Gaming may be prohibited from selling its products in such jurisdiction or may be required to sell its products through other entities at a reduced margin.


MANUFACTURING OPERATIONS


      With respect to the Company's parts distribution business, approximately 90% of the products sold by the Company are purchased from other manufacturers or distributors, and approximately 10% are internally produced or assembled. Approximately 73% of the products purchased by the Company in this segment are purchased domestically. Within the Company's consumer segment, approximately 90% of the products sold are produced for the Company using company-owned molds and dies and relying upon utility and design patents and specifications owned by the Company. Substantially all of such products are produced in Taiwan and China. All foreign transactions are denominated in U.S. dollars, thereby reducing transactional risks associated with fluctuations in foreign currency exchange. Within the consumer segment, approximately 10% of the products sold are assembled at the Company's facilities in Niles, Illinois.



      Taken as a whole, the Company deals with over 1,000 suppliers. In 1994, the top 10 suppliers accounted for approximately 38% of total purchases. The Company believes that it maintains good relationships with all of its major vendors and has relationships with secondary vendors for all major product categories and believes that it could obtain products from alternative sources at comparable prices and terms.


PRODUCT LIABILITY


      The Company currently has $1,000,000 of product liability insurance for its current products and does not intend to increase coverage. There can be no assurance that the Company's existing coverage will be sufficient to cover any liability resulting from any product liability claims or that the Company would have available funds to pay any claims over the limit of its insurance. Either an underinsured or an uninsured claim could have a material adverse effect on the Company.


TRADEMARKS, PATENTS AND PROPRIETARY RIGHTS


      The Company is dependent upon the development and maintenance of strong brand recognition for its current and proposed products sold in the consumer segment. The Company maintains numerous trademark registrations in the United States and certain foreign countries. The Company believes that brand name identification differentiates its consumer products from those of its competitors and reflects the Company's marketing strategy of providing customers and consumers with a high-quality, value oriented product.



      The Company also holds numerous utility and design patents in the United States and certain foreign countries for its distribution and consumer segment products. All such patents and trademarks are owned by the Company, which is not obligated to pay any license or royalty fees in connection therewith. No one patent or small number of patents are material to either the Company's distribution or consumer products business segments.

GOVERNMENTAL REGULATION


      In order to sell a number of its products in New Jersey, the Company maintains a Casino Service Industry License, authorizing it to offer casinos or casino applicants goods and services not directly related to casino or gaming activity. No other jurisdictions where the Company currently sells its products requires licensure for such associated gaming products. The sale of products comprising the business of Wico Gaming requires that additional licenses and authorizations be obtained, subjecting the Company to additional governmental regulation. Any beneficial holder of securities of the Company may be subject to investigation by the gaming authorities in any or all of the jurisdictions in which Wico Gaming operates or sells products if such authorities have reason to believe that their ownership may be inconsistent with such state's gaming policies. Persons who acquire beneficial ownership of more than certain designated percentages of securities will be subject to certain reporting and qualification procedures established by such gaming authorities as well as local licensing authorities.


EMPLOYEES


      In connection with the Company's Distribution and Consumer businesses, the Company employs approximately 193 full-time employees, 128 of whom are located at the Niles, Illinois facility, 27 in its six distribution branches, and 38 in field sales. Of such employees, 51 persons are salaried and the balance are employed on an hourly basis. The executive, administrative, central warehouse, distribution branches, sales and marketing, and purchasing and manufacturing departments, employ 3, 28, 29, 27, 97 and 9 persons, respectively. None of the Company's employees are represented by a labor union, and management believes that the Company's relations with its employees are good. In connection with the Company's gaming supply business resulting from the Langworthy acquisition, the Company employs 34 additional persons consisting of 10 salaried sales and administrative employees and 24 hourly warehouse and production employees. None of such employees are represented by any union, and management believes that labor relations are also satisfactory.


SALE OF CONQUEST AIR


      Conquest Air is a regional airline providing regularly scheduled non-stop and connecting service to seven cities. Conquest Air provides service to Abilene, Austin, Beaumont, Corpus Christi, McAllen, San Antonio and Tyler, Texas, operating as a point-to-point, low-cost carrier offering one-class seating and convenience for business and leisure travelers.



      Until the sale of Conquest Air to Air LA, the Company leased six Metro III aircraft on behalf of Conquest Air, each of which has 19 seats arranged in two rows divided by a center aisle. All but two of the seats border the center aisle and are situated next to a window. All aircraft are leased from unaffiliated third parties. Exclusive of residual or penalty payments in respect of aircraft for which the Company effected an early termination of its lease (which amounts are presently under negotiation), the aggregate monthly lease cost of all such aircraft leases is approximately $106,000. In addition, the Company was required to pay varying rates per engine hour which is deposited in an engine reserve account maintained by the lessors which is utilized for engine overhauls. In May and June 1995, the Company received default notices from the lessors of four of its six aircraft. In the event such lessors were to exercise their legal remedies, they could foreclose upon and repossess the aircraft as well as commencing suit for monetary damages.



      On June 30, 1995, the Company consummated the sale of the capital stock of Conquest Air to Air LA, for consideration consisting of a $3,000,000 convertible promissory note of Air LA, and an additional 8% promissory note in the principal amount of $1,000,000. The Company also received from Air LA an additional 8% promissory note in the amount of $2,000,000, representing Air LA's assumption of certain intercompany indebtedness previously owed by Conquest Air to the Company. In conjunction with the closing, the Company loaned to Conquest Air the sum of $250,000, which will be repayable (together with interest at 8% per annum) out of the proceeds of Air LA's next public or private equity offering, or otherwise on demand made at any time after July 31, 1995. All of such promissory notes are secured by all of the assets of Air LA and Conquest Air, except that the $250,000 loan is secured solely by the assets of Conquest Air.



      The $3,000,000 convertible promissory note will, upon air LA's authorization of preferred stock (anticipated to occur in August 1995), automatically convert into $3,000,000 of non-dividend bearing convertible preferred stock of Air LA, which in turn will be convertible, at the option of the Company, commencing not later than December 31, 1995, into shares of common stock of Air LA over a two-year period at prevailing market prices for such common stock. Such convertible promissory note, and the preferred stock into which it is convertible, entitles the Company, in its discretion, to elect two members to the Board of Directors of Air LA.



      Subject to certain mandatory prepayments out of the proceeds of equity offerings by Air LA, the $1,000,000 promissory note and the $2,000,000 promissory note issued as part of the sale of Conquest Air will be repayable in quarterly installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30, 1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000.



      As part of the sale to Air LA, Air LA has agreed to cure the existing defaults under the leases for the six aircraft being operated by Conquest Air at the time of the sale, although the Company will remain contingently liable under such leases unless and until Air LA provides satisfactory deposits and/or other assurances to the lessors, in order to obtain the release of the Company from the obligations under such leases. Air LA's obligation to make the required lease payments and obtain the release of the Company from liability under the leases is secured by a pledge of the outstanding capital stock of Conquest Air.



      Air LA has received a financing commitment from a lender to provide a refinancing of its indebtedness secured by all of its assets, including the acquired assets owned by its Conquest Air subsidiary. In light of its significant recent losses from operations, the consummation of such debt financing within the next 90 days, as well as a contemplated public offering of Air LA equity securities in calendar 1995, may be of material importance to Air LA's ability to both cure the Company's defaults to the Conquest Air aircraft lessors and to meet its purchase price obligations to the Company.


PROPERTIES


      The Company occupies a 115,000 square foot facility located in Niles, Illinois, approximately 10 miles outside of Chicago, Illinois, contains its main distribution and manufacturing facilities and executive offices. The facilities are leased through June 1996 and the Company has a ten-year lease extension option upon substantially the same terms and conditions presently in effect. The current monthly rent is approximately $53,000 (inclusive of real estate taxes and other charges).



      The Company also maintains six other distribution centers which are located in New Jersey, California, Georgia, Texas, Nevada and the United Kingdom. These facilities vary in size from approximately 4,800 square feet to approximately 15,000 square feet, with a current aggregate monthly rent of approximately $24,000. These are all leased facilities that warehouse and stock the fastest moving inventory items.



      The Company has combined its existing Las Vegas, Nevada operations with the acquired businesses of Langworthy and relocated to a single facility of approximately 21,000 square feet located in the Hughes Airport Center adjacent to McCarran Airport. The terms of the five-year lease require annual rental payments of $132,000, plus payment of certain operating expenses.


LEGAL PROCEEDINGS


      The Company is not currently involved in any material legal proceedings. However, litigation has been threatened against the Company for non-payment of certain obligations by a number of creditors, including the lessors of four of its six aircraft. The Company believes that it will be able to settle all such threatened litigation in connection with the issuance of the Creditors Shares.


SETTLEMENTS WITH CERTAIN CREDITORS


      In order to reduce its indebtedness and improve its equity position, the Company has offered to certain of its creditors holding accounts payable and other indebtedness of the Company aggregating approximately $1,400,000 at March 31, 1995, including professionals who rendered services to the Company, an opportunity to purchase from the Company, at a price of $2.00 per share, an aggregate of approximately 700,000 Creditors Shares. One former creditor of the Company, owed $25,000, has agreed to settle such indebtedness for the issuance of 25,000 of the Creditors Shares; provided, that such 25,000 Creditors Shares (issued for $1.00 per share) may not be sold or otherwise disposed of by such creditor for a period of two years from the Effective Date of this Prospectus, and such creditor is not included as a Selling Securityholder in this Prospectus.



      All of the Creditors Shares purchased for $2.00 per share are being registered under the Registration Statement of which this Prospectus is a part. The sale of such Creditors Shares are subject to certain conditions including (i) the registration of such Creditors Shares under the Securities Act; (ii) receipt of this Prospectus; and (iii) the final agreement of each of such creditors, within ten days following receipt and review of this Prospectus, to accept such Creditors Shares in lieu of cash obligations owed to them by the Company.



      Except for the 25,000 Creditors Shares purchased for $1.00 per share, the creditors who elect to accept Creditors Shares at $2.00 each in extinguishment of Company indebtedness and other obligations owed to them will be Selling Securityholders in this Prospectus. See "Selling Securityholders." As such, each such creditor and any broker/dealer that may act on its behalf in connection with the sale of any Creditors Shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act.



      Under the terms of the Company's agreements with each of its creditors, the Company agreed to deliver to such creditor a current prospectus, either through a new registration statement or a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Company also agreed to indemnify each creditor from certain liabilities under the Securities Act of 1933, as amended.



      As at the date of this Prospectus, creditors holding an aggregate of $873,631 of accrued Company obligations, including two law firms and Messrs. Feldman Radin & Co., P.C., an accounting firm with which Stephen R. Feldman is a principal stockholder, have agreed to accept approximately 449,816 Creditors Shares in exchange for all Company obligations owed to such firm. See "Selling Securityholders."



      1994 PRIVATE PLACEMENT



      In September 1994, the Company completed a private placement of $2,737,500 principal amount of 10% convertible Private Placement Notes due October 1, 1996. The Private Placement Notes are convertible into shares of Common Stock at 80% of the prevailing market price of such Common Stock on the date such notes are converted. Assuming a prevailing market price of $1.50 per share, if fully converted, an aggregate of 2,281,250 1994 Private Placement Conversion Shares would be issuable if all Private Placement Notes were converted by the holders. An aggregate of 109.5 units of securities were sold in the 1994 Private Placement, consisting of the Private Placement Notes and 54,750 Private Placement Warrants issuable (at the rate of 500 Private Placement Warrants for each $25,000 of Private Placement Notes converted into Common Stock) only upon conversion of the Private Placement Notes into Common Stock.



      In June 1995, the Company entered into an agreement with Rickel, pursuant to which Rickel agreed to use its best efforts to solicit from the holders of the Private Placement Notes their written consents to waive their right to convert their Private Placement Notes into Company Common Stock (the "Conversion Waivers"). Such Conversion Waivers, if executed, become effective only upon payment by the Company of $5,000 to the holder of each $25,000 of Private Placement Notes made subject to such Conversion Waiver (an aggregate of $547,500 if all Private Placement Notes are made subject to Conversion Waivers), payable to the extent of 50% on October 31, 1995 and the balance on December 31, 1995. Such payments are in addition to and not in lieu of the Company's obligation to pay principal and interest on the Private Placement Notes, when due. In addition, to the extent that holders of Private Placement Notes elect to execute the Conversion Waiver, they will be entitled to receive: (a) their pro-rata amount of the 54,750 Private Placement Warrants (which were originally issuable only upon conversion of the original Private Placement Notes into Common Stock), and (b) an increase to 11% per annum in the interest rate payable on the Private Placement Notes.



      In consideration of its acting as soliciting agent for the Conversion Waivers, the Company has agreed to pay to Rickel $2,500 for each $25,000 principal amount of Private Placement Notes made subject to the Conversion Waiver.



1995 PRIVATE PLACEMENT



      In June and July 1995, the Company sold an aggregate of 2,094,500 shares of its Common Stock for $2,950,000 ($1.4084505 per share) in a private placement to 50 unaffiliated accredited investors and to Steffen I. Magnell, the President and Chief Executive Officer of the Company, who purchased 142,000 of such 1995 Private Placement Shares. Under the terms of a securities purchase agreement with such investors, the Company agreed, at its expense to register the 1995 Private Placement Shares under the Securities Act in connection with any registration statement covering securities being offered for the account of any persons other than the Company. The Company has included such 1995 Private Placement Shares in the registration statement of which this Prospectus is a part. See "Selling Securityholders."

      Mr. Magnell purchased his 142,000 1995 Private Placement Shares by delivering the Company his $200,000 8% promissory note due October 5, 1995, and secured by a pledged of such 142,000 purchased shares. Mr. Magnell has agreed not to publicly sell any of his 142,000 1995 Private Placement Shares for a period of two years from the date of purchase (July 1997). All other investors in the 1995 Private Placement paid cash for their 1995 Private Placement Shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The executive officers and directors of the Company and key personnel are as follows:


                    Name                                 Age                                 Office
                    ----                                 ---                                 ------
Stephen R. Feldman(1)........................             52             Chairman of the Board
Victor M. Rivas(2)...........................             51             President of Conquest Air and Director
Steffen I. Magnell. . . .....................             50             Chief Executive Officer and President
                                                                         of the Company and Wico and Director
Jerry Karlik.................................             40             Chief Financial Officer
Edward G. Sokolofski.........................             49             President and Chief Operating Officer of
                                                                         Wico
Nolan A. Lameka..............................             57             Vice President and Chief Financial
                                                                         Officer of Wico
Bentley J. Blum..............................             53             Director
David Schoon(1). . . . . .                                __             Director
Harry E. McKillop(2).........................             64             Director


- --------------------------


(1)   Member of the Audit Committee



(2)   Member of the Compensation Committee



      Under the Company's Certificate of Incorporation, the Board of Directors is divided into classes with the members of each class (one-third of the Board) elected each year at the Company's annual meeting of stockholders to serve for a period of three years and until their respective successors have been duly elected and qualified. Since no annual meeting has been held in the previous three years, the term of each director will expire at the next annual meeting. The provisions of the Certificate of Incorporation which provide for the staggered Board of Directors may not be amended or repealed without the affirmative vote of at least 75% of the Company's outstanding shares entitled to vote. Since this provision extends the time required to change a majority of the Board of Directors to at least two years, it may have the effect of discouraging a tender offer for the Company's stock or other takeover bid. The Company's officers are appointed at the first Board meeting following the annual meeting of stockholders and serve at the pleasure of the Board of Directors.



      Stephen R. Feldman has served as Chairman of the Board of the Company since June 1994 and of Wico since 1986. From such respective dates until April 1995, he was also Chief Executive Officer of the Company and Wico. From 1986 until the Wico Merger, he was Chairman of the Board and Chief Executive Officer of Wico Holding Corp. He is also a certified public accountant and a principal shareholder of the accounting firm, Feldman Radin & Co., P.C., New York, New York. Mr. Feldman devotes approximately 80% of his time to the business of Feldman Radin & Co. and approximately 20% of his time to the business of the Company.



      Victor M. Rivas has served as Chairman of the Board, Chief Executive Officer and a Director of the Company from inception until June 1994, and as President of Conquest Air and a Director of the Company since that date.



      Steffen I. Magnell has been Chief Executive Officer of the Company and Wico and President of the Company since April 1, 1995. From January 1994 to March 1995, Mr. Magnell was President of Tol-O- Matic, Inc., a supplier of fluid power components for factory automation systems. For five years immediately prior to his association with Tol-O-Matic, Mr. Magnell was President and Chief Operating Officer of Sanborn Compressor Company, Inc., a manufacturer of air compressors and related products, located in Minneapolis, Minnesota.



      Jerry Karlik has been Chief Financial Officer of the Company since September 1994. He is the treasurer and a director of Commodore Environmental Services, Inc., a publicly owned corporation providing environmental services located in New York. He serves as an officer and director of various companies owned or controlled by or affiliated with Bentley J. Blum, a director and principal stockholder of the

Company. Mr. Karlik devotes approximately 20% of his business and professional time to the affairs of the Company.



      Edward G. Sokolofski has been President and Chief Operating Officer of Wico since 1985, and Wico Gaming since June 20, 1994. From 1978 until he joined Wico, he was Group Vice President-Marketing/Sales/International of Turtle Wax, Inc.



      Nolan A. Lameka joined Wico in 1975 as Corporate Controller and Vice President-Finance, and was promoted to his current position in 1986. Prior thereto, he held senior positions in accounting and finance with Mason-Barron Laboratories and Ampex Corporation.



      Bentley J. Blum has been a Director of the Company since June 1994. Previously, Mr. Blum was a Director and principal stockholder of Wico Holding Corp. He is Chairman of the Board and majority stockholder of Commodore Environmental Services, Inc., a publicly-owned corporation providing environmental services, located in Ohio. He is also Chairman of the Board and majority stockholder of Federal Resources Corp., a publicly-owned corporation engaged in the mining business, located in Utah. In addition, he is Chairman of the Board of Specialty Retail Services, Inc., a publicly-owned corporation formerly engaged in specialty retailing and presently inactive. He also manages numerous personal investments in the areas of real estate and oil and gas properties. Mr. Blum is also a Director and stockholder of Lanxide Corporation, a privately owned high technology company.



      David Schoon [to be supplied]



      Harry E. McKillop has served as a Director of the Company since June 1994. He had previously served as a Director of Conquest Air since August 1989. Mr. McKillop is presently President of Alliance ____________, where he has been employed since _________. Prior to joining Alliance, Mr. McKillop was the director of travel for EDS Corporation, a subsidiary of General Motors Corporation. Prior to joining EDS, he served as a Vice President of Pan American Airways ("Pan Am") for Commuter Affairs. Prior to joining Pan Am, Mr. McKillop was employed by Braniff International for 15 years and served as Vice President International based in Paris and London. Mr. McKillop also was employed by United Airlines for 15 years in various capacities in the passenger and cargo fields.

EXECUTIVE COMPENSATION


CASH COMPENSATION


      The following table sets forth the aggregate cash compensation (including incentive compensation) paid by the Company and its subsidiaries for services rendered during the fiscal year ended September 30, 1994 to its Chief Executive Officer and to each of the three other most highly compensated executive officers of the Company whose aggregate cash compensation from the Company and its subsidiaries for that period exceeded $100,000. As the Company only had two other executive officers whose aggregate compensation in 1994 exceeded $100,000, only those persons are reported here.




                                            SUMMARY COMPENSATION TABLE
                                                                                                           LONG-TERM
                                                                                                         COMPENSATION
                                                                                                            AWARDS
                                                                      ANNUAL
                                                                  COMPENSATION (1)               Securities
                                                                                                 Underlying         All Other
    Name and Principal Position             Year              Salary             Bonus           Options #         Compensation
    ---------------------------             ----              ------             -----           ----------        ------------
Stephen R. Feldman..................        1994                  ---               ---           300,000(3)             ---
  Chairman of the Board of Directors        1993                  ---               ---               ---                ---
  Chief Executive Officer                   1992                  ---               ---               ---                ---
Victor M. Rivas(2)..................        1994             $127,500               ---            50,500(5)         $10,000(4)
  President and Director                                                                           70,000
                                            1993             $127,500           $25,000            35,000            $10,000(4)
                                            1992             $105,500                               4,500            $10,000(4)
Edward G. Sokolofski................        1994             $198,093               ---           236,000(3)             ---
                                            1993             $188,834               ---               ---
                                            1992             $182,640               ---               ---                ---



(1) The Company did not grant any restricted stock awards or long term incentive plan payouts ("LTIPs") to any of the named executive officers in this table nor does the Company maintain any LTIPs. Additionally, certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in interacting with the financial community and identifying potential acquisition targets. The above summary compensation table does not describe such incidental personal benefits made available to executive officers during 1994, because the incremental cost to the Company of such benefits is below the Securities and Exchange Commission disclosure threshold. These benefits may include personal use of automobiles leased by the Company and its subsidiaries.



(2) Victor M. Rivas had been an officer and director of the Company prior to the Wico Merger, and his compensation prior to such date reflects that paid to him by Conquest Air.



(3) On June 30, 1993 and prior to the Wico Merger, Mr. Feldman was granted options to purchase 150,000 shares of common stock of Wico at an exercise price of $5.00 per share and Mr. Sokolofski was granted options to purchase 118,000 shares of common stock of Wico at $5.00 per share. Subsequently, coinciding with the Wico Merger, Mr. Feldman's and Mr. Sokolofski's options were exchanged, so that each of Mr. Feldman and Mr. Sokolofski would have options to purchase the same percentage of shares of the Company and at the same relative price as they had in Wico. As a result, Mr. Feldman was issued options to purchase 300,000 shares and Mr. Sokolofski was issued options to purchase 236,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. In addition, in the event of his resignation from the Company or Wico, Mr. Sokolofski will receive warrants to purchase 250,000 shares of Common Stock at $2.50 per share, which warrants (the "Sokolofski Warrants") will expire on December 31, 1997, and unless exercised, may be redeemed by the Company at $.20 each at any time after January 1, 1996.



(4) Consists of the payment of $10,000 life insurance premiums paid by the Company for the benefit of Mr. Rivas to be repaid only out of the proceeds of such policy upon his death. Simultaneously with the Wico Merger, the Company agreed to forego repayment of these amounts until such repayment can be made out of the proceeds of the policy.



(5) In July 1989, Mr. Rivas received options to purchase 2,000 shares of Common Stock at an exercise price of $19.25 per share. In March 1990, March 1991, March 1992, and March 1993, he received options to purchase 4,500, 4,500, 4,500 and 5,000 shares, respectively, at exercise prices of $15.80 per share. In March 1993, he was also issued options to purchase 30,000 shares at $10.80 per share. On August 31, 1994, all of Mr. Rivas's options to purchase an aggregate of 50,500 shares of Common Stock were cancelled and Mr. Rivas was then issued options to purchase 50,500 shares of Common Stock at an exercise price of $11.875 per share. In June 1995, the exercise price of such options was reduced to $5.00 per share.


EMPLOYMENT AGREEMENTS


      The Company has entered into an employment agreement with Steffen I. Magnell, pursuant to which Mr. Magnell is to serve as Chief Executive Officer of the Company and of Wico through March 31, 1998. Mr. Magnell is also serving as President of the Company at this time. The employment agreement provides for a base salary of $240,000 per annum (subject to annual cost-of-living increases), a $25,000 bonus payable on September 30, 1995, additional annual bonuses tied to the Company's achievement of net income targets, and benefits comparable to those provided to other senior executives of the Company.



      In conjunction with Mr. Magnell's employment agreement, the Company granted to Mr. Magnell options to purchase up to 350,000 shares of Common Stock at a price of $1.25 per share (subject to adjustment under certain circumstances). Such options are exercisable (a) as to the first 150,000 shares, at any time prior to the expiration of the options, (b) as to the next 100,000 shares, subject to and after the execution of the first three-year extension of Mr. Magnell's employment agreement with the Company, and (c) as to the final 100,000 shares, subject to and after the execution of the second three-year extension of Mr. Magnell's employment agreement. Subject to prior termination as provided in the option agreement, all such options expire on March 31, 2004.



      The Company entered into an agreement in June 1994 with Mr. Rivas, terminating a prior employment agreement and retaining Mr. Rivas to serve as President of Conquest Air until January 17, 1995, and thereafter subject to termination following sixty days' notice. Pursuant to this agreement, the Company is obligated to pay Mr. Rivas $10,625 per month and issue options to purchase 70,000 shares of Common Stock at an exercise price of $6.5625 per share, subject to the 1994 Stock Option Plan. In connection with this agreement, the Company also agreed to pay Mr. Rivas an aggregate amount of $250,000 in consideration of his agreement and release of the Company's obligations pursuant to his prior employment agreement with the Company. Of such amount, $85,000 has been paid to date in the 1995 fiscal year, with the balance of $165,000 remaining owing. The Company also agreed that certain indebtedness of Mr. Rivas to the Company not in excess of $65,000 arising from the Company's payment of life insurance premiums on his behalf shall be payable only upon his death from the proceeds of such life insurance policy. In addition, the Company is required to provide Mr. Rivas with the use of his present automobile.



      Since June 1989, Stephen R. Feldman, Chairman of the Board of Directors, has had an oral management consulting agreement with the Company, entitling him to payment of a fee of $150,000 per annum for services provided to the Company through September 1995. Mr. Feldman has agreed with the Company's institutional lender that any such payments would be accrued but not paid in any fiscal year in which the Company's consolidated income before interest and taxes in the prior year was not equal to or greater than $5,000,000. As a result, no payments under this consulting agreement have been paid to date.



      In April 1995, the Board of Directors of the Company agreed to issue to Mr. Feldman warrants to purchase 1,200,000 shares of Common Stock in consideration of his waiving the right to receive approximately $937,500 of consulting fees which has accrued under such oral agreement since June 1989. Such warrants are issuable, however, only under certain conditions together with other contingent warrants to purchase 5,000,000 shares of Company Common Stock which may be issued to Mr. Feldman and Bentley J. Blum, another director and principal stockholder of the Company. See "Compensation Committee Interlocks and Insider Participation."


Stock Option Plans


      Prior to the Wico Merger, the Company had adopted several stock option plans, pursuant to which a total of 158,000 options were outstanding on the date of the Wico Merger. In connection with the Wico Merger, the Company terminated all of such plans and adopted the 1994 Stock Option Plan described below. Accordingly, no further options may be granted under the terminated plans.



      The Company undertook to adopt the 1994 Stock Option Plan to permit the holders of Wico stock options at the time of the Wico Merger to convert them into options to purchase Common Stock of the Company.

All of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan have been converted into options to acquire 536,000 shares of Common Stock.



      The 1994 Stock Option Plan was adopted on June 16, 1994 and provides for the grant of options to acquire an aggregate of 2,000,000 shares of Common Stock to employees, officers or directors of, or counsel to, the Company. The 1994 Stock Option Plan authorized the Board to issue incentive stock options ("ISO's"), as defined in Section 422A of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("Non-ISO's"). Officers, directors and consultants who are not employees of the Company or any subsidiary thereof may only be granted Non-ISO's.


      The Board administers the 1994 Stock Option Plan with full power and authority to take any action required or permitted to be taken under the 1994 Stock Option Plan. The Board has discretionary authority to determine the types of stock options to be granted, the persons among those eligible to whom options will be granted, the number of shares to be subject to such options and the terms of the stock option agreements.


      The exercise price of each ISO shall not be less than 100% of the fair market value of the Company's Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Code Section 422A(b)(6)) 10% or more of the outstanding stock of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of such fair market value. For purposes of the 1994 Stock Option Plan, the fair market value of shares of the Company's Common Stock on a given date is the average of the closing bid and asked prices per share of Common Stock as reported on NASDAQ. The exercise price of each Non-ISO is determined by the Board at the time of the grant of the Non-ISO.


            Options may be exercised in the manner and at such times as may be fixed by the Board, but may not be exercisable on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder) of the grant of such options. Payment by option holders upon exercise of an option may be made (as determined by the Board), in cash, or by check, promissory note, delivery of shares of stock or cancelling an appropriate portion of the options.

      No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. Upon the termination of the option holder's employment or other relationship with the Company and any subsidiary, his options, to the extent not theretofore exercised, will expire presently or, in certain cases, after a three or six month period.


STOCK OPTION GRANTS

      The following table sets forth the information noted for all grants of stock options made to each of the executive officers of the Company named in the Summary Compensation Table during fiscal year 1994.



      In accordance with rules promulgated by the Securities and Exchange Commission, this table reflects hypothetical gains or "options spreads" that would exist for the respective options based on assumed annual compound stock price appreciations of 5% and 10% from the date the options were granted over the full option term until expiration.

                                           OUTSTANDING STOCK OPTIONS(1)


      Individual Grants
             (a)                     (b)                 (c)                (d)              (e)
                                  Number of
                                 Securities
                                 Underlying
                                  Options/           % of Total         Exercise or
                                  Warrants        Options/Warrants       Base Price       Expiration
                                 Granted(1)        Granted in 1994         ($/sh)            Date
                                 ----------        ---------------         ------            ----
Stephen R. Feldman...........    400,000(3)(4)            41%             $0.875            4/30/00
Victor M. Rivas..............     50,500(5)(6)             7                2.00(7)         6/20/99
                                  70,000                  10                2.00            6/30/99
Edward G. Sokolofski.........    236,000(4)               32                2.50            6/30/98




(1) There were no SARs granted to any of the executive officers named in the table in 1994.


(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1994 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer. Based upon such assumed rates the Company has ascribed a zero value to such options since the price of the Common Stock at February 13, 1995 was at least 100% lower than the exercise price of any of the Company's derivative securities.


(3) Includes 300,000 options at $2.50 per share issued to Mr. Feldman in connection with the Wico Merger, and repriced at $0.875 per share in April 1995, and 100,000 Directors Warrants issued to Mr. Feldman in April 1995. Does not include an aggregate of 2,200,000 contingent warrants, exercisable at $0.875 per share, which were authorized for issuance to Mr. Feldman in April 1995 and are issuable to him under certain conditions. See "Compensation Committee Interlocks and Insider Participation."


(4) Mr. Feldman and Mr. Sokolofski were originally issued 150,000 and 118,000 options, respectively, of Wico at an exercise price of $5.00 per share. At the time of the Wico Merger, these options were replaced with options of the Company with an exercise price of $2.50 per share. See Footnote 3 to Summary Compensation Table.

(5)   Consist of Class B Warrants.


(6) On August 31, 1994, the Company had cancelled options to purchase 50,500 shares of the Company's Common Stock belonging to Mr. Rivas with an exercise price ranging from $19.25 per share to $10.80 per share and in their place was issued options to purchase 50,500 shares of the Company's Common Stock at an exercise price of $11.875 per share. In June 1995, the exercise price of such options was reduced to $5.00 per share.

TEN YEAR OPTION REPRICING


      The following table sets forth the information noted for all repricing of options held by an executive officer of the Company in the last 10 complete fiscal years.


                                           Number of
                                           Securities
                                           Underlying      Market Price
                                            Options        of Stock at     Exercise Price       New          Length of Original
                                          Repriced or        Time of         at Time of       Exercise     Option Term Remaining
         Name              Date            Amended(1)       Pricing(2)       Repricing         Price        at Date of Repricing
         ----              ----            ----------       ----------       ---------         -----        --------------------
Victor M. Rivas       August 30, 1994         2,000            2.00           $11.875          $5.00               1 day
Victor M. Rivas       August 30, 1994         4,500            2.00           $11.875          $5.00          1 year 8 months
Victor M. Rivas       August 30, 1994         4,500            2.00           $11.875          $5.00          3 years 8 months
Victor M. Rivas       August 30, 1994         4,500            2.00           $11.875          $5.00          2 years 8 months
Victor M. Rivas       August 30, 1994         5,000            2.00           $11.875          $5.00          3 years 8 months
Stephen R. Feldman      March 8, 1995       300,000           0.875            $2.50           $0.875         4 years 8 months
Victor M. Rivas       August 30, 1994        30,000            2.00           $11.875          $5.00          3 years 8 months
- ----------------



(1) Victor M. Rivas was originally granted options to purchase an aggregate of 50,500 shares of Common Stock of the Company from July 1989 through March 1992 at exercise prices ranging from $19.25 to $10.80 per share. Mr. Rivas subsequently exchanged his options for options to purchase 50,500 shares of Common Stock at an exercise price of $11.875. At the time of such exchange, the market price of the Company's Common Stock was $6.875 per share.



(2) This represents the closing price of the Common Stock on NASDAQ, adjusted for the reverse stock split.


STOCK OPTION VALUES


      The following table sets forth the aggregate dollar value of unexercised options held as at July 7, 1995 by the individuals named in the Summary Compensation Table. None of the named individuals has exercised any options.



                                              AGGREGATE OPTION VALUES
                                                                                         Value of unexercised in the money
                                            Number of Unexercised Options at                         options at
                                                      July 7, 1995                                  July 7, 1995
                                           Exercisable(E)/Unexercisable(U)(1)            Exercisable(E)/Unexercisable(U)(3)
                                           ----------------------------------            ----------------------------------
Stephen R. Feldman...................                400,000 E/OU(2)                                   $750,000
Victor M. Rivas......................                 50,500 E/OU                                         OE/OU
Victor M. Rivas......................                 70,000 E/OU                                         OE/OU
Edward G. Sokolofski.................                236,000 E/OU                                        59,000

- ----------------



(1) At July 7, 1995, all of the foregoing options and warrants Company are immediately exercisable.



(2) Does not include an aggregate of 2,200,000 contingent warrants potentially issuable to Mr. Feldman under certain conditions.



(3) Assumes the difference between $2.75, the closing price of the Company's Common Stock on July 7, 1995 and the exercise prices of the above options and warrants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



      Directors of the Company who are not employees each received $300 for each meeting attended by them for their services as such during the 1994 fiscal year. Such fees have been increased to $500 per meeting attended in the 1995 fiscal year.



      Salvatore Palacino, who was the Secretary and a director of the Company until his resignation on June 17, 1994, had served on the compensation committee of the Board. Although Mr. Palacino served as Secretary of the Company during its last fiscal year, he received no compensation for serving as such.



      In April 1995, the Board of Directors appointed an Audit Committee and a Compensation Committee. Messrs. Feldman and Schoon were appointed to the Audit Committee and Messrs. Rivas and McKillop were appointed to the Compensation Committee.



      In April 1995, the Board of Directors of the Company authorized for issuance an aggregate of 100,000 five-year warrants to Messrs. Feldman, Blum, Schoon and McKillop (an aggregate of 400,000 warrants), in their capacities as members of the Company's Board of Directors (the "Directors Warrants"), and 250,000 five-year warrants to Jerry Karlik, the Company's Chief Financial Officer. All 400,000 Directors Warrants and the 250,000 warrants issued to Mr. Karlik are exercisable at $0.875 per share (the closing bid price of the Company's Common Stock on NASDAQ on the date of grant of such warrants).



      The Board of Directors also authorized in April 1995, the issuance of: (i) 1,200,000 five-year warrants to Stephen R. Feldman in consideration of his waiver of rights to approximately $937,500 of accrued compensation through September 30, 1995 in his capacity as an officer and director of the Company and Wico; (ii) 1,000,000 additional five-year warrants to Mr. Feldman in consideration of his commitment to the Board of Directors to provide his $1,000,000 personal guaranty of the Company's indebtedness to a prospective institutional lender, if required as a condition to the refinancing of the Company's senior secured indebtedness; and (iii) 4,000,000 five-year warrants to Bentley J. Blum, a director of the Company, in consideration of his commitment to the Board of Directors to provide his $3,000,000 personal guaranty of the Company's indebtedness to such prospective institutional lender, and collateralize $2,000,000 of such guaranty with his personal assets unrelated to his investment in the Company. The above 6,200,000 warrants issuable to Messrs. Feldman and Blum are all subject to consummation of such proposed refinancing of the Company's senior secured institutional indebtedness and deliveries of their personal guarantees and related collateral.



      All warrants issuable to directors as authorized by the Company's Board of Directors in April 1995, including the 6,200,000 contingent warrants potentially issuable to Messrs. Feldman and Blum, are exercisable at $0.875 per share, the closing bid price of the Company's Common Stock on the date of grant, and expire on March 31, 2000. In addition, 300,000 stock options issued to Stephen R. Feldman in connection with the Wico Merger, exercisable at $2.50 per share, were repriced and reissued as 300,000 stock options exercisable at $0.875 per share.



      In February 1995, The Blum Asset Trust ("BAT"), an affiliate of Bentley J. Blum, made a non-interest-bearing demand loan to the Company in the amount of $200,000. In May 1995, pursuant to a prior agreement between the Company and BAT, the Company issued to BAT, in repayment of the demand loan, 600,000 shares of new Series D Preferred Stock of the Company. The Series D Preferred Stock (a) is non-voting, except to the extent otherwise required by Delaware law, (b) does not bear any dividends, (c) is entitled to a preference of $1.00 per share on liquidation, dissolution or winding up of the Company (such amount to be junior to the liquidating preferences in respect of the Company's Series A, Series B and Series E Preferred Stock, but senior to any distributions in respect of the Common Stock), (d) is redeemable at the Company's option at any time in whole (but not in part) at a price of $.3333 per share, and (e) does not entitle the holder thereof to require the redemption thereof at any time, or to convert same into Common Stock at any time. In conjunction with the issuance of the Series D Preferred Stock, the Company issued to BAT warrants entitling the holder to purchase, at any time on or before February 15, 2000, up to 600,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances); and one-third of such warrants are subject to cancellation if all of the shares of Series D Preferred Stock are redeemed on or before August 15, 1995. BAT has the right to pay the exercise price under such warrants by delivering to the Company for cancellation a number of shares of Series D Preferred Stock having an aggregate liquidation preference equal to the amount of the subject exercise price.



      In May 1995, BAT also lent to the Company the additional sum of $150,000 evidenced by the Company's note due September 30, 1996. Such note does not bear interest. In consideration of such additional loan, the Company issued to BAT additional five-year warrants to purchase 450,000 shares of Common Stock at a price of $.3333 per share, one-third of which warrants are subject to cancellation if the $150,000 loan is repaid on or before August 15, 1995.



      In the event that the Company redeems, for $200,000, the Series D Preferred Stock and retires the $150,000 BAT loan by August 15, 1995, BAT will retain warrants to purchase an aggregate of 700,000 shares of Company Common Stock at an exercise price of $.3333 per share. See "Use of Proceeds."



      In June 1995, the Company issued to Steffen I. Magnell, the Company's President and Chief Executive Officer, five-year warrants to purchase an aggregate of 100,000 shares of Company Common Stock at an exercise price of $1.41 per share, the same price per share at which he purchased 142,000 shares of Common Stock in the 1995 Private Placement.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Preferred Stock as of the Effective Date by (i) each stockholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or Series of Preferred Stock, (ii) each of the directors of the Company, (iii) the Company's President, and (iv) all directors and officers of the Company as a group. Shares of Common Stock outstanding as at the Effective Date of this Prospectus includes the 11,458,177 shares outstanding at July 7, 1995, together with the 700,000 Creditors Shares to be issued on the Effective Date. Unless otherwise indicated, all shares are directly owned as of July 7, 1995.



                          Name and Address               Amount & Nature of         Percent            Percent           Percent
 Title of Class       of Beneficial Ownership         Beneficial Ownership (1)      Common            Preferred          Voting
 --------------       -----------------------         ------------------------      -------           ---------          ------
Common              Iris Feldman                             2,918,842(2)            24.0%                __              24.0%
                    6400 West Gross Point Road
                    Niles, IL  60714
Common              Bentley J. Blum                          7,753,050(3)             44.7%                               44.7%
                    150 East 58th Street
                    New York, NY  10155
Preferred           Bentley J. Blum                            600,000(4)                                100%                __
                    150 East 58th Street
                    New York, NY 10155
Common              Paul E. Hannesson                          858,483                7.1%                                 7.1%
                    150 East 58th Street
                    New York, NY  10155
Preferred           Ignace Rey and                           2,000,000(5)             ___%              71.2%              ___%
                    Georges Bonvin,
                    Trustees
Common              Ignace Rey and                             736,000(6)             5.7%                                 5.7%
                    Georges Bonvin,
                    Trustees,
Preferred           Felice F. Mischel                          300,000(7)             ___%              37.5%              ___%
                    1285 Avenue of the Americas
                    New York, NY  10019
Common              Stephen R. Feldman                       5,518,842(8)            37.4%               ___%             37.4%
                    6400 West Gross Point Road
                    Niles, IL  60515
Common              Steffen I. Magnell                         592,000(9)              4.7               ___%              4.7%
                    6400 West Gross Point Road
                    Niles, IL 60515
Common              Victor M. Rivas                            179,525(10)            1.5%                                 1.5%
                    Conquest Airlines Corp.
                    2215 E.M. Franklin Avenue
                    Austin, TX  78723
Common              Harry McKillop                             115,670(11)            0.9%                __%              0.9%
                    801 North College Street
                    McKinney, TX  75089
Common              David Schoon                               100,000(12)            0.8%                __%              0.8%
                    6400 West Gross Point Road
                    Niles, IL  60741-4508
Common              All directors and executive             14,556,487(13)           70.7%                                70.7%
                    officers as a group
                    (8 persons)


- --------------

*Less than one percent.



(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes generally voting power or investment power with respect to securities. Shares of Common Stock subject to warrants and options currently exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. For purposes of such calculations, the condition to the issuance of the 6,200,000 contingent warrants issuable to Messrs. Stephen R. Feldman and Bentley J. Blum are deemed to have been satisfied, and such contingent warrants issued to such affiliates. Except as indicated in footnotes to this table, the persons named in the table above have sole investment power with respect to all shares of Common Stock shown as beneficially owned by them.



(2) Excludes an option to purchase 300,000 shares and a Directors Warrant to purchase 100,000 shares at $0.875 per share held by Ms. Feldman's husband, Stephen R. Feldman, and warrants to purchase up to an additional 2,200,000 shares at $0.875 per share which may be issued to Mr. Feldman under certain circumstances (see "Compensation Committee Interlocks and Insider Participation.") Mrs. Feldman disclaims beneficial ownership of the options and the underlying shares of Common Stock to be acquired by Mr. Feldman.



(3)   Includes (i) 2,575,450 shares of Common Stock owned of record by Mr. Blum,
      (ii) 75,000 shares of Series E Preferred Stock held by the Blum Family Trust U/A/D May 9, 1990 which are convertible into 27,600 shares of Common Stock, (iii) 100,000 Directors Warrants exercisable at $0.875 a share, and
      (iv) warrants held by BAT to purchase a maximum of 1,050,000 shares of Common Stock at $0.333 per share. Also includes contingent warrants to purchase up to 4,000,000 additional shares of Common Stock at an exercise price of $0.875 per share which may be issued to Mr. Blum under certain circumstances. See "Compensation Committee Interlocks and Insider Participation."



(4) Consists of 600,000 shares of non-voting Series D Preferred Stock redeemable by the Company for $200,000. See "Use of Proceeds."



(5) Messrs. Rey and Bonvin are trustees of Caisse De Retraite Et De Prevoyance Du Personnel en Seignant Du Canton Du Valais, a Cantonal teachers' pension fund. At any time prior to any exercise of a certain warrant currently held by the Caisse De Retraite (see Note (6) below), the Series B Preferred Stock owned by the Caisse De Retraite may be converted into 736,000 shares of Common Stock. Such Trustees may presently be deemed the beneficial holders of such shares of Common Stock since they maintain the requisite votes to effectuate such conversion or exercise such warrant in lieu of conversion.



(6) At the holder's option, at any time prior to any exercise of a certain warrant currently held by the Caisse De Retraite, all shares of Series B Preferred Stock owned by each holder (but not a portion thereof) can be immediately converted into 736,000 shares of Common Stock. Such warrant, issued in May 1995 as part of an amendment to the terms of the Series B Preferred Stock, is exercisable between September 30, 1995 and March 31, 2000, and may be exercised by the holder only in lieu of converting its or their shares of Series B Preferred Stock into Common Stock. The warrant entitles each holder to purchase the same number of shares of Common Stock into which its or their Series B Preferred Stock would be convertible (an aggregate of 736,000 shares) at an exercise price equal to $0.68 below the mean average closing price of the Company's publicly traded Common Stock over a 30 day period prior to exercise (subject to a minimum exercise price of $.50 per share). Such warrant and its underlying shares of Common Stock are restricted securities and will not be registered by the Company under the Securities Act of 1933, as amended, including the Registration Statement of which this Prospectus is a part. See "Description of Securities - Series B Preferred Stock."



(7) Consists of Series E Preferred Stock owned by Ms. Mischel which may be converted into 110,400 shares of Common Stock (at the rate of 0.368 shares of Common Stock for each share of Series E Preferred Stock). The Series E Preferred Stock is subject to mandatory redemption at $1.00 per share (plus all unpaid accrued dividends) under certain circumstances. See "Description of Securities - Series E Preferred Stock." Does not include 200,000 shares of Common Stock owned by Blue Diamond Trading, Ltd., a company owned by Ms. Mischel, and 2,500 additional shares owned directly by Mr. Mischel.



(8) Consists of (i) 300,000 shares of Common Stock issuable upon exercise of an option under the 1994 Stock Option Plan, (ii) 100,000 Directors Warrants exercisable at $0.875 per share, and (iii) 2,918,842 shares of Common Stock held by Mr. Feldman's wife, Iris Feldman. Mr. Feldman disclaims beneficial ownership of any shares held by Iris Feldman. Also includes contingent warrants to purchase up to an additional 2,200,000 shares of Common Stock at an exercise price of $0.875 per share which may be issuable to Mr. Feldman under certain circumstances. See "Compensation Committee Interlocks and Insider Participation."



(9) Consists of 350,000 stock options exercisable at $1.25 per share issued in connection with Steffen I. Magnell's employment agreement, 142,000 shares purchased by Mr. Magnell for approximately $1.41 per share in the 1995 Private Placement, and an additional 100,000 five year warrants exercisable at $1.41 per share issued to Mr. Magnell in June 1995.



(10)  Includes options to purchase 120,500 shares of Common Stock.



(11) Includes five year Directors Warrants exercisable at $0.875 per share to purchase 100,000 shares of Common Stock.



(12) Consists of five year Directors Warrants to purchase 100,000 shares of Common Stock.



(13) Includes all shares listed in the column entitled "Amount & Nature of benBeneficial Ownership" for Messrs. Stephen R. Feldman, Blum, Magnell, Rivas, McKillop, Schoon, and Jerry Karlik, the Company's Chief Financial Officer who holds immediately exercisable warrants to purchase 250,000 shares at $0.875 per share, expiring April 2000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1989, the Board of Directors of Wico authorized a distribution of $12,000,000 to Wico's then stockholders. The stockholders gave Wico demand notes for the amount of the distribution, payable with interest at 12% per annum to commence following maturity. The loan was made with proceeds of Wico's bank debt refinancing in June 1989. In 1991, a dividend in the principal amount of the loans was declared in satisfaction of the stockholders' obligations thereunder.


      In 1992, Bentley J. Blum, a Director and principal stockholder of Wico, and Stephen R. Feldman, Chairman of the Board and Chief Executive Officer of Wico, made subordinated loans to Wico, each in the amount of $500,000, bearing interest at the prime rate plus 1-1/2%, not to exceed 10% per annum, maturing on July 31, 1994, and each furnished Wico's institutional lender with personal guarantees in the amount of $1,000,000, as additional collateral to secure Wico's obligations to the lender. Total interest expense relating to these loans for the year ended September 30, 1992, amounted to approximately $16,000. The principal amounts of these subordinated loans were cancelled in connection with the issuance and sale in 1993 of Wico Series A preferred stock described below.



      In 1993, Wico sold 656,250 shares, 1,000,000 shares and 343,750 shares of Wico Series A preferred stock to Iris Feldman, a principal stockholder of Wico and spouse of Stephen R. Feldman, the Blum Family Trust, of which Bentley Blum is a co-trustee and principal beneficiary, and Arthur Radin, who is a principal shareholder of Feldman Radin & Co., P.C., of which Stephen R. Feldman is also a principal shareholder, and is the spouse of Miriam E. Katowitz, a principal stockholder of Wico, respectively, for $1,800,000, the same net price paid by the unaffiliated purchaser discussed below, consisting of cash and cancellation of subordinated notes. During 1993, dividends with respect to Wico Series A preferred stock in the amounts of approximately $36,350, $23,850 and $12,500 were paid by Wico to the Blum Family Trust, Iris Feldman and Arthur Radin, respectively. In September 1993, 1,850,000 of the shares of preferred stock owned by such holders were sold at the full face amount of such shares ($1,850,000) to eight persons, none of whom was an officer, director, or affiliate of Wico.



      Simultaneously with the issuance of Wico Series A preferred stock described above, Wico issued 2,000,000 shares of Wico Series A preferred stock for $1,800,000 (net of selling commissions) cash to a foreign pension plan, unaffiliated with Wico. These shares of Wico Series A preferred stock were convertible into 368,000 shares of Wico common stock, approximately 9.2% of the then issued and outstanding Wico common stock.



      In January 1994, the eight persons who acquired Wico Series A preferred stock in September 1993 as described above, entered into agreements with Wico to exchange their shares of Wico preferred stock into Wico Series AA preferred stock on a share-for-share basis. This exchange was completed in March 1994. The Wico Series AA preferred stock did not contain voting rights or any liquidation preferences.



      In connection with the Wico Merger, the Company also agreed, subject to the effectiveness of the Registration Statement of which this Prospectus is a part, to issue a Class B Warrant to each Company stockholder of record on the close of business on June 20, 1994 (not including any persons or entities affiliated with Wico who received shares or rights to shares of Common Stock in connection with the Wico Merger).



      Concurrent with the Wico Merger, the stockholders of Wico exchanged their Wico securities for Company securities and became the controlling stockholders of the Company. The former stockholders of Wico now own approximately 60% of the issued and outstanding capital stock of the Company. More specifically, by the terms of the Wico Merger, and following exchange of Wico securities for Company securities: (i) the holders of Wico common stock acquired record ownership of approximately 6,905,000 shares of Company Common Stock in exchange for 2,944,000 shares of Wico common stock; (ii) certain holders of Wico preferred stock acquired record ownership of 2,800,000 shares of Company Series B Preferred Stock in exchange for 2,800,000 shares of Wico preferred stock ; and
(iii) certain other holders of Wico preferred stock acquired record ownership of 313,043 shares of Company Common Stock in exchange for 1,200,000 shares of such Wico preferred stock. All of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Company Common Stock. Pursuant to the Wico Merger, directors, executive officers, five percent stockholders of the Common Stock and family members of all such persons received the following amounts of securities of the Company as set forth opposite each name.



                                                                                                      Shares held in the
                                                                   Shares held in Wico                      Company
                                                                   Prior to the Merger                 After the Merger
                                                                   -------------------                ------------------
Iris Feldman..............................................              1,418,300                        2,918,842(1)
  Greater than 5% holder and
  wife of Stephen R. Feldman
Bentley J. Blum...........................................              1,251,200                        2,575,450(1)
  Greater than 5% holder and Director
Victor M. Rivas...........................................                    ---                          179,525(1)
  Executive Officer and Director
Stephen R. Feldman........................................                    ---                        3,218,842(2)
  Executive Officer and Director
Caisse De Retraite........................................                368,000                          736,000(1)(3)

- --------------------------------

(1)   Common Stock


(2) Consists of 300,000 shares of Common Stock issuable upon exercise of options under the 1994 Stock Option Plan and 2,918,842 shares of Common Stock owned by Mr. Feldman's wife Iris Feldman. Mr. Feldman disclaims beneficial ownership of any shares held by Iris Feldman.



(3) Represents 2,000,000 shares of Series B Preferred Stock which is immediately convertible into 736,000 shares of Common Stock.



      Wico Corporation is a party to a Loan Agreement dated June 14, 1989, as amended (the "Loan Agreement"), with the banks signatory thereto (the "Banks") and National Westminster Bank USA, as agent (the "Agent"). Pursuant to the Loan Agreement, Bentley J. Blum, Iris Feldman, Miriam Katowitz and Paul E. Hannesson (collectively, the "Pledgors") pledged with the Agent, for the ratable benefit of the Banks, all of the outstanding capital stock of Wico then owned or thereafter acquired by each of them. On June 20, 1994, such shares of capital stock were exchanged into shares of capital stock of the Company in accordance with the Wico Merger. In order to induce the Agent to consent to the Wico Merger, the Pledgors, concurrently with the Wico Merger, pledged all shares of capital stock of the Company then owned by the Pledgors (approximately 75% of the outstanding Common Stock) as collateral security for performance of the Borrower's liabilities and obligations to the Banks. Upon the occurrence of an Event of Default (as that term is defined in the Loan Agreement), any and all shares of pledged stock held by the Agent may, at the option of the Agent or its nominee, be registered in the name of the Agent or its nominee, and the Agent or its nominee will succeed to all rights pertaining to such shares subject to any requirements of the United States Department of Transportation which may limit the number of shares of the Company that may be pledged to the Agent or the rights the Agent may exercise in respect of such shares. Events of Default under the Loan Agreement include any failure to pay installments of principal or interest when due, failure to comply with various financial ratios and earnings tests beyond any applicable grace periods, and customary cross-default and bankruptcy-related occurrences.



      In connection with the Wico Merger, Wico was required by the Banks to prepay $4,000,000 of the Term Loan and either (a) prepay an additional $1,000,000 and repurchase the Bank Warrant for an additional $1,000,000, or (b) pay the Banks a fee of $375,000 and increase the rate of interest payable under the Term

Loan by 1-1/2% per annum. The Company selected the second option and paid $200,000 on December 15, 1994, with the balance payable in September 1995.



      Felice F. Mischel and Edward Weltman, partners in the law firm of Schneck Weltman Hashmall & Mischel LLP ("SWH&M"), owned 300,000 and 100,000 shares of Series B Preferred Stock, respectively, which they received upon the Wico Merger, in exchange for an identical number of shares of Wico Series AA preferred stock which had been purchased by them in 1993 for $300,000 and $100,000, respectively. Such shares of Series B Preferred Stock were convertible into 110,400 and 36,800 shares of Common Stock. In June 1995, the holders of 800,000 shares of Series B Preferred Stock, including Ms. Mischel and Mr. Weltman, agreed to exchange such shares for 800,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 0.368 shares of Common Stock (the same conversion ratio as the Series B Preferred Stock). However, the holders of the Series E Preferred Stock have the right to compel redemption of such Series E Preferred Stock at $1.00 per share (a maximum of $800,000) in the event that the Company consummates a public offering of securities and receives proceeds of $3,000,000 or more. See "Description of Securities - Series E Preferred Stock." The 294,400 shares of Common Stock issuable upon conversion of the Series E Preferred Stock are being registered for sale in the Registration Statement of which this Prospectus is a part. See "Selling Securityholders."



      In connection with the Wico Merger, Blue Diamond Trading Ltd., a company owned by Ms. Mischel, was granted warrants to purchase 200,000 shares of Common Stock, exercisable for a period of ten years at a price of $.001 per share (the "Blue Diamond Warrant"), as a fee for the introduction of the Company to Wico. In June 1995, the Blue Diamond Warrant was exercised in full. In addition, in July 1994, Ms. Mischel arranged for a private secured loan to be made to her in the amount of $500,000, which in turn, was loaned to the Company on an unsecured basis. This loan has been repaid. In consideration for making such loan, the Company paid a fee of $50,000 to Ms. Mischel which fee was paid over by her directly to the private lender. The Company also issued warrants to purchase 2,500 shares of Common Stock, exercisable at a price of $.001 per share for a period of five years to each the private lender and Ms. Mischel. Prior to the Wico Merger, SWH&M acted as general counsel to each of Wico and the Company. Ms. Mischel was also a director of the Company until June 20, 1994 (although she abstained from voting in connection with the Wico Merger). SWH&M did not act as counsel to either Wico or the Company in connection with the Wico Merger.



      In June 1995, the Company entered into an agreement with SWH&M pursuant to which SWH&M agreed to accept an aggregate of 100,000 shares of Common Stock (at a price of $2.00 per share) in exchange for the extinguishment of approximately $200,000 of accrued professional fees owed to such firm by the Company. Such agreement also provided that SWH&M would be a Selling Securityholders with respect to such 100,000 Creditors Shares.



      In 1994, the Company accrued approximately $163,000 for professional accounting and tax services rendered to Wico by Feldman Radin & Co., P.C., approximately $38,000 of which has been paid to date. Feldman Radin & Co. has agreed to accept on the Effective Date of this Prospectus an aggregate of 125,000 Creditors Shares in exchange for $250,000 of accrued obligations owed to such firm as at May 31, 1995. It is anticipated that Feldman Radin & Co., P.C. will continue to furnish professional accounting and tax services to the Company upon competitive terms.



                            DESCRIPTION OF SECURITIES

GENERAL


      The Company's Certificate of Incorporation authorizes the Company to issue 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company's outstanding capital stock as of the date hereof consists of 11,458,177 shares of Common Stock (including 2,094,500 shares sold in the 1995 Private Placement, 200,000 Blue Diamond Shares issued in June 1995 and 5,000 additional shares issued in June 1995), 7,550 shares of convertible Series A Preferred Stock, 2,000,000 shares of convertible Series B Preferred Stock, 600,000 shares of non-convertible Series D Preferred Stock, and 800,000 shares of convertible Series E Preferred Stock.

COMMON STOCK


      Subject to the rights of the holders of the Preferred Stock, and any shares of Preferred Stock which may be issued in the future, holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors.



      Common stockholders have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and liabilities, subject to the rights of the holders of Preferred Stock then outstanding.



      Common stockholders have no preemptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock issued upon conversion of currently authorized Preferred Stock will be, validly issued, fully paid and non-assessable.



      The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the Company's voting securities (including the Series A, Series B and Series E Preferred Stock, voting one vote per share with the Common Stock as a single class), voting for the election of Directors, can elect all of the Directors to be elected, if they so choose; and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.



      Section 203 of the Delaware General Corporation Law provides that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder (the "Date"). An interested stockholder is defined as an owner of 15% or more of the outstanding voting stock of the corporation. A business combination is allowed under certain circumstances, including, among other provisions, if prior to the Date, the Board of Directors of the corporation approved the business combination or the transaction which resulted in the stockholder becoming interested. Accordingly, pursuant to
Section 203, the Company cannot, for a period of three years commencing June 20, 1994, enter into a business combination with Iris Feldman or Bentley J. Blum. Both Ms. Feldman and Mr. Blum became interested stockholders pursuant to the Wico Merger.


PREFERRED STOCK


      The Board of Directors is authorized to issue shares of Preferred Stock, from time to time in one or more series. The Board may issue a series of Preferred Stock having the right to vote on any matter submitted to stockholders, including, without limitation, the right to vote by itself as a series, or as a class together with the Common Stock and/or any other or all series of Preferred Stock. The Board of Directors may determine that the holders of Preferred Stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. In the event the holders of Preferred Stock are given the right to elect a majority of the Board of Directors, the holders of the Preferred Stock would be able to control the Company's policies and affairs.



      The Board of Directors may also grant to holders of any series of Preferred Stock, preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of Preferred Stock may be convertible into shares of Common Stock or any other series of Preferred Stock at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of Directors.



      The power of the Board of Directors to issue Preferred Stock with preferential voting, dividend and other rights may make the Company a less attractive acquisition candidate. Such power may also discourage or impede offers to acquire the Company not approved by the Board of Directors, including offers for some or all of the shares of any class or series of the Company's capital stock at substantial premiums above the then current market value of such shares.



      As at the date of this Prospectus, there were outstanding (i) 7,550 shares of Series A Preferred Stock convertible, at any time at the option of the holders, into a total of approximately 6,040 shares of Common Stock; (ii) 2,000,000 shares of Series B Preferred Stock convertible, at any time at the option of the holders, into a total of 736,000 shares of Common Stock (or in lieu thereof, subject to a warrant entitling the hodler to purchase the same number of shares of Common Stock into which the Series B Preferred Stock is convertible), (iii) 600,000 shares of non-convertible Series D Preferred Stock, and (iv) 800,000 shares of

Series E Preferred Stock convertible, at any time at the option of the holders, into a total of 294,400 shares of Common Stock.


Series A Preferred Stock


      The holders of Series A Preferred Stock are entitled to one vote per share voting together with holders of Common Stock as one class. Dividends are payable semiannually in cash or in additional shares of Series A Preferred Stock at the Company's discretion, when and if declared by the Board of Directors. Each share of Series A Preferred Stock is redeemable by the Company, at its option, for $9.25 per share plus accumulated dividends, upon not less than 30 days nor more than 60 days written notice, provided the closing bid price of the Company's Common Stock is at least $3.00 for 30 consecutive business days ending within 15 days prior to the notice of redemption. Each share of Series A Preferred Stock is convertible into 6,040 shares of Common Stock, subject to adjustment under certain circumstances. There are currently 7,550 shares of Series A Preferred Stock outstanding.


Series B Preferred Stock


      The holders of Series B Preferred Stock are entitled to one vote per share voting together with holders of Common Stock as one class. Dividends are payable semiannually before any dividends are declared and paid on the Common Stock, but after dividends are declared and paid on the Series A Preferred Stock, in cash only, when and if declared by the Board of Directors. Each share of Series B Preferred Stock is redeemable by the Company, at its option, for $1.00 per share plus accumulated dividends (payable in cash or other consideration as the Company and the holders of a majority of Series B Preferred Stock may agree), upon not less than 30 days written notice. In the event of such optional redemption by the Company, at least an aggregate of 100,000 shares, or an integral multiple thereof, must be redeemed and repurchased. The Series B Preferred Stock was also subject to mandatory redemption by the Company at $1.00 per share under certain conditions, if requested by the holders of a majority of such Series B Preferred Stock. The liquidation amount is subordinate to the Series A Preferred Stock and is $1.00 per share plus accumulated dividends. The holders of the Series B Preferred Stock may elect to convert the Series B Preferred Stock into Common Stock as described below.



      In May 1995, the Series B Preferred Stock was amended so as to eliminate all mandatory redemption rights of the holders of the Series B Preferred Stock. In consideration of such amendments, the holders of the outstanding shares of Series B Preferred Stock were issued warrants to purchase an aggregate of 1,030,400 shares of Common Stock (although 294,400 of such warrants were thereafter cancelled in conjunction with the exchange of 800,000 shares of Series B Preferred Stock for 800,000 of Series E Preferred Stock as described below). Such remaining outstanding warrants, entitling the holders to purchase an aggregate of 736,000 shares of Common Stock, are exercisable at any time from September 30, 1995 through March 31, 2000, at an exercise price per share equal to an amount which is $.68 less than the mean average closing price of the Common Stock during the 30 calendar day period ending on the day before the date of exercise (subject to a minimum price of $.50 per share). Each holder of Series B Preferred Stock has reserved the right to convert, at any time prior to any exercise of any of such holder's warrants, all (but not less than all) of such holder's shares of Series B Preferred Stock into a number of shares of Common Stock equal to the total number of shares then issuable upon the exercise in full of such holder's aforesaid warrant (a conversation ratio of 0.368 shares of Common Stock for each share of Series B Preferred Stock). Upon each such conversion of Series B Preferred Stock into Common Stock, such holder's warrants automatically terminate.


Series D Preferred Stock


      In February 1995, The Blum Asset Trust ("BAT"), an affiliate of Bentley J. Blum, made a non-interest-bearing demand loan to the Company in the amount of $200,000. In May 1995, pursuant to a prior agreement between the Company and BAT, the Company issued to BAT, in repayment of the demand loan, 600,000 shares of new Series D Preferred Stock of the Company. The Series D Preferred Stock (a) is non-voting, except to the extent otherwise required by Delaware law, (b) does not bear any dividends, (c) is entitled to a preference of $.3333 per share on liquidation, dissolution or winding up of the Company (such amount to be junior to the liquidating preferences in respect of the Company's Series A, Series B, and Series E Preferred Stock, but senior to any distributions in respect of the Common Stock), (d) is redeemable at the Company's option at any time in whole (but not in part) at a price of $1.00 per share, and (e) does not entitle the holder thereof to require the redemption thereof at any time, or to convert same into Common Stock at any time. In conjunction with the issuance of the Series D Preferred Stock, the Company issued to BAT warrants entitling the holder to purchase, at any time on or before February 15, 2000, up to 600,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances); and one-third of such warrants are subject to cancellation if all of the shares of Series D Preferred Stock are redeemed on or before August 15, 1995. BAT has the right to pay the exercise price under such warrants by delivering to the Company for cancellation a number of shares of Series D Preferred Stock having an aggregate liquidation preference equal to the amount of the subject exercise price.



Series E Preferred Stock

      In May 1995, the holders of 800,000 shares of Series B Preferred Stock agreed to exchange such shares of Series B Preferred Stock, on a share-for-share basis, for 800,000 shares of new Series E Preferred Stock of the Company. In conjunction with such exchange, the warrants issued to such holders in May 1995 (in conjunction with the amendment of the Series B Preferred Stock) were cancelled.



      The Series E Preferred Stock (a) is entitled to one vote per share, voting together with the Common Stock as a single class, (b) bears dividends payable semi-annually before any dividends are declared and paid on the Common Stock, but pari passu with the dividends on the Series B Preferred Stock, (c) is entitled to a preference of $1.00 per share on liquidation, dissolution or winding up of the Company (such amount to be junior to the liquidating preferences in respect of the Series A Preferred Stock, pari passu with the liquidation preferences in respect of the Series B Preferred Stock, and senior to any distributions in respect of the Series D Preferred Stock and the Common Stock), (d) is redeemable at the Company's option at any time and from time to time at a price of $1.00 per share, (e) may be converted into Common Stock at any time at the rate of 0.368 shares of Common Stock for each share of Series E Preferred Stock (subject to adjustment under certain circumstances), and (f) is subject to mandatory redemption, at the option of the holder, upon the consummation by the Company of a public offering of its securities in which the Company receives gross proceeds of $3,000,000 or more.



WARRANTS

      The warrants set forth below do not include (i) five year warrants to purchase an aggregate of 750,000 shares of Common Stock at $0.875 per share, which were issued in April 1995 to an officer and to each of the five members of the Board of Directors of the Company, or (ii) additional contingent five year warrants which may be issued under certain conditions and, if issued, will entitle two affiliates of the Company to purchase an additional 6,200,000 shares of Common Stock at $0.875 per share. See "Management - Compensation Committee Interlocks and Insider Participation."



Class B Warrants and Private Placement Warrants

      As of June 22, 1995, there were approximately 1,961,925 Class B Warrants authorized to be issued, upon the effectiveness of the Registration Statement of which this Prospectus is a part to the holders of Common Stock on the close of business on June 20, 1994 (not including any persons or entities receiving shares or rights to shares of Common Stock in connection with the Wico Merger). In addition, the terms of 195,000 additional publicly traded Company warrants (currently exercisable at $30.00 per share and scheduled to expire on September 30, 1995) will be amended on the Effective Date of this Prospectus to be identical to the 1,961,925 Class B Warrants and are designated as 195,000 additional Class B Warrants in this Prospectus. In connection with the Company's 1994 Private Placement of $2,737,000 of Private Placement Notes, the Company also agreed to issue a maximum of 54,650 Private Placement Warrants to those holders of Private Placement Notes who agree to waive their rights to convert such notes into shares of Common Stock. The terms of such Private Placement Warrants are identical to the Class B Warrants



      Each of the Class B Warrants and Private Placement Warrants, when issued will entitle the holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share until June 20, 1999, when the warrants expire.



      The Company may redeem the Class B Warrants and Private Placement Warrants, at a price of $.10 per Class B Warrant, in whole or in part, at the option of the Company, provided that the bid price of the Common Stock is at least $6.84 for five consecutive trading days ending 15 days prior to the date of the notice of redemption. The Class B Warrants and the Private Placement Warrants may not be redeemed at any time when holders are unable to exercise due to the absence of a current registration statement although the absence of the registration statement will not extend the expiration date. In the event that the Company exercises its right to redeem the Class B Warrants and Private Placement Warrants, such Warrants will be exercisable until the close of business on the date immediately prior to the date fixed for redemption in such notice. If any Class B Warrant or Private Placement Warrants called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price.

      In order for a holder to exercise a Class B Warrant and Private Placement Warrants, there must be a current registration statement on file with the Commission relating to the shares of Common Stock underlying the Class B Warrants and Private Placement Warrants, and such shares must be registered or qualified for sale under the securities laws of the state in which such Class B warrantholder resides. The Company will be required to file post-effective amendments to the Registration Statement filed in connection with the issuance of such Class B Warrants and Private Placement Warrants when events require such amendments. There can be no assurance that such Registration Statement (or any other registration statement filed by the Company to cover shares of Common Stock underlying the Class B Warrants and Private Placement Warrants) will be kept current. If a registration statement covering such shares of Common Stock is not kept current for any reason, or if the shares underlying the Class B Warrants and Private Placement Warrants are not registered in the state in which a holder resides, the Class B Warrants and Private Placement Warrants will not be exercisable and the holders thereof will be deprived of any value.


BAT Warrants


      In conjunction with the issuance of the Series D Preferred Stock and a related $150,000 loan, the Company issued to BAT certain warrants (the "BAT Warrants"). The BAT Warrants entitle the holder thereof to purchase, at any time on or before February 15, 2000, up to 1,050,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain circumstances). One-third of the BAT Warrants are subject to cancellation if all of the shares of Series D Preferred Stock are redeemed for $200,000 and the $150,000 loan is repaid on or before August 15, 1995. The holder has the right to pay the exercise price under the BAT Warrants by delivering to the Company for cancellation a number of shares of Series D Preferred Stock having an aggregate liquidation preference equal to the amount of the subject exercise price.


Underwriter's Warrants


      Pursuant to the Company's Prospectus dated April 23, 1993, the Company sold to Lew Lieberbaum & Co., Inc., the underwriter in that transaction (the "Underwriter"), 53,241 Warrants (the "Underwriter's Warrants") which entitled the Underwriter to purchase 53,241 units at an aggregate exercise price of $10.00 for a period of four years commencing on the effective date of such Prospectus. Each unit (the "Units") consist of one share of Common Stock and one warrant to purchase one share of Common Stock. In June 1994, such unit was exchanged for a unit comprised of 53,241 shares of Common Stock and 53,241 Class Z Warrants to purchase Common Stock.


Class Z Warrants


      As a component of the Underwriter's Warrants, the Underwriter may purchase units which are comprised of one share of Common Stock and one Class Z Warrant. The Class Z Warrant is exercisable for one share of common stock at an exercise price of $1.00 per share. The Class Z Warrants are exercisable for a period of four years commencing on the effective date of the Registration Statement of which this Prospectus is a part.


DIVIDENDS


      The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. The Company has never paid dividends on its Common Stock, and it currently intends to retain all earnings for use in its business. Accordingly, it is anticipated that no dividends will be paid in the foreseeable future.


STOCKHOLDER REPORTS


      The Company distributes annual reports to its stockholders containing audited financial statements with a report thereon by independent certified public accountants after the end of each fiscal year. In addition, the Company may furnish to its stockholders quarterly reports for the first three quarters of each fiscal year containing unaudited findings and other information after the end of the fiscal quarter.


INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


      The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors. This provision does not affect the standard of conduct with which directors must comply, the availability of equitable relief, and causes of action based upon federal law, including the federal securities laws.



      The Company maintains directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities and would reimburse the Company for such losses for which the Company has lawfully indemnified the directors and officers.


      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT AND REGISTRAR

      The transfer agent for the Common Stock and Warrant Agent for the Company's Warrants is American Stock Transfer & Trust Company, New York, New York.

                             SELLING SECURITYHOLDERS


      All securities offered for the account of Selling Securityholders (i) were issued or are issuable to such individuals pursuant to the terms of the Company's private placement completed in November 1994 (the "1994 Private Placement"), (ii) were issued in connection with obtaining the consent of the Company's institutional lender for the Wico Merger, (iii) were issued as part of or in connection with Wico Merger, (iv) were issued or are issuable upon the exercise of outstanding options or warrants, or upon the conversion of outstanding convertible securities, (v) will be issuable to creditors of the Company who have agreed (subject to their review of this Prospectus and final acceptance of such terms) to accept Creditors Shares in payment of outstanding obligations owed to such creditors by the Company, (vi) were issued in connection with the 1995 Private Placement of 2,094,500 shares of Common Stock, and (vii) were issued to Lew Lieberbaum & Co., Inc., pursuant to the Company's Registration Statement on Form S-1, SEC File No. 33-_____. Upon the sale of the securities offered by each Selling Securityholder, except as otherwise noted, he/she will, to the best of the Company's knowledge, have no further beneficial interest in the Company's securities.



                                                                                                          Beneficial
                                                                                                          Ownership
                                                                                                      after the Offering
                                                           Common                                     if all Shares and
                   Stockholder                             Stock                 Warrants              Warrants are Sold
                   -----------                             ------                --------             ------------------
Steven M. Johnson                                          31,250(1)                 750                      *
Helen G. Johnson
Wood Alexander Breazeale III                               10,417(1)                 250                      *
John A. Nelson                                             10,417(1)                 250                      *
Robert W. Vonderhorst                                      10,417(1)                 250                      *
Mitchell S. Rothstein                                      83,332(1)               2,000                      *
Terence D. Jung                                            10,417(1)                 250                      *
Michael T. Merlob                                          20,833(1)                 500                      *
Richard S. Gebelein                                        10,417(1)                 250                      *
Jan Arnett                                                 20,833(1)                 500                      *

                                                                                                          Beneficial
                                                                                                          Ownership
                                                                                                      after the Offering
                                                           Common                                     if all Shares and
                   Stockholder                             Stock                 Warrants              Warrants are Sold
                   -----------                             ------                --------             ------------------
Scott W. Waters, Jr.                                       41,666(1)               1,000                      *
Julian Lee Johnson, IRA                                    41,666(1)               1,000                      *
Oppenheimer & Company, Inc. C/F
Marion J. Creel                                            10,417(1)                 250                      *
Alexander Properties Group, Inc.
c/o Andrew Alexander                                       10,417(1)                 250                      *
Marvin Numeroff (TE)                                       83,332(1)               2,000                      *
Nancy Davis                                                83,332(1)               2,000                      *
Kenneth D. Rickel Trustee                                  41,666(1)               1,000                      *
Evelyn Rickel Grantor
Retired Income Trust
Kenneth D. Rickel Trustee
Robert Rickel Grantor
Retired Income Trust                                       41,666(1)                 500
Oppenheimer & Company, Inc. C/
Helen R. Hernandez                                         41,666(1)               1,000                      *
Oppenheimer & Company, Inc. C/F
Luis Hernandez                                             20,833(1)                 500                      *
William A. Cauldwell                                       20,833(1)                 500                      *
Dennis P. Smith                                            20,833(1)                 500                      *
Charles H. Vath                                            10,417(1)                 250                      *
Theresa Karwacki C/F
Nicole D. Karwacki                                         10,417(1)                 250                      *
Theresa Karwacki C/F
Jason P. Karwacki                                          10,417(1)                 250                      *
Oppenheimer & Company, Inc. C/F
M. Steven Shannon, IRA                                     20,833(1)                 500                      *
James B. Perry and
Judith A. Perry                                            20,833(1)                 500                      *
Hugh M. Lokey                                              10,417(1)                 250                      *
David Safar C/F
Elena Safar UGMA N.J.                                      10,417(1)                 250                      *
Rachelle Safar                                             10,417(1)                 250                      *
David and Rachelle Safar (JT)                              10,417(1)                 250                      *
Jeffrey E. Baker                                          187,497(1)               4,500                      *
Sol Feldman                                                83,332(1)               2,000                      *
Ken Holmgren and
Alicia Holmgren (TE)                                       41,666(1)               1,000                      *
Oppenheimer & Company, Inc. C/F
Alice W. Baldwin, IRA                                      31,250(1)                 750                      *
Alice W. Baldwin                                           72,916(1)               1,750                      *
Allen Thomas Davis, Jr.                                    20,833(1)                 500                      *
E. Hoke Sullivan                                           20,833(1)                 500                      *
Del. Charter Guarantee & Trust Co.
TTEE FBO: H. Werner Teichert                               20,833(1)                 500                      *
Oppenheimer & Company, Inc. C/F
Jaya Padmanabhan, MD (IRA)                                166,664(1)               4,000                      *

                                                                                                          Beneficial
                                                                                                          Ownership
                                                                                                      after the Offering
                                                           Common                                     if all Shares and
                   Stockholder                             Stock                 Warrants              Warrants are Sold
                   -----------                             ------                --------             ------------------
Jaya Padmanabhan                                          125,000(1)               3,000                      *
Oppenheimer & Company, Inc. C/F
Waters Bros. Enterprises, Inc.
Profit Sharing Plan & Trust                                83,332(1)               2,000                      *
Oppenheimer & Company, Inc. C/F
Waters Bros. Ent., Inc.
Pension Plan & Trust                                       41,666(1)               1,250                      *
Oppenheimer & Company, Inc. C/F
Beauchamp Hardware Supply, Inc.
Profit Sharing Plan & Trust
F/B/O Eustis W. Beauchamp and
Patricia Beauchamp co-TTES and
co-Custodians DTD 2/25/92                                  20,833(1)                 500                      *
Oppenheimer & Company, Inc. C/F
K.C. Padmanabhan, IRA                                      10,417(1)                 250                      *
O. Gray Sheppard, Jr.                                      28,833(1)                 500                      *
Donna Franco                                               10,417(1)                 250                      *
Cornelius N. Vetten                                        10,417(1)                 250                      *
Lois M. Ritter                                             41,666(1)               1,000                      *
Winifred L. Libby Trust
Winifred L. Libby TTEE                                     62,500(1)               1,500                      *
David G. and Maria Hauser (JT)                             10,417(1)                 250                      *
Wayne Malen                                                83,332(1)               2,000                      *
Jeffrey Feldman                                            20,833(1)                 500                      *
Saul and Shelly Pomerantz (TE)                             20,833(1)                 500                      *
Alan Feldman                                               20,833(1)                 500                      *
Kenneth Hollins                                            20,833(1)                 500                      *
Frederic J. Paschkes                                       20,833(1)                 500                      *
Michael Schneider                                          20,833(1)                 500                      *
Wayne Batson                                               10,417(1)                 250                      *
Wade H. Hicks III                                          20,833(1)                 500                      *
Harold A. Wright and
Sue Wright                                                 10,417(1)                 250                      *
Thomas A. Grillo                                           20,833(1)                 500                      *
Robert E. Woodard                                          20,833(1)                 500                      *
Trisha Hawthorne                                           41,666(1)               1,000                      *
Oppenheimer & Company, Inc. C/F
William D. McGaha, IRA                                     10,417(1)                 250                      *
Robert R. Pavese                                           20,833(1)                 500                      *
Robert R. Pavese TTEE u/w/o
Lynn Kolp FBO Chris Kolp u/w/o                             10,417(1)                 250                      *
Wesley Weili Pan and                                       10,417(1)                 250                      *
Jian Zhang (JT)
Hector E. Perez                                            10,417(1)                 250                      *
Fred K. Ogilvie                                            10,417(1)                 250                      *

                                                                                                          Beneficial
                                                                                                          Ownership
                                                                                                      after the Offering
                                                           Common                                     if all Shares and
                   Stockholder                             Stock                 Warrants              Warrants are Sold
                   -----------                             ------                --------             ------------------
Caisse De Retraite
Et De Prevoyance
Du Personnel en
Seignant Du Canton
Du Valais                                                 736,000(2)                   -                      *
Felice F. Mischel                                         110,400(2)                                          *
Edward Weltman                                             36,800(2)                                          *
Arthur Radin                                               27,600(2)                                          *
Blum Family Trust                                          27,600(2)                                          *
Richard M. Brooks                                           9,568(2)                                          *
Howard Levin                                                5,152(2)                                          *
Ronald Feldman
as Trustee for Julie                                       22,080(2)                                          *
and Melissa Levin
717 Associates                                             55,200(2)                                       1.2%
Blue Diamond Trading Ltd.                                 200,000(3)                                          *
Felice F. Mischel                                           2,500(4)                                          *
Jordan Barness                                              2,500(4)                                          *
Bianca Trading, Inc.                                      104,348                                             *
Bjorn Trading, Inc.                                       104,348                                             *
Ignot Holdings, SA                                        104,348                                             *
National Westminster Bank USA                             400,000(5)                                          *
Anthony Pierrea                                            15,000(6)              15,000                      *
Salvatore Palacino                                         15,000(6)              15,000                      *
Peter K. Hunt                                              15,000(6)              15,000                      *
David Willmott                                              5,000(6)               5,000                      *
Robert Wigmore                                              5,000(6)               5,000                      *
Estate of Rafael Rivas                                     15,500(6)              15,500                      *
Harry McKillop                                             13,000(6)              13,000                      *
Victor Rivas                                               50,500(6)              50,500                      *
Jerry Karlik                                              250,000(6)             250,000                    70,000
Feldman Radin & Co, P.C.                                  125,000(7)                  --                      *
Schneck, Weltman, Hasmall & Mischel LLP                   100,000(7)
Potter Anderson & Corroon                                  10,517(7)                  --                      *
Judson Enterprises Ltd.                                     1,000(7)                  __                      *
Kronish, Lieb, Wiener                                                                                         *
& Hellman, L.L.P.                                         139,798(7)                  __
Packquisition Corp.                                        32,000(7)                  --                      *
Mark Gasarch, Esq.                                         15,500(7)                  --                      *
Gary Petrucci                                              71,000(10)                 --                      *
Burton Toles                                               35,500(10)                 --                      *
William Toles                                              71,000(10)                 --                      *
Tol-O-Matic, Inc.                                          71,000(10)                 --                      *
Delos v. Stenson                                           35,500(10)                 --                      *
Richard J. Stream                                          50,000(10)                 --                      *

                                                                                                          Beneficial
                                                                                                          Ownership
                                                                                                      after the Offering
                                                           Common                                     if all Shares and
                   Stockholder                             Stock                 Warrants              Warrants are Sold
                   -----------                             ------                --------             ------------------
R. Hunt Greene & Jane E. Piccard                           35,500(10)                 --                      *
David Brink                                                49,984(10)                 --                      *
James A. or Anne Beltz                                     35,500(10)                 --                      *
Marshall or Ida Raye Chernin                               17,750(10)                 --                      *
Howard Goldberger                                          17,750(10)                 --                      *
Robert D. Goldberger                                       17,750(10)                 --                      *
Scott F. Drill                                             40,000(10)                 --                      *
Thomas A. Sherman                                          17,750(10)                 --                      *
R.J. Petrucci & K.A. Petrucci                              17,750(10)                 --                      *
Todd M. & Cheri R. Morgan                                  53,250(10)                 --                      *
Randall L. Johnson                                         20,000(10)                 --                      *
Peter A. Vogt                                              35,500(10)                 --                      *
Revis Stephenson, III                                      17,750(10)                 --                      *
James Vieburg                                              17,750(10)                 --                      *
Applecrest Family Partnership Ltd.                         17,750(10)                 --                      *
Ed Koehler                                                 35,500(10)                 --                      *
G & T Trading Co.                                          50,000(10)                 --                      *
Larry E. Miller                                            71,000(10)                 --                      *
Ralph Burnett                                              71,000(10)                 --                      *
Steven C. or Marysue Simon                                 71,000(10)                 --                      *
Robert Paymar                                              71,000(10)                 --                      *
Thomas A. Sellars                                          17,750(10)                 --                      *
Gary Petrucci - IRA                                        17,750(10)                 --                      *
Bryan E. Zins - IRA                                        17,750(10)                 --                      *
Stephen M. Carnes                                          28,400(10)                 --                      *
Ted Piper                                                  35,500(10)                 --                      *
Jack Swenson                                               42,600(10)                 --                      *
James T. Weinert                                           71,000(10)                 --                      *
Jerry R. or Linda L. Kenline                               20,000(10)                 --                      *
Jonathon P. Wilke                                          71,000(10)                 --                      *
Reed E. and Christine Halladay                             53,250(10)                 --                      *
Jeffrey Peterson - IRA                                     17,750(10)                 --                      *
G. Terri McNellis                                          17,750(10)                 --                      *
Gary Petrucci, IRA (amended)                                7,100(10)                 --                      *
Jacobs and Associates                                      36,000(10)                 --                      *
Quynh v. Dang                                             212,300(10)                 --                      *
Ken Norman                                                 24,850(10)                 --                      *
Dorothy Nathan                                            100,000(10)                 --                      *
Robert I. Karon                                            17,750(10)                 --                      *
Edward Sokolfski                                           30,000(10)                 --                      *
Steffen I. Magnell                                        142,000(10)                 --                      *
Lew Lieberbaum & Co., Inc.                              106,481.4(8)              53,241(9)                   *

- -----------------------------------------

*     Less than one percent


(1) Represents 20,833 1994 Private Placement Conversion Shares (at an assumed conversion price of $1.20 per share) issuable upon conversion of 1994 Private Placement Notes and 500 Private Placement Warrants issued for each $25,000 principal amount of 11% Notes issued pursuant to the 1994 Private Placement.



(2) Represents (i) an aggregate of 736,000 shares of Common Stock issuable upon conversion of 2,000,000 shares of Series B Preferred Stock, and (ii) an aggregate of 294,400 shares of Common Stock issuable upon conversion of 800,000 shares of Series E Preferred Stock at the rate of 0.368 shares of Common Stock for each full share of Series B Preferred Stock and Series E Preferred Stock. All shares of Series B Preferred Stock and Series E Preferred Stock are immediately convertible. The Series E Preferred Stock is subject to mandatory redemption under certain conditions. See "Description Securities - Series E Preferred Stock.



(3) Represents shares of Common Stock issued to Blue Diamond, an affiliate of Felice F. Mischel, upon exercise of the Blue Diamond Warrant.



(4) Represents shares of Common Stock issued pursuant to warrants issued to Ms. Mischel and Mr. Barness in connection with a $500,000 loan made by Mr. Barness to the Company in July 1994 and since repaid. The warrants representing these shares are immediately exercisable.



(5) Represents shares of Common Stock issuable to National Westminster Bank USA upon exercise of a warrant held by such bank, which warrant is immediately exercisable.



(6) Represents shares of Common Stock issuable pursuant to certain options or warrants.



(7) Represents Creditors Shares exchanged at $2.00 per share for indebtedness owed by the Company to such stockholders.



(8) Represents 53,241 shares of Common Stock at $10.00 per share issuable upon exercise of the Underwriter's Warrants, and 53,241 additional shares issuable at $1.00 per share upon exercise of the Class Z Warrants issuable (at the rate of one Class Z Warrant for each Underwriter's Warrant) upon the exercise of the Underwriter's Warrant.



(9) The Class Z Warrants issuable to the Underwriter upon exercise of the Underwriter's Warrant have an exercise price of $1.00 and are exercisable immediately upon, and for a four-year period after, the effective date of this Registration Statement.



(10)  Represents the 1995 Private Placement Shares purchased in June and July
      1995.


                              PLAN OF DISTRIBUTION


      Each Selling Securityholder is free to offer and sell his or her shares of Common Stock or Warrants at such times, in such manner and at such prices as he or she may determine. Such shares may be offered by Selling Securityholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Selling Securityholders may also use Rule 144 under the Securities of 1933 (the "Securities Act"), to sell such securities, if they meet the criteria and conform to the requirements of such Rule. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares or warrants by the Selling Securityholders. It is unlikely that Class B Warrants will be exercised or that the shares of Common Stock underlying such warrants will become subject to a distribution while the exercise price for the warrant ($5.00) exceeds the market value of the Company's common stock ($2.75 on July 7, 1995). However, those shares of Common Stock which are already outstanding and being offered hereunder by the Selling Securityholders may be expected to be distributed currently, although there can be no assurance as to whether, when or to what extent such distribution may occur.



      The Company has agreed to register the securities owned by the Selling Securityholders pursuant to the Registration Statement of which this Prospectus is a part and to pay all expenses in connection therewith, other than brokerage commissions and fees and expenses of counsel to the Selling Securityholders in connection with any subsequent sales of their securities.



      Under the Securities Act, all Selling Securityholders are obligated to deliver a current Prospectus on each occasion that such Selling Securityholder elects to offer or sell any of their securities; which Prospectus must indicate the name of the beneficial owner(s) of the securities and the aggregate amount of securities being offered. Accordingly, only the Selling Securityholders designated above may effect offers and sales of securities pursuant to this Prospectus.



      In accordance with its undertakings pursuant to Rule 415 under the Securities Act, the Company has agreed (i) to file, during any period in which offers or sales of Notes are being made, a post-effective amendment to the Registration Statement of which this Prospectus is a part, (ii) to make available a Prospectus to each securityholder upon request, (iii) to amend such Prospectus from time to time after the date hereof through post-effective amendments to such Registration Statement to reflect any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the most recent Prospectus and (iv) to remove from registration by means of a post-effective amendment of the Registration Statement any of the securities which remain unsold at the termination of the offering.



      The Company and each of the Selling Securityholders have entered into an agreement pursuant to which the Company has agreed to indemnify such Selling Securityholders and each person who controls such Selling Securityholders, generally against any and all losses, claims, damages, liabilities and expenses arising out of or based on a breach of covenant, agreement, representation or warranty made by the Company in such agreement or any untrue statement of a material fact in the Registration Statement, including this Prospectus, or any amendment or supplement thereto. Each of the Selling Securityholders has agreed to indemnify the Company, the officers and directors and each person who controls the Company, but only with respect to information relating to such Selling Securityholder expressly for use in the Registration Statement, Prospectus, or any amendment or supplement thereto, including but not limited to information contained in this section entitled "Selling Securityholders." In the event that any other securityholder subsequently elects to become a "Selling Securityholder", it is anticipated that the Company will enter into a similar indemnity agreement with such securityholder.



      The Selling Securityholders named above have advised the Company that sales of their Notes may be effected from time to time in transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Notes directly to purchasers or through broker-dealers that act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Notes for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).



      The Selling Securityholders and any broker-dealers that act in connection with the sale of Notes as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of Notes as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may elect to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Notes against certain liabilities, including liabilities under the Securities Act.



      The Company has not engaged the services of any broker-dealer either to purchase securities from Selling Securityholders or to act as agent for any of the Selling Securityholders in connection with any distribution of such securities.



      In order to comply with the securities laws of certain jurisdictions, the securities may not be offered or resold by any Selling Securityholder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the securities in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.



      The Company will not receive any of the proceeds from sales of any of the securities by any of the Selling Securityholders.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


      Price Waterhouse LLP, the Company's former independent accountants, was dismissed, effective November 29, 1994, in an action approved by the Board of Directors of the Company. Price Waterhouse

LLP has previously issued audit reports to the Company for the years ended May 31, 1994 and May 31, 1993, which reports did not contain any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. There were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in its reports.



      On November 29, 1994, the Company engaged Grant Thornton LLP as its independent accountants for the year ended September 30, 1994. Grant Thornton LLP had previously served as the independent accountants for Wico Holding Corp. and its wholly-owned subsidiaries.


                                  LEGAL MATTERS


      Certain legal matters will be passed upon for the Company by Solomon, Fornari, Weiss & Moskowitz, P.C., 650 Fifth Avenue, New York, New York 10019.


                                     EXPERTS


      The financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement of which this Prospectus is a part have been audited by Grant Thornton LLP, independent certified public accountants to the extent indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Said firm's opinion includes an explanatory paragraph.



      The financial statements of Langworthy Casino Supply included in this Prospectus have been audited by Allen G. Roth, independent certified public accountant, to the extent and for the period set forth in his report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said individual as an expert in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                   CONQUEST INDUSTRIES, INC. AND SUBSIDIARIES



                                                                         Page
                                                                         ----
September 30, 1994
  Independent Auditor's Report                                            F-2
  Consolidated Balance Sheet                                              F-3
  Consolidated Statements of Operations                                   F-5
  Consolidated Statements of Changes in Stockholders' Deficit             F-6
  Consolidated Statements of Cash Flows                                   F-7
  Notes to Financial Statements                                           F-9

March 31, 1995 (Unaudited)
  Consolidated Balance Sheet                                              F-25
  Consolidated Statements of Operations                                   F-27
  Consolidated Statements of Changes in Stockholders' Deficit             F-28
  Consolidated Statements of Cash Flows                                   F-29
  Notes to Financial Statements                                           F-31

LANGWORTHY CASINO SUPPLY

September 30, 1993
  Independent Auditor's Report                                            F-33
  Balance Sheet                                                           F-34
  Statement of Income                                                     F-35
  Statement of Divisional Equity                                          F-36
  Statement of Cash Flows                                                 F-37
  Notes to Financial Statements                                           F-38


September 30, 1992
  Independent Auditor's Report                                            F-41
  Balance Sheet                                                           F-42
  Statement of Income                                                     F-43
  Statement of Divisional Equity                                          F-44
  Statement of Cash Flows                                                 F-45
  Notes to Financial Statements                                           F-46

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To the Stockholders
  CONQUEST INDUSTRIES, INC.

We have audited the accompanying consolidated balance sheets of Conquest Industries, Inc. (formerly Wico Holding Corp.) as of September 30, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conquest
Industries, Inc. as of September 30, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1994, in conformity with generally accepted accounting principles.

As described in Note L (1), the Company has recorded an estimate of the value upon the disposition of its aviation operations at $4,250,000. It is reasonably possible that the ultimate amount, if any, obtained upon disposition of the aviation operations could be lower than the carrying value.


/s/ GRANT THORNTON LLP
- ----------------------
GRANT THORNTON LLP


New York, New York
December 9, 1994, except as to Note L (1), which is as of January 20, 1995

                   CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                          (FORMERLY WICO HOLDING CORP.)

                           CONSOLIDATED BALANCE SHEETS


                                                              September 30,
                                                      --------------------------
                                                          1994            1993
                                                      -----------     -----------
                                        ASSETS
CURRENT ASSETS:
Cash                                                  $ 1,007,880     $   791,037
Trade accounts receivable, less allowance for
  doubtful accounts of $179,337 and $156,647 at
  September 30, 1994 and 1993, respectively             5,694,272       5,234,424
Other receivables, principally income tax refunds         323,843            --
Inventories                                             8,495,479       8,946,352
Prepaid expenses and other current assets                 235,344         126,818
                                                      -----------     -----------
      TOTAL CURRENT ASSETS                             15,756,818      15,098,631

MACHINERY AND EQUIPMENT - NET                           1,071,301       1,158,350

DEFERRED TAX ASSET                                        753,000            --

INTANGIBLE AND OTHER ASSETS - NET                       5,604,581       3,655,189

NET ASSETS OF DISCONTINUED OPERATIONS                   4,250,000            --
                                                      -----------     -----------
                                                      $27,435,700     $19,912,170
                                                      ===========     ===========



                       SEE NOTES TO FINANCIAL STATEMENTS.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                          CONSOLIDATED BALANCE SHEETS


                                                                                    September 30,
                                                                           ------------------------------
                                                                               1994              1993
                                                                           ------------      ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
    Accounts payable                                                       $  4,634,545      $  3,185,596
    Accrued expenses                                                          3,331,344         1,692,911
    Current portion of long-term debt                                         1,500,000         1,333,334
    Income taxes payable                                                         25,018           275,000
                                                                           ------------      ------------
            TOTAL CURRENT LIABILITIES                                         9,490,907         6,486,841

LONG-TERM DEBT                                                               16,705,849        23,850,000

COMMITMENTS AND CONTINGENCIES                                                      -                 -

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Preferred stock, authorized 5,000,000 shares, issuable in series
        Series A, preferred stock, $.10 par value; 7,550 issued and
            outstanding (liquidation preference:  $93,257)                          755              -
        Series B, convertible redeemable preferred stock, no par
            value; 2,800,000 and 4,000,000 shares issued and outstanding
            in 1994 and 1993, respectively                                    2,800,000         3,424,983
    Common stock, $.01 par value; 25,000,000 shares authorized;
        9,158,677 and 7,192,200 shares issued and outstanding in 1994
        and 1993, respectively                                                   91,587           500,000
    Additional paid-in capital                                               12,373,815              -
    Treasury stock warrant                                                         -             (360,000)
    Accumulated deficit                                                     (13,945,520)      (13,863,145)
    Foreign currency translation adjustment                                     (81,693)         (126,509)
                                                                           ------------      ------------
                                                                              1,238,944       (10,424,671)
                                                                           ------------      ------------

                                                                           $ 27,435,700      $ 19,912,170
                                                                           ============      ============



                       See notes to financial statements.

                   CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                          September 30,
                                                          ------------------------------------------
                                                             1994            1993           1992
                                                          -----------     -----------    -----------
NET SALES                                                 $41,991,512     $38,782,856    $38,653,304

COST OF SALES                                              26,078,087      23,674,578     24,077,535
                                                          -----------     -----------    -----------

GROSS PROFIT                                               15,913,425      15,108,278     14,575,769
                                                          -----------     -----------    -----------

OPERATING EXPENSES:
    Selling, distribution and administrative expenses      12,592,710      11,620,056     10,895,368
    Moving costs                                                  -               -          148,563
    Amortization expense                                      375,231         689,207        977,835
                                                          -----------     -----------    -----------
                                                           12,967,941      12,309,263     12,021,766
                                                          -----------     -----------    -----------

OPERATING INCOME                                            2,945,484       2,799,015      2,554,003
                                                          -----------     -----------    -----------

OTHER EXPENSES (INCOME):
    Interest expense                                        1,731,377       2,062,605      2,683,917
    Amortization of debt discount                             282,500             -              -
    Write off of registration costs                           175,394             -              -
    Other                                                     266,387           8,351        608,240
                                                          -----------     -----------    -----------
                                                            2,455,658       2,070,956      3,292,157
                                                          -----------     -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES                             489,826         728,059       (738,154)

PROVISION FOR INCOME TAXES                                    206,201         285,000          2,504
                                                          -----------     -----------    -----------

NET INCOME (LOSS)                                             283,625         443,059       (740,658)

PRO-FORMA INCOME TAXES (BENEFIT)                                  -           (65,000)      (225,000)
                                                          -----------     -----------    -----------

PRO-FORMA NET INCOME (LOSS)                               $   283,625     $   508,059    $  (515,658)
                                                          ===========     ===========    ===========

PRO-FORMA EARNINGS (LOSS) PER SHARE                       $     0.00      $     0.04     $     (0.06)
                                                          ===========     ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES                           9,158,677       9,158,677      9,158,677
                                                          ===========     ===========    ===========



                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                                           Preferred Stock Series A  Preferred Stock Series B
                                                                           ------------------------  ------------------------
                                                                             Shares       Amount       Shares        Amount
                                                                           ----------  ------------  ----------    ----------
BALANCE - SEPTEMBER 30, 1991                                                      -    $        -           -      $      -

    Translation of foreign currency                                               -             -           -             -
    Net loss                                                                      -             -           -             -
                                                                           ----------  ------------  ----------    ----------

BALANCE - SEPTEMBER 30, 1992                                                      -             -

    Issuance of preferred stock less costs of $575,017                            -             -     4,000,000     3,424,983
    Repurchase of stock warrants                                                  -             -           -             -
    Translation of foreign currency                                               -             -           -             -
    Net income                                                                    -             -           -             -
    Preferred stock dividends                                                     -             -           -             -
                                                                           ----------  ------------  ----------    ----------

BALANCE - SEPTEMBER 30, 1993                                                      -             -     4,000,000     3,424,983

    Acquisition of Conquest Airlines Corp., less costs of $468,000
    Recapitalization in connection with reverse acquisition accounting          7,550           755
    Translation of foreign currency
    Exchange of Series B preferred stock into common stock                                           (1,200,000)     (624,983)
    Retirement of treasury stock warrant
    Preferred stock dividends
    One for ten reverse stock split
    Net income
    Debt discounts recorded in connection with borrowings
    Warrants and shares issued in connection with debt offerings
                                                                           ----------  ------------  ----------    ----------


BALANCE - SEPTEMBER 30, 1994                                                    7,550  $        755   2,800,000    $2,800,000
                                                                           ==========  ============  ==========    ==========



                                                                                  Common Stock          Paid-in      Treasury
                                                                             -----------------------
                                                                               Shares       Amount      Capital       Stock
                                                                             -----------   ---------   ----------   ---------
BALANCE - SEPTEMBER 30, 1991                                                       7,608   $ 500,000                $

    Translation of foreign currency                                                 -            -
    Net loss                                                                        -            -
                                                                             -----------   ---------   ----------   ---------

BALANCE - SEPTEMBER 30, 1992                                                       7,608     500,000          -

    Issuance of preferred stock less costs of $575,017                              -            -
    Repurchase of stock warrants                                                    -            -                   (360,000)
    Translation of foreign currency                                                 -            -
    Net income                                                                      -            -
    Preferred stock dividends                                                       -            -
                                                                             -----------   ---------   ----------   ---------

BALANCE - SEPTEMBER 30, 1993                                                       7,608     500,000          -      (360,000)

    Acquisition of Conquest Airlines Corp., less costs of $468,000             1,966,519    (498,025)   9,136,699
    Recapitalization in connection with reverse acquisition accounting        89,612,634      89,612      (90,367)
    Translation of foreign currency
    Exchange of Series B preferred stock into common stock                                                624,983
    Retirement of treasury stock warrant                                                                 (360,000)    360,000
    Preferred stock dividends
    One for ten reverse stock split                                          (82,428,085)
    Net income
    Debt discounts recorded in connection with borrowings                                               3,025,000
    Warrants and shares issued in connection with debt offerings                                           37,500
                                                                             -----------   ---------   ----------   ---------


BALANCE - SEPTEMBER 30, 1994                                                   9,158,676   $  91,587   12,373,815   $     -
                                                                             ===========   =========   ==========   =========

                                                                                              Foreign
                                                                                Retained      Currency
                                                                                Earnings     Translation

                                                                                (Deficit)    Adjustment      Totals
                                                                              ------------   -----------  ------------
BALANCE - SEPTEMBER 30, 1991                                                  $(13,415,774)  $     -      $(12,915,774)

    Translation of foreign currency                                                   -         (7,509)         (7,509)
    Net loss                                                                      (740,658)        -          (740,658)
                                                                              ------------   ---------    ------------

BALANCE - SEPTEMBER 30, 1992                                                   (14,156,432)     (7,509)    (13,663,941)

    Issuance of preferred stock less costs of $575,017                                -            -         3,424,983
    Repurchase of stock warrants                                                      -            -          (360,000)
    Translation of foreign currency                                                   -       (119,000)       (119,000)
    Net income                                                                     443,059         -           443,059
    Preferred stock dividends                                                     (149,772)        -          (149,772)
                                                                              ------------   ---------    ------------

BALANCE - SEPTEMBER 30, 1993                                                   (13,863,145)   (126,509)    (10,424,671)

    Acquisition of Conquest Airlines Corp., less costs of $468,000                                           8,638,674
    Recapitalization in connection with reverse acquisition accounting                                            -
    Translation of foreign currency                                                             44,816          44,816
    Exchange of Series B preferred stock into common stock                                                        -
    Retirement of treasury stock warrant                                                                          -
    Preferred stock dividends                                                     (366,000)                   (366,000)
    One for ten reverse stock split                                                                               -
    Net income                                                                     283,625                     283,625
    Debt discounts recorded in connection with borrowings                                                    3,025,000
    Warrants and shares issued in connection with debt offerings                                                37,500
                                                                              ------------   ---------    ------------


BALANCE - SEPTEMBER 30, 1994                                                  $(13,945,520)  $ (81,693)   $  1,238,944
                                                                              ============   =========    ============


                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         September 30,
                                                                         --------------------------------------------
                                                                             1994             1993           1992
                                                                          -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                     $   283,625     $   443,059     $  (740,658)
                                                                          -----------     -----------     -----------
       Adjustments to reconcile net income (loss) to net
          cash provided by operating activities:
              Depreciation and amortization                                   944,132       1,159,126       2,255,226
              Provision for bad debts                                         179,337             972          67,047
              Loss (gain) on disposal of fixed assets                            -                217         (38,755)
              Other noncash provisions                                        452,881            -                -
              Deferred income taxes                                            89,815            -                -

       Changes in assets and liabilities:
          Decrease (increase) in trade and other accounts receivable         (963,028)       (224,648)       (403,843)
          Decrease (increase) in inventories                                  450,873         959,630        (382,401)
          Decrease (increase) in prepaid expenses and other
              current assets                                                 (108,526)        (61,484)         73,418
          Increase in intangibles and other assets                           (680,212)           -                -
          Increase (decrease) in accounts payable                           1,448,949        (416,720)        591,626
          Increase (decrease) in income taxes payable                        (249,982)        275,000             -
          Increase (decrease) in accrued expenses                             (86,567)       (303,425)        (92,627)
                                                                          -----------     -----------     -----------
                 TOTAL ADJUSTMENTS                                          1,477,672       1,388,668       2,069,691
                                                                          -----------     -----------     -----------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                            1,761,297       1,831,727       1,329,033
                                                                          -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash of businesses acquired, less acquisition costs                     4,965,584            -                -
    Capital expenditures                                                     (286,850)       (197,923)       (144,760)
    Proceeds on sale of assets                                                   -             50,002          83,151
    Cash used for business acquisitions                                    (1,939,019)           -                -
                                                                          -----------     -----------     -----------

NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES                            2,739,715        (147,921)        (61,609)
                                                                          -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long-term financing                                        (5,272,485)     (3,266,667)     (3,474,000)
    Preferred stock dividends                                                (366,000)       (149,772)            -
    Proceeds from issuance of promissory notes                              1,309,500            -                -
    Proceeds from preferred stock offering                                       -          2,424,983             -
    Proceeds from long-term financing                                            -               -            950,000
    Proceeds from stockholder and other loans                                    -               -          1,000,000
    Acquisition of treasury stock - warrants                                     -           (360,000)            -
    Deferred financing costs                                                     -           (153,368)       (260,150)
    Effect of foreign currency exchange rate changes                           44,816         (14,490)           (424)
                                                                          -----------     -----------     -----------

NET CASH USED IN FINANCING ACTIVITIES                                      (4,284,169)     (1,519,314)     (1,784,574)
                                                                          -----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH                                               216,843         164,492        (517,150)

CASH AT BEGINNING OF YEAR                                                     791,037         626,545       1,143,695
                                                                          -----------     -----------     -----------

CASH AT END OF YEAR                                                       $ 1,007,880     $   791,037         626,545
                                                                          ===========     ===========     ===========


                       See notes to financial statements.

                  CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                         (FORMERLY WICO HOLDING CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)



                                                                                            September 30,
                                                                               -------------------------------------
                                                                                  1994          1993         1992
                                                                               ----------    ----------   ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:

       Interest                                                                $1,576,700    $2,091,000   $2,414,000
                                                                               ==========    ==========   ==========
       Income taxes                                                            $  331,000    $     -      $    3,000
                                                                               ==========    ==========   ==========

    Noncash investing and financing activities:
       Conversion of stockholder and other loans to preferred stock            $     -       $1,000,000
                                                                               ==========    ==========

       Issuance of warrants in connection with debt                            $3,300,000    $     -
                                                                               ==========    ==========

       See Note L for noncash investing and financing activities regarding acquisitions



                       See notes to financial statements.

                            Conquest Industries, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           September 30, 1994 and 1993

NOTE A - ORGANIZATION AND SIGNIFICANT EVENTS

         Conquest Industries, Inc. ("Conquest") was, until June 20, 1994, primarily engaged in the business of operating a regional airline providing regularly schedule turbo-prop service to cities within the State of Texas. On June 20, 1994, CAC Acquisition, Inc. ("CAC"), a Delaware corporation and newly formed wholly owned subsidiary of Conquest merged with Wico Holding Corp. ("Wico"), a privately-held Delaware corporation, pursuant to a Restated Agreement and Plan of Merger dated June 8, 1994 (the "Wico Merger"). Upon consummation of the merger, Wico became a wholly owned subsidiary of Conquest and the separate existence of CAC ceased. In addition, simultaneous with the merger, Wico Gaming Supply Corp. ("Wico Gaming"), a wholly-owned subsidiary of Wico, acquired certain assets and liabilities of divisions of Langworthy Casino Supply, Inc. ("Langworthy"). The operations of Conquest and Wico and subsidiaries are collectively referred to herein as the "Company". In August 1994, the Company announced its intention to sell its aviation operations.

         The financial statements give effect to an increase in authorized shares approved in July 1994 and the 1 for 10 reverse stock split of its common stock which became effective on November 18, 1994. On that date, each ten shares of the Company's issued and outstanding shares of common stock automatically converted into one share of common stock. Also, all securities convertible or exercisable for common stock were similarly effected.

         Wico, through its wholly-owned operating subsidiaries, is a distributor of replacement parts and supplies to game operators and distributors of billiard tables, coin-operated vending machines, arcade games and other gaming related accessories. Wico Gaming is a manufacturer and distributor of casino supplies, including layouts, dice, casino furniture, custom built casino tables, playing chips, playing cards, casino equipment and roulette and other wheel games.


         Giving effect to the Wico Merger, the former shareholders of Wico owned approximately

         80% of Conquest's common stock. Stockholders of Conquest who immediately prior to the effectiveness of the Wico Merger held all of its capital stock, now hold approximately 20% of its capital stock after the Wico Merger .

         For accounting purposes, the merger has been treated as a recapitalization and reverse acquisition with Wico as the acquirer. In connection with the acquisition, Wico has valued the assets and liabilities received in the transaction at their fair values. Such assets and liabilities included (in addition to cash acquired) the estimated value to be received upon the disposition of the aviation operations, liabilities assumed, and the related deferred tax effects.

SALE OF CONVERTIBLE PREFERRED STOCK BY WICO

         On May 21, 1993, Wico issued $4 million of 10% cumulative convertible Series A preferred stock (Wico Series A preferred). The proceeds involved the receipt of $2.4 million of net cash and the conversion of $1 million of subordinated debt. The proceeds were used as part of a prepayment of $2.5 million of outstanding term indebtedness and for the repurchase from its bank lender of an outstanding warrant to acquire 17-1/2% of the common stock for $360,000. If the preferred shares were converted into common shares, the holders of the preferred stock would have owned approximately 20% of the outstanding common stock of Wico. The preferred stock was also entitled to vote on all matters at stockholders' meetings with the voting rights determined as if such shares had been converted into common stock.

         In connection with the issuance of $4 million of the Wico Series A preferred, $2 million of these shares were acquired by Wico common stockholders at the same net price as paid by the unaffiliated purchasers (a foreign pension plan), $1.8 million.

         The purchase price for the shares acquired by the Wico common stockholders was paid in cash and the retirement of $1 million of subordinated stockholder loans to Wico. Approximately 1,850,000 of the shares of preferred stock owned by such holders were sold at the full face amount of such shares from September 1993 to January 1994 to eight persons, none of whom was an officer, director or affiliate of Wico.

         In January 1994, the eight persons who acquired Wico Series A preferred as described above, entered into agreements with Wico to exchange their shares of Wico Series A preferred into Wico Series AA preferred stock on a share-for-share basis. This exchange was completed in March 1994. The Wico Series AA preferred stock did not contain voting rights or any liquidation preferences and was convertible into approximately 13% of the common stock.

THE CONQUEST/WICO MERGER ("WICO MERGER")

         As a result of the June 1994 Wico merger, all stockholders of Wico exchanged their Wico securities for securities of Conquest. More specifically, upon consummation of the Wico Merger, (i) the holders of Wico common stock acquired ownership of 6,879,000 shares of Conquest common stock in exchange for 2,944,000 shares of Wico common stock;
         (ii) certain holders of Wico Series A and Series AA preferred stock acquired ownership of 2,800,000 shares of Conquest Series B voting preferred stock; and (iii) certain holders of 1,200,000 shares of Wico Series AA preferred stock converted their shares and acquired record ownership of 313,044 shares of Conquest common stock. Each share of Conquest Series B preferred stock may be converted into .368 shares of Conquest common stock. In addition, all of the options to purchase Wico common stock granted under Wico's 1993 Stock Option Plan were converted into options to acquire 536,000 shares of Conquest common stock.

         Upon the Wico Merger, Conquest also agreed, subject to the effectiveness of a Registration Statement to issue 1,978,000 warrants to Conquest stockholders of record on the close of business on June 20, 1994 (not including any persons or entities receiving shares or rights to shares of Conquest common stock in connection with the Merger), exercisable until June 20, 1999, at a price of $11.88 per share (the "Class B Warrants"). Conquest also issued two warrants to purchase 400,000 (the "Bank Warrant") and 200,000 shares (the "Blue Diamond Warrant") of Conquest common stock, respectively. The Class B Warrants, the Bank Warrant and the Blue Diamond Warrant are all subject to certain registration and anti-dilution rights. The Blue Diamond Warrant was issued to a partner in the firm which serves as general counsel to the Company as a finders fee for the Wico merger.

         Giving effect to the Wico Merger, and the conversion of all shares of Conquest Series B preferred stock into Conquest common stock, the former stockholders of Wico will own approximately 80% of Conquest's outstanding common stock. The stockholders of Conquest who immediately prior to the effectiveness of the Wico Merger held all of its capital stock will continue to hold approximately 20% of its capital stock giving effect to the Wico Merger and the aforesaid issuance and conversion.

         Also in June 1994, in connection with the Wico Merger, the Company, through its wholly-owned subsidiary Wico Gaming, acquired assets and assumed certain liabilities, consisting primarily of trade payables, comprising certain divisions of Langworthy, a 56-year old Las Vegas, Nevada manufacturer and distributor of casino supplies for a purchase price of $1,750,000.

         A summary of the assets acquired and liabilities assumed in connection with the above acquisitions is included in Note L.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1. Basis of Consolidation The financial statements include the accounts of Conquest and its wholly-owned subsidiaries, Wico, Suncom-UK, Limited and Wico Gaming. All material intercompany accounts and transactions have been eliminated.

         2. Revenue Recognition - Revenue is recognized at the time merchandise is shipped to customers.

         3. Inventories - The inventories are valued at the lower of cost (weighted average method) or market.

         4. Machinery and Equipment - Machinery and equipment acquired as a result of acquisitions are stated at fair value at the date of acquisition, after considering their age and condition, in accordance with the guidelines set forth in Accounting Principles Board Opinion No. 16 (APB 16); subsequent additions are recorded at cost. Depreciation for machinery and equipment is calculated on a straight-line basis over ten years.

         5. Intangible Assets - Identifiable intangible assets resulting from various acquisitions in prior years were valued based upon independent appraisals in accordance with APB 16. Other intangible assets are valued at cost. Intangible assets are amortized on a straight-line basis over their estimated remaining economic lives.

            The Company reviews the recoverability of its intangible assets (primarily goodwill) upon the occurrence of a significant adverse event or if an operating division has not been profitable and expects that trend to continue. Recoverabilty will be evaluated using undiscounted cash flows.

         6. Warranty Costs - The Company has certain sales agreements that provide for free warranty service for periods ranging from one to five years (principally in the consumer division). For the years ended September 30, 1994, 1993 and 1992, a total of $167,000,
            $33,000, and $26,000, respectively, has been provided to cover the costs of providing such service. These costs are included in selling, distribution and administrative expenses.

         7. Co-Op Advertising - The Company grants certain of its customers an advertising allowance based upon qualified sales. The Company's policy is to accrue a liability in an amount equal to its estimate of claims at the time sales are made.

         8. Foreign Currency Translation Adjustment - All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange, and statement of operations items are translated at the weighted average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of stockholders' equity.

            Foreign currency transaction gains (losses) were $(44,000), $(38,000) and $42,000 for the years ended September 30, 1994, 1993 and 1992, respectively.

         9. Income Taxes - Effective January 1, 1993, provisions for income taxes include deferred taxes resulting from temporary differences in income for financial reporting and tax purposes, using the liability method under Statement of Financial Accounting Standards No. 109. Such temporary differences result primarily from differences in the carrying value of assets and liabilities.

            Prior to January 1, 1993, the Company was treated as a Subchapter S. Corporation.

        10. Earnings Per Share - Earnings per share is based upon the average shares outstanding increased by the effect, if dilutive, of common stock equivalents (options and warrants) from date of issue using the 20% rule. The outstanding preferred shares are not common stock equivalents. Net earnings are adjusted for dividends on outstanding preferred shares.

            For all periods presented, the effect of potentially dilutive securities were excluded because their effect would be anti-dilutive.

        11. Reclassifications - Certain amounts in prior years have been reclassified to conform with classifications used in 1994.

NOTE C - INVENTORIES

         Inventories are summarized as follows:

                                                        1994            1993
                                                     -----------    ------------
          Manufacturing inventories
          Materials and work-in-process              $ 1,619,694     $ 1,825,241
           Finished products                           1,520,439       1,694,960
                                                     -----------     -----------

                                                       3,140,133       3,520,201
         Purchased merchandise for resale              5,355,346       5,426,151
                                                     -----------     -----------

                                                     $ 8,495,479     $ 8,946,352
                                                     ===========     ===========

NOTE D- MACHINERY AND EQUIPMENT

         Machinery and equipment consist of the following

                                                             1994         1993
                                                          ----------   ----------
         Machinery and tooling                            $3,281,523   $3,080,956
         Furniture, fixtures and equipment                   704,393      648,898
         Leasehold improvements                              982,777      950,145
                                                          ----------   ----------

                                                           4,968,693    4,679,999
         Less accumulated depreciation and amortization    3,897,392    3,521,649
                                                          ----------   ----------

                                                          $1,071,301   $1,158,350
                                                          ==========   ==========


         All machinery and equipment is pledged as collateral under certain loan agreements, as described in Note F.

NOTE E - INTANGIBLE AND OTHER ASSETS

         Intangible and other assets consist of the following:

                                                      Life       1994         1993
                                                      -----   ----------   ----------
         Goodwill                                     10-25   $6,116,102   $4,041,529
         Customer lists                                7-10            -      160,000
         Deferred financing costs (Note G)              2-5      637,433      360,999
         Patents                                      10-13      710,000      710,000
         Work force in place                           6-10            -       36,500
         Computer software                                8      264,000      264,000
         Other assets - principally gaming licenses    3-10      181,959       17,942
                                                              ----------   ----------

                                                               7,909,494    5,590,970
         Less: accumulated amortization                        2,304,913    1,935,781
                                                              ----------   ----------

                                                              $5,604,581   $3,655,189
                                                              ==========   ==========

NOTE F - LONG-TERM DEBT

         Long-term debt consists of the following at September 30, 1994 and 1993:

         Term and Revolving Credit Loan, net of
         deferred debt discount of $2,905,000 in
         1994 (a)                                  $  16,905,849    $  25,183,333

         Convertible notes payable, interest at
         10% due in September, 1996, net of
         deferred debt discount of $200,000  (b)       1,300,000                -
                                                   -------------    -------------

         Total long-term debt                         18,205,849       25,183,334
         Less: current portion                        (1,500,000)      (1,333,334)
                                                   -------------    -------------

         Long-term debt                            $  16,705,849    $  23,850,000
                                                   =============    =============




         (a) Conquest's principal borrowing has been its combined Term Loan and Revolving Credit Loan pursuant to the Lending Agreement between Wico and its bank lender. Under the terms of the Lending Agreement, Wico must be in compliance with certain financial ratios. Certain of the covenant requirements include attaining operating income before amortization of intangibles and other items (as defined in the Lending Agreement) of $3,100,000, current ration of 1.75:1 and working capital of $6,300,000. The Term Loan, maturing in October 1998, provides for monthly installment payment of principal, and had a principal balance of approximately $6,900,000 at September 30, 1994. The Revolving Credit Loan provides for a maximum credit of $13,000,000 inclusive of letters of credit that may be established at the request of Wico and at the present time is in full use. Repayment of the loan is collateralized by a first lien on a substantial portion of Wico assets, limited personal guarantees, each in the amount of $1,000,000 from Stephen R. Feldman, Chairman of the Board and Chief Executive Officer of the Company, and Bentley J. Blum, a principal stockholder and director of the Company, and stock pledges in favor of the institutional lender covering all of the outstanding shares of Conquest common stock owned by certain stockholders. Repayment of the loan is also collateralized by all of the outstanding shares of Wico Gaming Supply Corp.

              The interest rate payable at September 30, 1994 on the loans are at the option of Wico, at either the prime rate plus 1-1/2% or LIBOR plus 3-1/4%.

                  In connection with obtaining the lender's consent to the Wico Merger and Langworthy Acquisition, the Company agreed to a prepayment on a portion of the loans and to exchange the warrant to purchase Wico shares for a warrant to acquire 400,000 shares of Conquest stock. The Company prepaid $4,000,000 at the time of the Wico Merger and agreed to either
                  (a) prepay an additional $1,000,000 and to purchase the lender's warrant for $1,000,000 by December 31, 1994; or (b) an increase in the rate of interest payable under the Lending Agreement by 1.5% and fee of $375,000. The Company chose the second option and accordingly, an accrual of the $375,000 was provided at September 30, 1994, of which $200,000 was paid December 15, 1994 and the balance is due March 15, 1995.

                  The Lending Agreement presently provides for a mandatory repayment of 75% of Wico's excess cash flow, as defined in the Agreement. The Lending Agreement contains other restrictions requiring the consent of the lender in connection with making any acquisition, payment of dividends, issuance of additional securities or making of annual capital expenditures in excess of $500,000.

                  The aggregate amount of borrowings under the Term Note and Revolving Credit is $19.9 million. At September 30, 1994, the borrowings are to be repaid as follows:

                  1995                                             $1.5  million
                  1996                                              1.8  million
                  1997                                              2.0  million
                  1998                                             14.6  million


         (b) In November 1994, Conquest completed the final stage of its private placement of $2,737,500 of notes (of which $1,500,000 had been closed by September 30, 1994). Each unit consisted of a $25,000 principal amount 10% convertible Promissory Note (the "Notes") due 24 months from September 1994 (or earlier upon the occurrence of certain events). The Notes are convertible into shares of the Company's common stock at a price per share equal to eighty percent of the closing bid price of the common stock on the date of conversion. Upon conversion, holders of the Notes will also have the right to receive options to purchase 500 shares of common stock per unit converted at an exercise price of $11.88 per share until June 1999.

         Conquest has allocated a portion of the proceeds received from its lenders for certain rights and concessions granted to them. The amount of such rights and concessions has been based upon the estimated fair value of the Company's securities and discounted for blockage and other factors. The amount of discount attributable to the bank lender was $3,100,000 and to the private placement lenders $350,000 (of which $200,000 has been recognized at September 30, 1994). The credit to paid-in capital for the debt discount has been reduced by the $375,000 of payments to be made by Conquest in fiscal 1995.

         The debt discount will be amortized to expense over the lives of the respective debt.

         Included in 1992 and 1994 other expenses is a charge of $603,000 and $240,000, respectively, related to the July 1992 and June 1994 renegotiations of the bank lending agreement. The charges result from the accelerated amortization of previously deferred financing costs and other costs associated with obtaining financing.

NOTE G - STOCKHOLDER TRANSACTIONS AND OTHER LOANS

         During fiscal 1992, certain stockholders and an executive of Wico: (i) made subordinated loans to the Company in an aggregate principal amount of $1,000,000 with interest at prime plus 1-1/2% with a cap of 10% and maturing on July 31, 1994 and (ii) guaranteed $2,000,000 of the loans made under the loan agreement. Total interest expense relating to these loans for the years ended September 30, 1993 and 1992 amounted to approximately $24,000 and $16,000, respectively. During fiscal 1993, the loans were used as part of the purchase price of the Wico Series A preferred.

         The Company has entered into an agreement with its Chairman of the Board that he shall receive compensation of $150,000 per annum if certain earnings levels are attained. For the three years ended September 30, 1994, the earnings levels were not attained.

NOTE H - INCOME TAXES

         The Company elected, with the consent of its stockholders, on October 1, 1988, to be taxed as a Subchapter S corporation under the provisions of the Internal Revenue Code. The stockholders were required to report the Company's taxable income or loss in their personal income tax returns. Accordingly, Federal income taxes are not reflected in the financial statements prior to January 1, 1993, when the Subchapter S corporation election was terminated.

         In 1993, the Company adopted the method of accounting for income taxes pursuant to the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the liability method of computing deferred income taxes.

         The Company's provision for income taxes for 1994 and 1993 consists of $31,000 and $35,000 in state taxes and $175,200 and $250,000 in Federal taxes.

         Pro-forma taxes (benefits) have been calculated assuming the losses incurred during the period the Company was treated under Subchapter S of the Internal Revenue Code would have resulted in a tax refund or deferred tax asset at an approximate 38% effective rate. The pretax profits and losses have been adjusted for the effect of nondeductible goodwill. In 1993, the additional benefit relates solely to losses incurred during the part of the fiscal year (to December 31, 1992) until the Subchapter S election was terminated.

         The following is a reconciliation for the U.S. Federal statutory rate and the effective tax rate at September 30, 1994 and 1993:

                                                         1994             1993
                                                     ------------    ------------
         Pretax earnings                             $    490,000    $    728,000
           Loss incurred during period prior
           to termination of Subchapter S
           election                                             -         272,000
                                                     ------------    ------------

         Adjusted corporate pretax earnings          $    490,000    $  1,000,000
                                                     ============    ============

         Tax at Federal statutory rate               $    167,000    $    340,000
         General business credits
           carryforward from 1988                               -         (85,000)
         State income taxes, net of
           Federal benefit                                 19,200          23,000
         Tax effect of amortization of
           goodwill                                        48,000          48,000
         Reduction in valuation allowance                 (28,000)        (47,000)
         Other                                              6,000
                                                     ------------    ------------

                                                     $    206,200    $    285,000
                                                     ============    ============


         At September 30, 1994, the principal temporary differences consist of the following:

         Deferred tax debits:
           Inventory                                                    205,000
           Accounts receivable                                           68,000
           Liabilities assumed for Conquest                             630,000
                                                                      ---------
                                                                        903,000

         Valuation allowance                                           (100,000)
                                                                      ---------
               Net deferred tax debits                                  803,000
          Deferred tax credits
                Depreciation and amortization                           (50,000)
                                                                      ---------

               Deferred tax asset                                     $ 753,000
                                                                      =========

NOTE I - RETIREMENT PLAN

         The Company has a 401(k) Retirement Plan which is generally available to all employees who have reached the age of 21 and who have one year of service. The Plan is a defined contribution plan and meets the requirements of Section 401(a) and Section 501(a) of the Internal Revenue Code. The Company does not make any contributions under the plan.

NOTE J - LEASE COMMITMENTS

         The Company leases its principal office under an agreement which expires in 1996. Under this agreement, the Company is liable to the lessor for real estate taxes and shall maintain owner's and tenant's liability insurance. The lease contains a renewal option for an additional ten-year term, and a provision for yearly increases based upon increases in the CPI index.

         The Company also leases its seven distribution facilities under agreements which expire at various dates through 1998. Wico is liable to the lessor for property taxes under these agreements.

         Noncancellable long-term operating lease commitments at September 30, 1994 are summarized as follows:

                                   Real
                                 Property          Equipment            Total
                                ----------         ----------         ----------
         1995                   $  775,000         $   48,000         $  823,000
         1996                      573,000             41,000            614,000
         1997                      126,000             30,000            156,000
         1998                            -             18,000             18,000
                                ----------         ----------         ----------

                                $1,474,000         $  137,000         $1,611,000
                                ==========         ==========         ==========


         Total rent expense for the years ended September 30, 1994, 1993 and 1992 amounted to approximately $1,059,000, $1,027,000 and $1,023,000, respectively.

NOTE K - MOVING COSTS

         During fiscal 1991, the Company closed one of its leased facilities and consolidated those operations into its main location in Niles, Illinois. In fiscal 1991, the Company estimated its cost to settle its lease obligation, net of sublease income, was $77,400 and charged such amount to earnings. During fiscal 1992, that estimate was revised and an additional $149,000 charged to operations. There are no other commitments under this lease.

NOTE L - ACQUISITIONS

1. Wico Merger - The Wico Merger has been treated as a recapitalization and reverse acquisition of Conquest. The Company has decided to dispose of all of the operating assets of Conquest. Thus, the assets acquired consisted primarily of cash, estimated value to be received upon disposition of the aviation operations, liabilities assumed and the related tax effect. In August, 1994 the Company decided that it would sell the aviation operations because of the Company's projection that the aviation operations were incurring significant cash losses. In January, 1995 the Company took certain actions to reduce the cash losses of the aviation operations. Those actions included an increase in airfares and reducing the number of planes under lease.

         An aviation consultant was hired by the Company to evaluate the aviation operations. The report of the consultant concluded that the actions taken by the Company, if ultimately combined with a track record of future earnings, would permit the Company to obtain a valuation of between five million and six million dollars. In consideration of the report, the Company established a value of $4,250,000.

         The Company is engaged in discussions with a number of potential buyers for the aviation operations, however, no definitive agreements have been reached. Accordingly, although it believes its estimate of $4,250,000 as the amount to be realized upon sale is reasonable, the ultimate amount attained will be dependent upon the outcome of negotiations. The current discussions indicate that the Company could receive some package of securities, such as notes or restricted stock, whose values will have to be evaluated.

         In the event the Company is unable to find a buyer for its aviation operation it will consider other alternatives to dispose of the airline.

         Presented below are the assets acquired and liabilities assumed. Operating lease obligations (principally for turbo-prop airplanes) at September 30, 1994 is presented later in the notes.

         Cash                                                               $ 6,168,000
         Deferred tax asset                                                     890,000
         Net assets of discontinued Airline operation                         4,250,000
         Estimated costs to dispose of Airline operation                     (1,951,000)
         Other costs and liabilities assumed                                   (718,000)
                                                                            -----------

                                                                            $ 8,639,000
                                                                            ===========

         At September 30, 1994, the aviation operation had operating leases, principally for turbo prop aircraft aggregating $6,150,000. The amounts due over the next five years are approximately as follows:

         1995                                                        $ 2,213,000
         1996                                                          2,066,000
         1997                                                          1,523,000
         1998                                                            348,000
                                                                     -----------
         Total                                                       $ 6,150,000


2. Langworthy - As discussed in Note A, during June 1994, the Company acquired certain assets and liabilities of Langworthy. The purchase price paid, including costs related to the transaction, amounted to approximately $2,128,000. The acquisition has been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated market value at the date of acquisition. The excess of the purchase price over the fair market values of net assets acquired has been recorded as goodwill. The fair market values of these assets and liabilities are summarized as follows:

         Accounts receivable                                    $   386,000
         Inventories                                                189,000
         Machinery and equipment                                     14,000
         Other assets                                                28,000
         Goodwill                                                 1,939,000
         Accounts payable and accruals (including
         customer deposits of $125,000)                            (428,000)
                                                                -----------

                                                                $ 2,128,000
                                                                ===========


         Summarized below are the consolidated results of operations on a pro-forma basis as if the acquired Langworthy business had been acquired as of the beginning of the periods presented. The pro forma information is based on Langworthy and Wico's audited historical results of operations, giving effect for certain pro-forma adjustments. Such pro-forma adjustments consist of (i) elimination of the write off of registration costs in 1994 and the write off of certain deferred debt issuance costs in 1994 net of applicable taxes; and, (ii) the amortization of goodwill related to the Langworthy acquisition in 1994 and 1993 over twenty-five years.



                                                             Year Ended September 30,
                                                          ------------------------------
                                                             1994               1993
                                                          -----------        -----------
         Net sales                                        $45,306,719        $43,440,791
         Net income                                           710,000            721,000
         Net income per common share                      $       .04        $       .07

NOTE M - SEGMENT INFORMATION

         Summary information for the Company's industry segments is as follows:

         FOR THE YEAR ENDED SEPTEMBER 30, 1994:

                                                Gaming          Distribution         Consumer             Total
                                                ------          ------------         --------             -----
      Sales                                   $1,194,381        $32,202,147         $8,594,984         $41,991,512
      Operating income (loss)                   (91,813)          2,851,018            486,279           3,245,484
      General corporate expense                                                                            300,000
      Other expenses                                                                                     2,395,658
      Income before taxes                                                                                  549,826
      Identifiable assets                      2,232,602         15,007,755          6,000,872          23,241,229
      Corporate assets                                                                                   5,996,566
      Total assets                                                                                      29,237,795

      Other information:

        Depreciation and                          29,165            767,282             87,684             884,131
           Amortization

           Capital acquisitions                   28,042            133,379            127,271             288,692

         FOR THE YEAR ENDED SEPTEMBER 30, 1993:

                                                       DISTRIBUTION            CONSUMER                TOTAL
                                                       ------------            --------                -----
         Sales                                          $32,980,709          $ 5,801,877           $38,782,586
         Operating income                                 3,091,850                7,165             3,099,015
         General corporate expenses                                                                    300,000
         Other expenses                                                                              2,070,956
         Income before taxes                                                                           728,059
         Identifiable assets                             12,801,635            6,757,398            19,559,033
         Corporate assets                                                                              353,137
         Total assets                                                                               19,912,170

         Other information

           Depreciation and amortization                    927,101              231,425             1,159,126
           Capital acquisitions                             120,387               77,536               197,923

         FOR THE YEAR ENDED SEPTEMBER 30, 1992:

                                                       DISTRIBUTION             CONSUMER             TOTAL
                                                       ------------             --------             -----
         Sales                                          $32,479,774          $ 6,173,530           $38,653,304
         Operating income                                 2,162,313               88,690             2,251,003
         General corporate expenses                                                                    300,000
         Other expenses                                                                              2,689,157
         Loss before taxes                                                                           (738,154)
         Identifiable assets                             14,458,287            6,698,575            21,156,862
         Corporate assets                                                                              227,587
         Total assets                                                                               21,384,449

         Other information

           Depreciation and amortization                  1,989,869              295,357             2,255,226
           Capital acquisitions                              51,399               93,361               144,760

NOTE N - STOCKHOLDERS' EQUITY

         At September 30, 1994, Conquest has the following outstanding securities which may result in the issuance of common stock:

                                                          SHARES OF         EXERCISE               EXPIRATION
         DESCRIPTION                                        COMMON            PRICE                  DATES
                                                            ------          --------               ----------
         10% Convertible Notes                             Varying                   (a)                  1996
           Options for convertible noteholders               55,000                11.88                     -
         Series B preferred                               1,030,000                  (b)                     -
         Series A preferred                                   8,000                11.50                     -
         Class B Warrants                                 2,173,000               $11.88                   (d)
         Bank Warrant                                       400,000                  (a)                  2003
         Blue Diamond Warrant                               200,000                  (a)                  2004
         Options and warrants issued to
             executives, employees and

             Board members (c)                              739,500         2.50 - 17.50             1998-1999
         Underwriters warrants                              106,000        10.00 - 12.50                  1999



         (a) Convertible at 80% of market price on date of conversion. Had the notes been converted at September 30, 1994, there would have been 610,000 shares issued. In addition, all noteholders who convert receive an option to purchase 500 shares of common stock for every $25,000 of notes converted.

         (b) Convertible at .368 shares of common for each share of preferred.

         (c) All options to executives, employees and Board members were issued in fiscal 1994 at fair value or were assumed on the consummation of the Wico merger. No options were exercised or canceled during the year.

         (d) Expires five years after the date the Company is able to have an effective registration.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                     ASSETS



                                                                     September 30 ,    March 31,
                                                                          1994           1995
                                                                      -----------      -----------
CURRENT ASSETS:
    Cash                                                              $ 1,007,880      $   871,130
    Trade accounts receivable, less allowance for
        doubtful accounts                                               5,694,272        5,190,743
    Other receivables                                                     323,843          191,006
    Inventories                                                         8,495,479        7,641,457
    Prepaid expenses and other current assets                             235,344          677,167
                                                                      -----------      -----------
            TOTAL CURRENT ASSETS                                       15,756,818       14,571,503

MACHINERY AND EQUIPMENT - NET                                           1,071,301        1,001,072

DEFERRED TAX ASSET                                                        753,000        1,257,900

INTANGIBLE AND OTHER ASSETS - NET                                       5,604,581        6,016,049

NET ASSETS OF DISCONTINUED OPERATIONS                                   4,250,000        4,250,000
                                                                      -----------      -----------

                                                                      $27,435,700      $27,096,524
                                                                      ===========      ===========


                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                  September 30,     March 31,
                                                                                      1994             1995
                                                                                  ------------     ------------
CURRENT LIABILITIES:
   Accounts payable                                                               $  4,634,545     $  5,607,113
   Accrued expenses                                                                  3,331,344        2,434,428
   Current portion of long-term debt                                                 1,500,000        1,500,000
   Income taxes payable                                                                 25,018             -
                                                                                  ------------     ------------
        TOTAL CURRENT LIABILITIES                                                    9,490,907        9,541,541

LONG-TERM DEBT                                                                      16,705,849       17,528,349

COMMITMENTS AND CONTINGENCIES                                                             -                -

STOCKHOLDERS' EQUITY :

   Preferred stock, authorized 5,000,000 shares, issuable in series Series A, preferred stock, $.10 par value; 7,550 issued and
        outstanding (liquidation preference:  $93,257)                                     755              755
      Series B, convertible redeemable preferred stock, no par
        value; 2,800,000 shares issued and outstanding                               2,800,000        2,800,000
      Series D, redeemable preferred stock, no par value;
        600,000 shares issued and outstanding ($200,000
        liquidation preference)                                                           -             200,000
   Common stock, $.01 par value; 25,000,000 shares authorized;
      9,158,677 shares issued and outstanding                                           91,587           91,587
   Additional paid-in capital                                                       12,373,815       12,625,815
   Accumulated deficit                                                             (13,945,520)     (15,616,739)
   Foreign currency translation adjustment                                             (81,693)         (74,784)
                                                                                  ------------     ------------
                                                                                     1,238,944           26,634
                                                                                  ------------     ------------

                                                                                  $ 27,435,700     $ 27,096,524
                                                                                  ============     ============

                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                         Three months ended March 31,    Six months ended March 31,
                                                         ---------------------------    ---------------------------
                                                            1995            1994           1995            1994
                                                         -----------     -----------    -----------     -----------
NET SALES                                                $10,056,954     $10,353,224    $20,530,724     $21,414,269

COST OF SALES                                              6,557,746       6,391,450     13,148,193      13,001,924
                                                         -----------     -----------    -----------     -----------

GROSS PROFIT                                               3,499,208       3,961,774      7,382,531       8,412,345
                                                         -----------     -----------    -----------     -----------

OPERATING EXPENSES:
    Selling, distribution and administrative expenses      3,481,919       3,047,299      6,976,090       6,238,981
    Amortization expense                                      92,329          92,329        184,657         184,657
                                                         -----------     -----------    -----------     -----------
                                                           3,574,248       3,139,628      7,160,747       6,423,638
                                                         -----------     -----------    -----------     -----------

OPERATING INCOME (LOSS)                                      (75,040)        822,146        221,784       1,988,707
                                                         -----------     -----------    -----------     -----------

OTHER EXPENSES (INCOME):
    Interest expense                                         588,126         434,344      1,061,481         860,311
    Amortization of debt discount                            290,000            -           485,000            -
    Other-net                                                104,514          12,290        104,514          11,423
                                                         -----------     -----------    -----------     -----------
                                                             982,640         446,634      1,650,995         871,734
                                                         -----------     -----------    -----------     -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                   (1,057,680)        375,512     (1,429,211)      1,116,973

PROVISION FOR INCOME TAXES (BENEFIT)                        (359,000)        142,695       (509,000)        424,450
                                                         -----------     -----------    -----------     -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                    (698,680)        232,817       (920,211)        692,523

LOSS FROM DISCONTINUED OPERATIONS                           (611,008)           -          (611,008)           -
                                                         -----------     -----------    -----------     -----------

NET INCOME (LOSS)                                        $(1,309,688)    $   232,817    $(1,531,219)    $   692,523
                                                         ===========     ===========    ===========     ===========

PRO-FORMA EARNINGS (LOSS) PER SHARE:
    From continuing operations                           $     (0.08)    $      0.01    $     (0.12)    $      0.05
    From discontinued operations                               (0.07)           -             (0.07)           -
                                                         -----------     -----------    -----------     -----------

                                                         $     (0.15)    $      0.01    $     (0.19)    $      0.05
                                                         ===========     ===========    ===========     ===========

WEIGHTED AVERAGE NUMBER OF SHARES                          9,158,677       9,158,677      9,158,677       9,158,677
                                                         ===========     ===========    ===========     ===========

                       See notes to financial statements.

                   CONQUEST INDUSTRIES INC., AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  (UNAUDITED)


                                                                                     Preferred Stocks
                                                            --------------------------------------------------------------
                                                                   Series A             Series B             Series D
                                                            --------------------  ---------------------  -----------------
                                                             Shares     Amount      Shares     Amount     Shares   Amount
                                                            --------  ----------  ---------  ----------  -------  --------
BALANCE - SEPTEMBER 30, 1994                                  7,550   $      755  2,800,000  $2,800,000       -         -
   Net loss                                                      -            -         -           -

   Preferred stock dividend                                      -            -         -           -
   Issuance of Series D preferred stock in exchange for
        shareholder loans                                                                                200,000   200,000
   Translation of foreign currency                               -            -         -           -
   Issuance of warrants in connection with debt                  -            -         -           -
                                                            --------  ----------  ---------  ----------  -------  --------

BALANCE - MARCH 31, 1995                                      7,550   $      755  2,800,000  $2,800,000  200,000  $200,000
                                                            ========  ==========  =========  ==========  =======  ========


                                                                                                            Retained
                                                                 Common Stock       Paid-in     Treasury    Earnings
                                                              ------------------
                                                               Shares     Amount    Capital      Stock      (Deficit)
                                                              ---------  -------  -----------  ---------  ------------
BALANCE - SEPTEMBER 30, 1994                                  9,158,676  $91,587  $12,373,815  $      -   $(13,945,520)
   Net loss                                                                                                 (1,531,219)

   Preferred stock dividend                                                                                   (140,000)
   Issuance of Series D preferred stock in exchange for
        shareholder loans                                                             102,000
   Translation of foreign currency
   Issuance of warrants in connection with debt                                       150,000
                                                              ---------  -------  -----------  ---------  ------------

BALANCE - MARCH 31, 1995                                      9,158,676  $91,587  $12,625,815  $      -   $(15,616,739)
                                                              =========  =======  ===========  =========  ============

                                                                  Foreign
                                                                 Currency
                                                                Translation

                                                                Adjustment     Totals
                                                                ----------   -----------
BALANCE - SEPTEMBER 30, 1994                                    $(81,693)    $ 1,238,944
   Net loss                                                                   (1,531,219)
                                                                                     -
   Preferred stock dividend                                                     (140,000)
   Issuance of Series D preferred stock in exchange for
        shareholder loans                                                        302,000
   Translation of foreign currency                                 6,909           6,909
   Issuance of warrants in connection with debt                                  150,000
                                                                --------     -----------

BALANCE - MARCH 31, 1995                                        $(74,784)    $    26,634
                                                                ========     ===========

                       See notes to financial statements.

                    CONQUEST INDUSTRIES INC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1995

                                   (Unaudited)


1.       BASIS OF PRESENTATION

         The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of a full year.

         Certain financial information which is normally included in the financial statements prepared in accordance with generally accepted accounting principles, which is not required for interim reporting purposes has been condensed or omitted. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto (the "Consolidated Financial Statements") as filed by the Company with the Securities and Exchange Commission in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1994.


2.       EARNINGS (LOSS) PER SHARE

         The computation of earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable, primarily from stock options, exercise of warrants and the conversion of preferred stock. Such dilutive securities included in the number of common shares outstanding are based on the treasury stock method.


3.       ACQUISITION OF LANGWORTHY CASINO SUPPLY

         The following table sets forth pro-forma results of operations for the Company and Langworthy Casino Supply as if the Langworthy acquisition took place on October 1, 1993.

                                              Six months ended
                                               March 31, 1994
                                              ----------------
Revenues, net                                    $23,535,000
                                                 -----------
Operating income                                 $ 2,211,000
                                                 -----------
Pro-forma net income                             $ 1,382,000
                                                 ===========
Pro-forma income per share                       $       .13
                                                 ===========

4.       INVENTORIES

         Inventories are summarized as follows at March 31, 1995:

          Manufacturing inventories:
               Material and work-in-process                     $1,653,553
               Finished products                                 1,076,819
                                                                ----------
                                                                 2,730,372
          Purchased merchandise for resale                       4,911,085
                                                                ----------
                                                                $7,641,457
                                                                ==========


5.       STOCKHOLDERS' EQUITY

                  (a) In February 1995, the Company borrowed $200,000 from the Blum Asset Trust ("BAT") an affiliate of Bentley J. Blu m. The loan was non-interest bearing and was repayable on demand. In May 1995, pursuant to a prior agreeme nt, the loan was converted into 600,000 shares of new Series D preferred Stock of the Company, and the Company si multaneously issued to BAT warrants entitling BAT to purchase, at any time on or before February 15, 2000, u p to 600,000 shares of Common Stock at a price of $.3333 per share (subject to adjustment under certain ci rcumstances); and one-third of such warrants are subject to cancellation if all of the shares of Series D Preferre d Stock are redeemed on or before August 15, 1995. BAT has the right to pay the exercise price under such w arrants by delivering to the Company for cancellation a number of shares of Series D Preferred Stock having an a ggregate liquidation preference equal to the amount of the subject exercise price.

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Langworthy Casino Supply

        I have audited the accompanying balance sheet of Langworthy Casino Supply as of September 30, 1993 and the related statements of income, divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langworthy Casino Supply as of September 30, 1993 and the results of its operations and cash flows for the year the ended in conformity with generally accepted accounting principles.


                                                /s/ ALLEN G. ROTH
                                                ---------------------------
                                                Allen G. Roth
                                                Certified Public Accountant

New York, New York
January 10, 1994

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                               SEPTEMBER 30, 1993

                                     ASSETS
                                     ------
CURRENT ASSETS:
  Cash                                                       $  344,056
  Accounts receivable,
    less allowance for doubtful accounts of $56,000             438,900
  Inventories (Note 2)                                          283,222
                                                             ----------
    TOTAL CURRENT ASSETS                                      1,066,178

LEASEHOLD AND EQUIPMENT,
  less accumulated depreciation of $97,926                       28,694
                                                             ----------

                                                             $1,094,872
                                                             ==========


                      LIABILITIES AND DIVISIONAL EQUITY
                      ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                           $  582,457
  Accrued taxes and expenses                                     21,850
  Customer deposits                                             110,282
                                                             ----------
    TOTAL CURRENT LIABILITIES                                   714,589

COMMITMENTS (Note 4)

DIVISIONAL EQUITY                                               380,283
                                                             ----------

                                                             $1,094,872
                                                             ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                              STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1993

SALES                                                              $4,657,935

COST OF SALES                                                       3,282,064
                                                                   ----------

  GROSS PROFIT                                                      1,375,871

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES (Notes 3 and 4)         872,033
                                                                   ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                                  503,838

PRO-FORMA INCOME TAXES                                                175,000
                                                                   ----------

PRO-FORMA NET INCOME                                               $  328,838
                                                                   ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                         STATEMENT OF DIVISIONAL EQUITY

                         YEAR ENDED SEPTEMBER 30, 1993

BALANCE AT BEGINNING OF YEAR                                 $  21,626

  Income before pro-forma income taxes                         503,838
                                                             ---------
                                                               525,464

  Interdivisional transfers and distributions                 (145,181)
                                                             ---------

BALANCE AT END OF YEAR                                       $ 380,283
                                                             =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENT OF CASH FLOWS

                         YEAR ENDED SEPTEMBER 30, 1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                         $ 503,838
  Items not requiring the use of cash:
    Depreciation                                                  13,427
    Increase in allowance for doubtful accounts                   31,000


  Change in assets and liabilities:
    Accounts receivable                                          (69,439)
    Inventories                                                 (139,535)
    Accounts payable and accrued expenses                        (26,275)
    Customer deposits                                              2,681
                                                               ---------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                  315,697
                                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                             (33,803)
                                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions                   (145,181)
                                                               ---------

NET INCREASE IN CASH                                             136,713

CASH AT BEGINNING OF YEAR                                        207,343
                                                               ---------

CASH AT END OF YEAR                                            $ 344,056
                                                               =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                   $    -
                                                               =========
    Income taxes                                               $    -
                                                               =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1993


1.       SIGNIFICANT ACCOUNTING POLICIES

                  A. Basis of Presentation - The financial statements include the financial position and results of operations of certain operating divisions owned by Langworthy Casino Supply, Inc. (the "Corporation") that are engaged in the manufacture of dice, gaming table layouts and casino chips and also the distribution of casino furniture, playing cards and various other accessories used in the gaming industry (hereinafter the "Company").

                       On November 24, 1993, Langworthy signed a letter of intent to sell the above described businesses to Wico Holding Corp. subject to the execution of a definitive purchase agreement.

                  B. Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market.

                  C. Depreciation and Amortization - Furniture, fixtures and equipment are depreciated by the straight-line method over five years, the estimated useful lives of such assets. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

                  D. Federal income taxes have been provided on a pro-forma basis as if the Company filed a separate tax return from that of its affiliated entities. Income taxes were computed using a Federal tax rate of 34.75%.


2.       INVENTORIES

                  Inventories are as follows:

                                                                                    September 30,
                                                                             1993                   1992
                                                                           --------               --------
         Finished goods                                                    $ 84,967               $ 44,440
         Work-in-process                                                     19,826                 10,369
         Raw materials and supplies                                         178,429                 88,878
                                                                            -------                -------

                                                                           $283,222               $143,687
                                                                            =======                =======

3.       RELATED PARTY TRANSACTIONS

                  During the year ended September 30, 1993, Langworthy (the Corporation) charged the Company $872,000 for management, selling and administrative services. During that same period, the Company transferred merchandise valued at $109,000 to a retail store owned by Langworthy's sole stockholder.


4.       LEASE COMMITMENTS

                  The Company rents its operating facilities from two officers of Langworthy. Aggregate annual rentals of $110,880 are payable for such facilities through March 31, 1998. Rent expense for the year ended September 30, 1993 was $58,505.


5.       PROPERTY, PLANT AND EQUIPMENT

                                                Balance at                           Retirements       Balance at
                                                Beginning          Additions          and other          End of
         Classification                         of Period           at Cost            Changes           Period
         --------------                         ----------         ---------         -----------       ----------
         Leasehold                               $ 4,104            $13,607            $  -             $ 17,711
         Equipment                                88,713             20,196               -              108,909
                                                 -------            -------            -------          --------

                                                 $92,817            $33,803            $  -             $126,620
                                                 =======            =======            =======          ========


6.       ACCUMULATED DEPRECIATION AND AMORTIZATION
         OF PROPERTY, PLANT AND EQUIPMENT

                                                Balance at                           Retirements       Balance at
                                                Beginning          Additions          and other          End of
         Classification                         of Period           at Cost            Changes           Period
         --------------                         ----------         ---------         -----------       ----------
         Leasehold                               $ 4,104            $ 2,415            $  -             $ 6,519
         Equipment                                80,395             11,012               -              91,407
                                                 -------            -------            -------          -------

                                                 $84,499            $13,427            $  -             $97,926
                                                 =======            =======            =======          =======

7.       VALUATION AND QUALIFYING ACCOUNTS

                                                Balance at          Charged                            Balance at
                                                Beginning             to                                 End of
         Classification                         of Period           Expense          Deductions          Period
         --------------                         ----------          -------          ----------        ----------
         Allowance for doubtful
           accounts                              $25,000            $31,000           $  -               $56,000
                                                 =======            =======           =======            =======


8.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

         Maintenance and repairs                                                                         $81,935
                                                                                                         =======

         Other items are less than 1% of sales.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Langworthy Casino Supply

        I have audited the accompanying balance sheet of Langworthy Casino Supply as of September 30, 1992 and the related statements of income, divisional equity and cash flows for the years ended September 30, 1992 and 1991. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Langworthy Casino Supply as of September 30, 1992 and 1991 in conformity with generally accepted accounting principles.

                                                /s/ ALLEN G. ROTH
                                                ------------------------------
                                                Allen G. Roth
                                                Certified Public Accountant

New York, New York
May 20, 1994

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                               SEPTEMBER 30, 1992

                                     ASSETS
                                     ------
CURRENT ASSETS:
  Cash                                                       $207,343
  Accounts receivable,
    less allowance for doubtful accounts of $25,000           400,461
  Inventories (Note 2)                                        143,687
                                                             --------
    TOTAL CURRENT ASSETS                                      751,491

LEASEHOLD AND EQUIPMENT,
  less accumulated depreciation of $84,499                      8,318
                                                             --------
                                                             $759,809
                                                             ========

                      LIABILITIES AND DIVISIONAL EQUITY
                      ---------------------------------
CURRENT LIABILITIES:
  Accounts payable                                           $596,992
  Accrued taxes and expenses                                   33,590
  Customer deposits                                           107,601
                                                             --------
    TOTAL CURRENT LIABILITIES                                 738,183



DIVISIONAL EQUITY                                              21,626
                                                             --------

                                                             $759,809
                                                             ========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                              STATEMENT OF INCOME

                            YEAR ENDED SEPTEMBER 30,

                                                      1992            1991
                                                   ----------      ----------
SALES                                              $3,256,633      $2,832,667

COST OF SALES                                       2,218,782       1,974,694
                                                   ----------      ----------

  GROSS PROFIT                                      1,037,851         857,973

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES
  (NOTE 3)                                            837,732         759,584
                                                   ----------      ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                  200,119          98,389

PRO-FORMA INCOME TAXES                                 74,044          36,404
                                                   ----------      ----------

PRO-FORMA NET INCOME                               $  126,075      $   61,985
                                                   ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                         STATEMENT OF DIVISIONAL EQUITY

                    YEARS ENDED SEPTEMBER 30, 1992 AND 1991

BALANCE AT OCTOBER 1, 1990                                             $ 242,450

  Income before pro-forma income taxes                                    98,389
                                                                       ---------
                                                                         340,839

  Interdivisional transfers and distributions                             40,321
                                                                       ---------

BALANCE AT SEPTEMBER 30, 1991                                            381,160

  Income before pro-forma income taxes                                   200,119
                                                                       ---------
                                                                         581,279

  Interdivisional transfers and distributions                           (559,653)
                                                                       ---------

BALANCE AT SEPTEMBER 30, 1992                                          $  21,626
                                                                       =========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENT OF CASH FLOWS

                            YEAR ENDED SEPTEMBER 30,

                                                           1992          1991
                                                        ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                  $ 200,119      $ 98,389
  Items not requiring the use of cash:
    Depreciation                                           13,000        13,000


  Change in assets and liabilities:
    Accounts receivable                                  (148,821)      (58,401)
    Inventories                                            30,253       (18,363)
    Accounts payable and accrued expenses                 256,133       186,064
    Customer deposits                                      41,076       (28,027)
                                                        ---------      --------

      NET CASH PROVIDED BY OPERATING ACTIVITIES           391,760       192,662

CASH FLOWS FROM INVESTING ACTIVITIES                         -             -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions            (559,653)       40,321
                                                        ---------      --------

NET INCREASE IN CASH                                     (167,893)      232,983

CASH AT BEGINNING OF PERIOD                               375,236       142,253
                                                        ---------      --------

CASH AT END OF PERIOD                                   $ 207,343      $375,236
                                                        =========      ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                            $    -         $   -
                                                        =========      ========
    Income taxes                                        $    -         $   -
                                                        =========      ========

    The accompanying notes are an integral part of the financial statements.

                            LANGWORTHY CASINO SUPPLY

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 1992 AND 1991


1.       SIGNIFICANT ACCOUNTING POLICIES

                  A. Basis of Presentation - The financial statements include the financial position and results of operations of certain operating divisions owned by Langworthy Casino Supply, Inc. (the "Corporation") that are engaged in the manufacture of dice, gaming table layouts and casino chips and also the distribution of casino furniture, playing cards and various other accessories used in the gaming industry (hereinafter the "Company").

                       On November 24, 1993, Langworthy signed a letter of intent to sell the above described businesses to Wico Holding Corp. subject to the execution of a definitive purchase agreement.

                  B. Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market.

                  C. Depreciation and Amortization - Furniture, fixtures and equipment are depreciated by the straight-line method over five years, the estimated useful lives of such assets. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful lives of the improvements.

                  D. Federal income taxes have been provided on a pro-forma basis as if the Company filed a separate tax return from that of its affiliated entities. Income taxes were computed using a Federal tax rate of 34 percent.


2.       INVENTORIES

                  Inventories are as follows:

                                                         September 30,
                                                    ------------------------
                                                      1992             1991
                                                    --------         --------
         Finished goods                             $ 44,440         $ 00,000
         Work-in-process                              10,369           00,000
         Raw materials and supplies                   88,878           00,000
                                                    --------         --------

                                                    $143,687         $000,000
                                                    ========         ========


3.       RELATED PARTY TRANSACTIONS

                  During the years ended September 30, 1992 and 1991, Langworthy (the Corporation) charged the Company $837,000 and $759,000 for management, selling and administrative services. During the same period, the Company transferred merchandise valued at $77,000 and $66,000, respectively to a retail store owned by Langworthy's sole stockholder.

                            LANGWORTHY CASINO SUPPLY

                            STATEMENTS OF CASH FLOWS

                           NINE MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                               1994               1993
                                                                             --------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before pro-forma income taxes                                       $ 307,595          $ 329,206
  Items not requiring the use of cash:
    Depreciation                                                                 6,800             6,800
    Increase (Decrease) in allowance for doubtful accounts                     (17,135)           10,000

  Change in assets and liabilities:
    Accounts receivable                                                        237,868            (34,719)
    Inventories                                                               (139,042)            (6,292)
    Accounts payable and accrued expenses                                     (285,839)            (8,311)
    Customer deposits                                                          156,107              1,341
                                                                             ---------          ---------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                              266,354            298,025
                                                                             ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                             -                (26,231)
                                                                             ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivisional transfers and distributions                                 (575,747)          (203,458)
                                                                             ---------          ---------

NET INCREASE (DECREASE) IN CASH                                               (309,393)            68,356

CASH AT BEGINNING OF PERIOD                                                    344,056            207,343
                                                                             ---------          ---------

CASH AT END OF PERIOD                                                        $  34,663          $ 275,699
                                                                             =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                 $   -              $   -
                                                                             =========          =========
    Income taxes                                                             $   -              $   -
                                                                             =========          =========

                            LANGWORTHY CASINO SUPPLY

                                 BALANCE SHEET

                                 JUNE 30, 1994

                                  (UNAUDITED)


                                     ASSETS

CURRENT ASSETS:
  [S]                                                             [C]
  Cash                                                            $     34,663
  Accounts receivable:
    less allowance for doubtful accounts of $40,865                    255,892
  Inventories                                                          228,136
                                                                  ------------
    TOTAL CURRENT ASSETS                                               518,691


LEASEHOLD AND EQUIPMENT:
  less accumulated depreciation of $104,726                             28,694
                                                                  ------------

                                                                  $    547,385
                                                                  ============


                       LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                          $    288,572
                                                                  ------------
     TOTAL CURRENT LIABILITIES                                         288,572


DIVISIONAL EQUITY                                                      258,813
                                                                  ------------
                                                                  $    547,385
                                                                  ============

                            LANGWORTHY CASINO SUPPLY

                         NOTES TO FINANCIAL STATEMENTS

                        NINE MONTHS ENDED JUNE 30, 1994

                                  (UNAUDITED)


1.  BASIS OF PRESENTATION

        The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of a full year.

        Certain financial information which is normally included in the financial statement prepared in accordance with generally accepted accounting principles, which is not required for interim reporting purpose has been condensed or omitted. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

                            LANGWORTHY CASINO SUPPLY

                              STATEMENTS OF INCOME

                           NINE MONTHS ENDED JUNE 30,

                                  (UNAUDITED)

                                                    1994          1993
                                                 ----------    ----------
SALES                                            $3,315,207    $3,328,675

COST OF SALES                                     2,323,663     2,345,444
                                                 ----------    ----------

  GROSS PROFIT                                      991,544       983,231

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES       683,948       654,025
                                                 ----------    ----------

INCOME BEFORE PRO-FORMA INCOME TAXES                307,595       329,206

PRO-FORMA INCOME TAXES                              107,043       114,564
                                                 ----------    ----------

PRO-FORMA NET INCOME                             $  200,552    $  214,642
                                                 ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee.......................................................... *
NASD Filing Fee............................................................... *
Transfer Agent Fees........................................................... *
Printing Costs................................................................ *
Legal Fees and Expenses....................................................... *
Accounting Fees and Expenses.................................................. *
Blue Sky Fees and Expenses.................................................... *
Miscellaneous................................................................. *

      Total................................................................... *

*     To be filed by amendment.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

      The By-Laws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

      In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

      In February and May 1991, the Company sold $710,000 in principal amount of 10% convertible promissory notes in private transactions as bridge financing pending the completion of a public offering, of which $285,000 was purchased by directors of the Company including Victor M. Rivas, the Company's Chairman of the Board, and $300,000 was purchased by Edmund Shea, a stockholder of the Company. Up to 6.7% of the principal amount of the notes were convertible into shares of the Company's Common Stock at the rate of $1.00 per share. The notes were subsequently retired following successful completion of the offering as herein described. As of March 1, 1992, the holders of the notes exercised the conversion rights provided for in the notes and accordingly the shares were issued. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Sections 4(2) and 4(6) thereof. Commonwealth Associates acted as placement agent in connection with the offering and received commissions and other compensation for its services.

      In May 1992, the Company sold 14,667 shares of Common Stock at $15.00 per share to six individuals. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and Regulation D and Rule 506 promulgated thereunder.

      In October 1992, the Company completed the sale of 75,000 shares of Common Stock to 39 unaffiliated individuals at $15.00 per share. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and Regulation D and Rule 506 promulgated thereunder.

      In April 1991, the Company exchanged existing warrants (held by one entity) to purchase in the aggregate 19,500 shares of Common Stock at $25.00 per share for a new warrant to purchase 10,000 shares at $10.00 per share. This warrant was subsequently exchanged for a new warrant to purchase 10,000 shares at $5.00 per share in January 1992. These warrants were exercised in April 1993. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

      In April 1991, the Company lowered the exercise price of a warrant to purchase 4,000 shares of Common Stock to $10.00 per share, and thereafter lowered the exercise price to $5.00 per share in January 1992, for services rendered in connection with a financial consulting agreement. These warrants were exercised in April 1993. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In March 1992, the Company issued warrants to purchase 10,000 shares of Common Stock at $23.75 per share to each of two consultants. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In June 1992, the Company issued warrants to purchase 10,000 shares of Common Stock at $30.00 per share in consideration of the use of certain facilities provided by Mr. Hunt during the previous four years and Mr. Hunt's agreement to continue to permit the use of such facilities for an additional two years. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In March 1993, the Company sold $452,000 principal amount of 8% promissory notes due the earlier of one year from the date of issuance or the sale of any public debt or equity offering from which the Company realized net proceeds of $385,740. The Company also agreed to issue to the noteholders shares of Common Stock equal to 50% of the principal amount of the notes divided by the public offering price of the unit offering through the Underwriter as described below. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof. Lew Lieberbaum & Co., Inc. acted as placement agent in the offering.

      In April 1993, in connection with the offering of units of the Company, the Company issued to Lew Lieberbaum & Co., Inc., the underwriter in that transaction (the "Underwriter"), certain Warrants in registered form. The Class B Warrants were part of units which were purchasable by the Underwriter upon exercise of certain units. In June 1994, the Company exchanged the registered Warrants issued to the

Underwriter for 53,241 unregistered Underwriter's Warrants of the Company in a transaction in which the securities were exempted pursuant to Section 3(a) of the Securities Act.

      In November 1994, the Company sold to 69 purchasers an aggregate of 109.5 units for a total price of $2,737,500. Each unit consisted of (i) a $25,000 principal amount 10% convertible promissory note (the "Notes") and (ii) the right to receive warrants, upon the conversion of each Note, to purchase 500 shares of Common Stock exercisable at a price of $5.00 per share until June 20, 1999. The Notes are convertible at any time at 80% of the closing bid price of the Company's publicly traded Common Stock on the date of conversion. If such price were $1.50 per share, an aggregate of 2,281,250 1994 Private Placement Conversion Shares would be issuable. The Notes were sold through Rickel & Associates, Inc. ("Rickel") as placement agent. Rickel received a commission equal to 10% ($273,750) of the gross proceeds of the offering and an additional 3% ($82,125) of the gross proceeds of the offering as a non-accountable expense allowance. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In April 1995, the Board of Directors of the Company authorized for issuance to certain of its officers and directors five year warrants to purchase an aggregate of 6,850,000 shares of Company Common Stock at an exercise price of $0.875 per share, of which warrants to purchase an aggregate of 6,200,000 of such shares are subject to consummation of a proposed debt refinancing by the Company.

      In May 1995, the Company issued to an affiliate of a director 600,000 shares of Series D Preferred Stock, and warrants to purchase 1,050,000 shares of Common Stock at $.3333 per share. The consideration paid for such securities was the conversion of a $200,000 demand loan made by such director's affiliate to the Company in February 1995, and an additional $150,000 loan due September 30, 1996 made in May 1995. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In June 1995, the Company issued 800,000 shares of Series E Preferred Stock, which shares were issued for consideration consisting of 800,000 shares of Series B Preferred Stock of the Company, and the cancellation of certain warrants held by the holders of such Series B Preferred Stock. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

      In June 1995, the Company sold an aggregate of 2,094,500 shares of Common Stock at approximately $1.41 per share in a private placement to __ investors. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

List of Exhibits

      Exhibit                            Description of Exhibit                              Page No.
      -------                            ----------------------                              --------
3(a)               Certificate of Incorporation (as amended including preferred stock designations) (1)
3(b)               By-Laws(1)
4(b)               Form of Redeemable Common Stock Purchase Warrant (1)
5                  Opinion of Solomon, Weiss & Moskowitz, P.C.*
10(a)              Employment Agreement between the Company and Edward G.
                   Sokolofski (1)
10(b)              Lease between Wico Corporation and LaSalle National Bank,
                   as Trustee(1)
10(c)              Loan Agreement between Wico Corporation and National
                   Westminster Bank USA (1)
10(d)              Amended and restated guarantees of Stephen Feldman and
                   Bentley Blum in favor of National Westminster Bank USA (1)
10(e)              Security Agreement between Wico Corporation and National
                   Westminster Bank USA (1)
10(f)              Termination of Employment Agreement and Consulting
                   Agreement between Victor R. Rivas and Conquest Airlines
                   Corp. dated June 17, 1994 (1)
10(g)              Agreement by and between the Company and American Stock
                   Transfer & Trust Co., Inc.*
10(h)              Asset Purchase Agreement by and between Wico Acquisition
                   Co. and Langworthy Casino Supply(1)
10(i)              Securities Purchase Agreement among the
                   Company and the purchasers of 2,094,500
                   shares of Common Stock.
10(j)              Stock Purchase Agreement and exhibits between the Company
                   and Air L.A., Inc.
10(k)              Agreements in connection with amendment to Series B
                   Preferred Stock and issuance of Series E Preferred Stock
10(l)              Agreements in connection with issuance of Series D Preferred
                   Stock and related $150,000 Note to Blum Asset Trust
10(m)              Forms of agreements in connection with issuance of Creditors
                   Shares in exchange for Company obligations

32.1               Consent of Grant Thornton
32.2               Consent of Allen G. Roth

*     to be filed by amendment.
- -----------

(1) Filed as an exhibit with the original filing of this Registration Statement, filed on November 14, 1994

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      (4) To file a post-effective amendment to the registration to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delay Offering or throughout a continuous Offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 1995.

CONQUEST INDUSTRIES INC.


By:    Stephen R. Feldamn                     By:          Jerry Karlik
      -----------------------------                  ---------------------------
      Stephen R. Feldman                                      Jerry Karlik
      Chairman of the Board                          Chief Financial Officer
      (Principal Executive Officer)                  (Principal Financial or
                                                             Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Feldman and Jerry Karlik, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated:

Signature                            Capacity in Which Signed                   Date
- ---------                            ------------------------                   ----
Stephen R. Feldman                   Chairman of the Board                  July 12, 1995
- ---------------------------
Stephen R. Feldman


Victor M. Rivas                      Director
- ---------------------------
Victor M. Rivas                                                             July 12, 1995


Steffen I. Magnell                   Chief Executive Officer                July 12, 1995
- ---------------------------
Steffen I. Magnell                   of the and President of
                                     the Company


 Jerry Karlik                        Chief Financial Officer                July 12, 1995
- ---------------------------
Jerry Karlik


 Bentley J. Blum                     Director                               July 12, 1995
- ---------------------------
Bentley J. Blum


 Harry McKillop                      Director                               July 12, 1995
- ---------------------------
Harry McKillop


 David Schoon                        Director                               July 12, 1995
- ---------------------------
David Schoon

                        REPORT OF INDEPENDENT CERTIFIED
                         PUBLIC ACCOUNTANTS ON SCHEDULE


To the Stockholders
   CONQUEST INDUSTRIES, INC.


In connection with our audits of the consolidated financial statements of Conquest Industries, Inc., as of and for the years ended September 30, 1994 and 1993, referred to in our report dated December 9, 1994 (except as to Note L
(1), which is as of January 20, 1995), which is included in the prospectus constituting Part I of this Registration Statement, we have also examined
Schedule II as of September 30, 1994, 1993 and 1992, and for each of the three years in the period ended September 30, 1994.

In our opinion, this schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.


/s/ Grant Thornton LLP
- -----------------------
    GRANT THORNTON LLP


New York, New York
December 9, 1994


                                EXHIBIT INDEX



      Exhibit                            Description of Exhibit                              Page No.
      -------                            ----------------------                              --------
3(a)               Certificate of Incorporation (as amended including preferred stock designations) (1)
3(b)               By-Laws(1)
4(b)               Form of Redeemable Common Stock Purchase Warrant (1)
5                  Opinion of Solomon, Weiss & Moskowitz, P.C.*
10(a)              Employment Agreement between the Company and Edward G.
                   Sokolofski (1)
10(b)              Lease between Wico Corporation and LaSalle National Bank,
                   as Trustee(1)
10(c)              Loan Agreement between Wico Corporation and National
                   Westminster Bank USA (1)
10(d)              Amended and restated guarantees of Stephen Feldman and
                   Bentley Blum in favor of National Westminster Bank USA (1)
10(e)              Security Agreement between Wico Corporation and National
                   Westminster Bank USA (1)
10(f)              Termination of Employment Agreement and Consulting
                   Agreement between Victor R. Rivas and Conquest Airlines
                   Corp. dated June 17, 1994 (1)
10(g)              Agreement by and between the Company and American Stock
                   Transfer & Trust Co., Inc.*
10(h)              Asset Purchase Agreement by and between Wico Acquisition
                   Co. and Langworthy Casino Supply(1)
10(i)              Securities Purchase Agreement among the
                   Company and the purchasers of 2,094,500
                   shares of Common Stock.
10(j)              Stock Purchase Agreement and exhibits between the Company
                   and Air L.A., Inc.
10(k)              Agreements in connection with amendment to Series B
                   Preferred Stock and issuance of Series E Preferred Stock
10(l)              Agreements in connection with issuance of Series D Preferred
                   Stock and related $150,000 Note to Blum Asset Trust
10(m)              Forms of agreements in connection with issuance of Creditors
                   Shares in exchange for Company obligations

32.1               Consent of Grant Thornton
32.2               Consent of Allen G. Roth

*     to be filed by amendment.
- -----------

(1) Filed as an exhibit with the original filing of this Registration Statement, filed on November 14, 1994